                                                     REGISTRATION NO. 333-128911

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2

                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933


                                (AMENDMENT NO. 5)


                            INTELLIPHARMACEUTICS LTD.
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)


           DELAWARE                          2834                    05-0496586
   (STATE OR JURISDICTION OF     (PRIMARY STANDARD INDUSTRIAL     (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)    CLASSIFICATION CODE NUMBER)   IDENTIFICATION NO.)



          (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)
                     DR. ISA ODIDI, CHIEF EXECUTIVE OFFICER
                                30 WORCESTER ROAD
                        TORONTO, ONTARIO, CANADA M9W 5X2
                                 (416) 798-3001


            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)
                              CT CORPORATION SYSTEM
                          111 EIGHTH AVENUE, 13TH FLOOR
                               NEW YORK, NY 10011
                                 (212) 590-9331

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As Soon As Practicable After This Registration Statement Becomes Effective.

If any of the securities being registered in this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest re-investment plans, check the following box. [INDICATE CHECK]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If delivery of the prospectus is to be made pursuant to Rule 434, check the following box.

                         CALCULATION OF REGISTRATION FEE


                                                              PROPOSED MAXIMUM     PROPOSED MAXIMUM
      AMOUNT OF TITLE OF EACH CLASS OF        AMOUNT TO BE   OFFERING PRICE PER   AGGREGATE OFFERING
        SECURITIES TO BE REGISTERED            REGISTERED        SECURITY(1)             PRICE         REGISTERED FEE
      --------------------------------        ------------   ------------------   ------------------   --------------
Common Stock, $.001 par value per share (2)     4,118,159           $3.50             $18,569,806          $570.09
Common Stock, $.001 par value per share (3)       438,909           $2.00             $   877,818          $ 26.95
Total (4)                                       4,557,068                             $19,447,624          $597.04


(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended.

(2)  Represents Common Stock held by Selling Securityholders.

(3) Represents Common Stock underlying warrants and options held by Selling Securityholders.

(4) Fees of $5,001.65 were paid in connection with the filing of the original Registration Statement on October 7, 2005 to register 21,247,446 shares.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.



                 SUBJECT TO COMPLETION, DATED NOVEMBER 13, 2007


                            INTELLIPHARMACEUTICS LTD.


                               4,557,068 SHARES OF


                                  COMMON STOCK


This prospectus relates to the public offering of an aggregate of 4,557,068 shares of common stock which may be sold from time to time by the selling stockholders of IntelliPharmaCeutics Ltd. named in this prospectus. Of these shares, 4,118,159 are currently issued to the selling stockholders and 438,909 shares are issuable upon the exercise of options and warrants. The Company receives monies only from exercise of the warrants and options and not from the sale of the offered shares.



The shares of common stock are being registered to permit the selling stockholders to sell the shares from time to time in the public market. The stockholders may sell the shares through ordinary brokerage transactions, directly to market makers of our shares or through any other means described in the section entitled "Plan of Distribution" beginning on page 15.



We have paid the expenses of preparing this prospectus and the related registration expenses.


Our common stock is not traded on any exchange or market system. We intend to apply to list our common stock on either the Nasdaq SmallCap Market, the American Stock Exchange, or the OTC Bulletin Board.

          THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK.

                     SEE "RISK FACTORS" BEGINNING ON PAGE 5

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                THE DATE OF THIS PROSPECTUS IS NOVEMBER 13, 2007



                                       (i)

                                TABLE OF CONTENTS


                                                                           PAGE
                                                                          ------
PROSPECTUS SUMMARY.......................................................     1
INTELLIPHARMACEUTICS LTD.................................................     1
THE OFFERING.............................................................     4
SUMMARY FINANCIAL INFORMATION............................................     4
RISK FACTORS.............................................................     5
USE OF PROCEEDS..........................................................    12
SELLING STOCKHOLDERS.....................................................    12
PLAN OF DISTRIBUTION.....................................................    15
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.................    17
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
   OF OPERATIONS AND PLAN OF OPERATION...................................    17
BUSINESS.................................................................    30
MANAGEMENT...............................................................    42
EXECUTIVE COMPENSATION...................................................    44
COMPENSATION OF DIRECTORS................................................    44
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...........................    45
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT...........    45
DESCRIPTION OF SECURITIES................................................    46
SHARES ELIGIBLE FOR FUTURE SALE..........................................    47
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES...........................    48
LEGAL MATTERS............................................................    48
EXPERTS..................................................................    48
ADDITIONAL INFORMATION...................................................    48
FINANCIAL STATEMENTS.....................................................   F-1
   CONSOLIDATED FINANCIAL STATEMENTS FOR THE FISCAL YEARS ENDED
     DECEMBER 31, 2006 AND 2005..........................................   F-1
   UNAUDITED INTERIM CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
     FOR THE SIX MONTHS ENDED JUNE 30, 2007..............................  F-18
PART II
INFORMATION NOT REQUIRED IN PROSPECTUS



                                      (ii)

                               PROSPECTUS SUMMARY

     The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "RISK FACTORS" section, the financial statements and the notes to the financial statements. Since we operate solely through our operating affiliate IntelliPharmaCeutics Corp., as used throughout this prospectus, the terms the "Company," "we," "us," and "our" refer to IntelliPharmaCeutics Ltd. or IntelliPharmaCeutics Corp., as the case may be.

                            INTELLIPHARMACEUTICS LTD.

     IntelliPharmaCeutics Ltd., through IntelliPharmaCeutics Corp., a Nova Scotia corporation, develops both new and generic controlled-release pharmaceutical products, and licenses these developed products for commercialization. At present, no such licensed product has been commercialized. Our principal executive offices are located at 30 Worcester Road, Toronto, Ontario, Canada M9W 5X2 and our telephone number is (416) 798-3001.

     The diagram, including the notes thereto, filed as Exhibit 99.1 hereto, which forms part of this registration statement, is a diagram of the relationships among IntelliPharmaCeutics Ltd. (the registrant), IntelliPharmaCeutics Corp. (the operating company), and IntelliPharmaCeutics Inc. (the Canadian holding corporation controlled by Drs. Isa and Amina Odidi) and the public.

     [FLOW CHART - SEE EXHIBIT 99.1]


Notes:



(1) Each Convertible Voting Share of IntelliPharmaCeutics Corp. is ultimately exchangeable for one common share of IntelliPharmaCeutics Ltd. Each convertible voting share (and exchangeable share) of IntelliPharmaCeutics Corp. is economically equivalent to a common share of IntelliPharmaCeutics Ltd. and vice versa.



(2) For each exchangeable share of IntelliPharmaCeutics Corp. exchanged for a common share of IntelliPharmaCeutics Ltd., one special voting share of IntelliPharmaCeutics Ltd. will be cancelled.


(3) (a) In a transaction that took place in 2004, the Odidis, through their holding company IntelliPharmaCeutics Inc. ("IPC Inc."), acquired substantial control of IntelliPharmaCeutics Ltd. (then called Ready Capital Corp.) ("IPC Ltd."). This 2004 transaction is called "IPC Ltd.'s 2004 Capital Reorganization" or the "IPC Ltd. Reorganization". The Odidis acquired this control when their operating company IntelliPharmaCeutics Corp. ("IPC Corp."), which had significant operations, employees and assets, merged with the wholly-owned subsidiary of IPC Ltd. at a time that neither IPC Ltd. nor IPC Ltd.'s subsidiary had any operations, employees or assets.


          The result of this transaction was that the prior shareholders of IPC Ltd. (the registrant) retained a 10.8% voting interest in IPC Ltd. (1,679,946 common shares), new subscribers acquired an 18.0% voting interest in IPC Ltd. (i.e. 2,800,000 common shares at $2.00 per share), certain employees of IPC Corp. and a third party (all unrelated to the Odidis) exercised pre-existing rights to acquire a 1.6% voting interest in IPC Ltd. (250,000 common shares for nominal consideration) and the Odidis acquired a 69.6% voting interest in IPC Ltd. (10,850,000 special voting shares). That 69.6% voting interest of the Odidis (held by IPC Inc.) is now approximately 64.30% due to the effect of additional IPC Ltd. common shares that have been issued to third parties since 2004 (i.e. 464,000 shares at $2.00 per share, 115,713 shares at $3.50 per share and 714,285 shares at $7.00 per share).


     (b) IPC Ltd. is, in effect, an investment holding entity and has no operations, employees or significant assets apart from the equity interest that IPC Ltd. owns in IPC Corp. It is not presently anticipated that IPC Ltd. will carry on other business or own assets other than IPC Ltd.'s equity interest in IPC Corp.

     (c) IPC Ltd.'s 2004 Capital Reorganization resulted in the following, all of which continue to apply:

          (i) the Odidis merged their operating company with significant assets, with IPC Ltd.'s shell-company subsidiary that had no assets;

          (ii) the Odidis took a bifurcated interest in IPC Corp.; holding their equity interest of approximately 69.6% directly in IPC Corp., and holding a corresponding voting interest in IPC Ltd.;



          (iii) in exchange for merging their substantial operating company, the Odidis essentially acquired a deferred 69.6% equity interest in IPC Ltd. (now 64.30%). However, at the time of the IPC Ltd. Reorganization, the only shares in IPC Ltd. that the Odidis chose to hold were bare voting shares representing this percentage voting interest (but no economic/equity interest in IPC Ltd.). For tax and business reasons, the Odidis deferred the issuance to them of a corresponding equity interest in IPC Ltd. and instead continued to maintain their equity interest for the 64.30% amount, directly in IPC Corp. (exchangeable at the Odidis discretion into an identical interest in IPC Ltd.). As such, in the 2004 IPC Ltd. Capital Reorganization, the Odidis were granted the right to acquire an equity interest in IPC Ltd. equal to their ongoing equity interest in IPC Corp. by exchanging their equity interest in IPC Corp., at such time as the Odidis choose, on an equal share-for-share basis; and


          (iv) as the Odidis exchange shares of IPC Corp. for common shares of IPC Ltd., their shares of IPC Corp. are cancelled on a share-for-share basis; and, in addition, their current special voting shares in IPC Ltd. are cancelled on a share-for-share basis. The table below illustrates the direct and indirect voting and equity interests of the public and the Odidis in IPC Ltd. and in IPC Corp., respectively.


     (d) The Odidis are residents of Canada. IPC Corp. is a Canadian company. In respect of IPC Ltd.'s 2004 Capital Reorganization and in all issuances of shares by IPC Ltd. and IPC Corp. since that time, neither the Odidis or their holding company, IPC Inc., has received any proceeds. All proceeds from share issuances have gone to IPC Ltd. and, in turn, to IPC Corp. for use in the operations of IPC Corp. in which IPC Ltd. and the public shareholders as a group have a 35.70% economic interest.



          Among the business reasons for the Odidis to maintain their economic interest in IPC Corp., rather than to hold their interest through IPC Ltd., are avoiding unnecessary negative income tax consequences for themselves, IPC Corp. and IPC Ltd. that can arise at such time as such conversion is made. Such tax consequences relate principally to the potential for (i) triggering Canadian capital gains taxes for the Odidis that can arise at such time as equity shares of a Canadian company are exchanged for equity shares of a non-Canadian company, and
          (ii) Canadian research tax credits that are available for certain companies, operating in Canada, that are Canadian controlled, such as IPC Corp., and which are generally lost at such time as more than 50% of the voting shares of the Canadian company are owned by a non-resident company, regardless of whether the non-resident company is controlled by people resident in Canada.



          (i) Generally at such time as Canadian residents exchange their equity shares in a Canadian company, such as IPC Corp, for equity shares of a U.S. company, such as IPC Ltd., for Canadian income tax purposes they will be deemed to have disposed of their 'Canadian shares' at fair market value and can be subject to Canadian income tax on the amount that this exceeds their original cost, even though the Canadian share owner has received no cash proceeds whatsoever. To avoid income taxes arising where there has been no disposition to a third party and where there are no monetary proceeds, the Odidis have maintained their equity investment in IPC Corp. Their special voting shares give the Odidis no equity interest in IPC Ltd, but permit them, at such time as they choose, to convert their share equity interest in IPC Corp. into an equivalent share equity interest in IPC Ltd. on an equal share-for-share basis. As indicated in paragraph 3(c) above, at such time as the Odidis exchange their shares in IPC Corp. for common shares in IPC Ltd., their economic interest in IPC Corp. is extinguished and their special voting shares in IPC Ltd. are cancelled on a share-for-share basis.



               For the reasons described above, IPC Inc. and the Odidis own an economic interest solely in IPC Corp. and own no economic interest in IPC Ltd. until such time as they exchange their shares of IPC Corp. for common shares of IPC Ltd. In the meantime, the public owns 100% of economic interest in IPC Ltd.

               For the reasons described above in paragraphs (e)(i) and (c)(iii) and (iv), IPC Inc. and the Odidis hold a 64.30% economic interest in IPC Corp. until such time as they exchange their shares in it for common shares of IPC Ltd. As indicated in paragraph 1 above, each common share of IPC Ltd. is the economic equivalent of a convertible voting (and exchangeable share) of IPC Corp. IPC Inc. has covenanted in the Exchange and Support Agreement not to alter such economic equivalence. It is for this reason that the economic interest in IPC Corp. held by IPC Inc. and the Odidis that consists of the fixed number of 10,850,000 convertible shares in IPC Corp. has been steadily diluted from 69.6% in 2004 to 64.30% at present, as all new shares issues by IPC Ltd. have increased its economic interest in IPC Corp. on an equal share-for-share pro-rata basis and will continue to do so.



          (ii) Since IPC Corp. is a Canadian company that carries on all of its operations in Canada and is 64.7% majority owned and controlled by Canadian residents, there is no reason for the Company to risk losing the substantial benefit of the Canadian research tax credits that it is entitled to until such time as Canadian equity and voting interest in IPC Corp. declines below 50%. Avoiding the loss by the company of the benefit of such tax credits for operations carried out in Canada in these circumstances is thus one of the business reasons why the Odidis presently continue to hold their interest in IPC Corp. exclusively through IPC Corp. and have not converted or exchanged these shareholders for shares in the Company.



               PRESENT INTERESTS, NON-DILUTED (1)                   PRESENT INTERESTS, DILUTED (2)
       -------------------------------------------------  --------------------------------------------------
               PUBLIC                   ODIDIS                     PUBLIC                   ODIDIS
       ----------------------  -------------------------  ------------------------  ------------------------
         EQUITY      VOTING      EQUITY        VOTING       EQUITY       VOTING       EQUITY       VOTING
        INTEREST    INTEREST    INTEREST      INTEREST     INTEREST     INTEREST     INTEREST     INTEREST
       ----------  ----------  ----------  -------------  ----------  ------------  ----------  ------------
IPC
LTD.          100%      35.70%        Nil          64.30%      35.70%        35.70%      64.30%        64.30%

       (6,023,944   6,023,944           0     10,850,000   6,023,944     6,023,944  10,850,000    10,850,000
           common  ----------                 ----------  ----------    ----------  ----------
          shares)  16,873,944                 16,873,944  16,873,944    16,873,944  16,873,944
                       voting              voting shares      common        common      common        common
                       shares                                 shares        shares      shares        shares

IPC
CORP.       35.70%      35.70%      64.30%         64.30%      35.70%        35.70%      64.30%        64.30%

       (indirect   in Ltd.,    (direct in  the Odidis                 in Ltd.                   in Ltd.
       through     which has   Corp.)      have a                     which will                which will
       Ltd.)       a 50%                   separate 50%               have a 100%               have a 100%
                   voting                  voting                     voting                    voting
                   interest                interest in                interest in               interest in
                   in Corp.                Corp. which                Corp. as                  Corp. as
                                           the Odidis                 Ltd.'s                    Ltd.'s
                                           will                       wholly-owned              wholly-owned
                                           surrender at               subsidiary,               subsidiary,
                                           such time as               at such time              at such time
                                           all their                  as the                    as the
                                           shares in                  Odidis                    Odidis
                                           Corp. are                  exchange                  exchange all
                                           exchanged for              all their                 their shares
                                           common shares              shares in                 in Corp. for
                                           in Ltd.                    Corp. for                 common
                                                                      common                    shares in
                                                                      shares in                 Ltd.
                                                                      Ltd.

        6,023,944   6,023,944  10,850,000     10,850,000   6,023,944     6,023,944  10,850,000    10,850,000
       ----------  ----------  ----------     ----------  ----------    ----------  ----------    ----------
       16,873,944  16,873,944  16,873,944     16,873,944  16,873,944    16,873,944  16,873,944    16,873,944
           shares      voting      shares         shares      common        common      common        common
                       shares                                 shares        shares      shares        shares


Notes to above table:

(1) Before exchange of the Odidis' 10,850,000 convertible voting shares in IPC Corp., ultimately for an equal number of common shares of IPC Ltd.

(2)  After:


     (a) exchange of the Odidis' 10,850,000 convertible voting shares in IPC Corp. and the following, which occur automatically on such exchange;

     (b) the cancellation of the Odidis' special voting shares in IPC Ltd. on a share-for-share basis, without any payment of capital;

     (c) the cancellation of the Odidis' shares in IPC Corp. on a share-for-share basis, without any payment of capital.


                                  THE OFFERING



Common stock outstanding         16,873,944 shares, assuming exchange of
before the offering              10,850,000 Exchangeable Shares of IPC Corp.
                                 held by IPC Inc. and cancellation of 10,850,000 shares of Special Voting Stock held by IPC Inc.



Common stock offered by          4,557,068 shares, assuming exercise of all
selling stockholders             warrants and unvested options included herein.



Common stock to be outstanding   22,312,853 shares, assuming exercise of all
after the offering               warrants and unvested options, and assuming
                                 exchange of 10,850,000 Exchangeable Shares of IPC Corp. held by IPC Inc. and cancellation of 10,850,000 shares of Special Voting Stock held by IPC Inc.



Risk Factors                     See "Risk Factors," beginning on page 5 for a
                                 description of certain factors you should consider before making an investment in our common stock.


Use of Proceeds                  We will not receive any proceeds from the sale
                                 of the common stock issued upon exercise of the Exchangeable Stock. We will receive proceeds from the conversion of outstanding warrants and options. See "Use of Proceeds" for a complete description.

Forward-Looking Statements       This prospectus contains forward-looking
                                 statements that address, among other things, our expansion and acquisition strategy, business development, use of proceeds, projected capital expenditures, liquidity, and our development of additional revenue sources.
                                 The forward-looking statements are based on our current expectations and are subject to risks, uncertainties and assumptions. We base these forward-looking statements on information currently available to us, and we assume no obligation to update them. Our actual results may differ materially from the results anticipated in these forward-looking statements, due to various factors.


                          SUMMARY FINANCIAL INFORMATION



     The information below was taken from the financial statements contained in this prospectus and does not purport to be complete. Please refer to the audited financial statements for the year ended December 31, 2006 and the unaudited financial statements for the six months ended June 30, 2007 forming part of this prospectus to put the following summary into context:



                                                                            DECEMBER 31
                                                         JUNE 30     ------------------------
                                                           2007          2006         2005
                                                       -----------   -----------   ----------
Revenues ...........................................   $ 1,333,380   $ 1,490,310   $      Nil
Net Income (loss) ..................................       (30,876)   (1,319,571)  (2,452,865)
Net Income (loss) per share ........................         (0.01)        (0.08)       (0.16)
Total Assets .......................................     3,446,373     3,026,658    4,067,735
Due to Related Parties .............................     2,075,630     1,503,299    1,757,897

                                                                            DECEMBER 31
                                                         JUNE 30     ------------------------
                                                           2007          2006         2005
                                                       -----------   -----------   ----------
Total Liabilities ..................................     2,697,362     2,566,777    2,508,060
Shareholders' Equity ...............................       749,011       459,881    1,559,675
Number of Special Voting Shares and Common Shares ..    16,159,659    16,093,946   16,043,946
Retained Earnings (deficit) ........................    (6,442,626)   (6,411,750)  (5,092,179)
Cash Dividend declared per Share ...................           Nil           Nil          Nil


                                  RISK FACTORS

CAUTIONARY STATEMENTS

     This prospectus contains forward-looking statements that should be read in the context of accompanying meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed in the forward-looking statement(s).

     Except for historical information, this prospectus, the registration statement on Form SB-2, of which this prospectus forms a part, our Annual Reports on Form 10-KSB, our quarterly reports on Form 10-QSB, our current reports on Form 8-K, periodic press releases, as well as other public documents and statements, may contain forward-looking statements.

     In addition, representatives of our Company may, from time to time, participate in speeches and calls with market analysts, conferences with investors and potential investors in our securities, and other meetings and conferences. Some of the information presented in such speeches, calls, meetings and conferences may be forward-looking and should be considered in the context of the cautionary statements in such presentations and in this prospectus.

     It is not reasonably possible to itemize all of the many factors and specific events that could affect us and/or our industry as a whole. In some cases, information regarding certain important factors that could cause actual results to differ materially from those projected, forecasted, estimated, budgeted or otherwise expressed in forward-looking statements made by or on behalf of the Company may appear or be otherwise conveyed together with such statements.

RISKS AND UNCERTAINTIES

     An investment in our common stock involves a high degree of risk and should be considered a highly speculative investment. Before deciding whether to invest, you should carefully consider all of the information disclosed in this prospectus and you should read and consider carefully the following risk factors.


RISKS RELATED TO OUR BUSINESS AND INDUSTRY


GIVEN OUR HISTORICAL FINANCIAL LOSSES AND CURRENT FINANCIAL CONDITION, WE MAY NOT BE ABLE TO OBTAIN ADDITIONAL CAPITAL, IF NEEDED OR COULD REDUCE THE VALUE THE MARKET PLACES ON OUR COMMON STOCK.


     Our operating company, IntelliPharmaCeutics Corp., commenced operations in 2002 and has incurred losses through June 30, 2007. For the six months ended June 30, 2007 and the years ended December 31, 2006, 2005, 2004, 2003 and 2002 we incurred losses of $30,876, $1,319,571, $2,452,865, $1,662,352, $881,159 and
$95,802, respectively. As at December 31, 2006, we had an accumulated deficit of $6,411,750. These historical financial losses and financial condition could make it more difficult for us to obtain financing in the future or could reduce the value the market places on our common stock.


     We have no current commitment for any such additional future capital, and we cannot assure you that additional capital will be available to us on terms acceptable to us, or at all. Any sale of equity in the future may be highly dilutive or on terms disadvantageous to our present shareholders. If we are unable to sell additional equity, we may be forced to reduce our expenses and cash expenditures to a material extent, which would impair our ability to fund operations and execute our business plan.


BECAUSE WE ARE OBLIGATED TO APPLY 25% OF OUR GROSS REVENUES TO THE REPAYMENT OF CERTAIN DEBT, WE MAY BE FURTHER HINDERED IN THE EXECUTION OF OUR BUSINESS PLAN.

     As at December 31, 2006, we owe Dr. Isa Odidi, our Chairman and Chief Executive Officer (CEO) and Dr. Amina Odidi, our President, Chief Financial Officer (CFO) and Chief Operating Officer (COO), $1,479,130 (CAN$1,723,193) in connection with loans previously made by them to us. This obligation is payable from 25% of gross revenues, until satisfied. The payment of this obligation will further restrict our cash flow and could hinder or slow the implementation of our business plan.

BECAUSE OUR PRODUCTS ARE STILL IN THE DEVELOPMENT STAGE, WE WILL CONTINUE TO INCUR LOSSES, AND MAY NEVER ACHIEVE PROFITABILITY.

     As we engage in the development of products in our pipeline, we will continue to incur losses. There can be no assurance that we will ever be able to achieve or sustain profitability or positive cash flow. Our ultimate success will depend on whether our drug formulations receive the approval of the Food and Drug Administration ("FDA") or other applicable regulatory agencies and we are able to successfully market approved products. We cannot be certain that we will be able to receive FDA approval for any of our drug formulations, or that we will reach the level of sales and revenues necessary to achieve and sustain profitability.

WE ARE DEPENDENT UPON DRS. ISA AND AMINA ODIDI AND IF WE LOSE ONE OR BOTH OF THEM, OR IF WE ARE UNABLE TO ATTRACT AND RETAIN ADDITIONAL PERSONNEL, THEN WE MAY BE UNABLE TO SUCCESSFULLY DEVELOP OUR BUSINESS.

     We are dependent upon the scientific expertise of Dr. Isa Odidi, Chairman and CEO, and Dr. Amina Odidi, President, CFO and COO. Although we now employ, and will in the future continue to employ, other qualified scientists, only Drs. Isa and Amina Odidi have the advanced knowledge, know-how and track record of having successfully developed controlled-release products for other companies.

     The success of our business depends, in large part, on our continued ability to attract and retain highly qualified management, scientific, manufacturing and sales and marketing personnel, on our ability to successfully integrate large number of new employees into our corporate culture, and on our ability to develop and maintain important relationships with leading research and medical institutions and key distributors. Competition for these types of personnel and relationships is intense, and the failure to obtain and retain such personnel could have material adverse consequences.

OUR PATENTS MAY BE INVALID OR INADEQUATE, LEAVING US UNABLE TO PROTECT OUR PROPRIETARY TECHNOLOGY.


     We hold U.S. and foreign patents and have pending applications for additional patents. We intend to continue to seek patent protection for, or maintain as trade secrets, all of the commercially promising drug delivery platforms and technologies that we have discovered, developed or acquired. Our success depends, in part, on our ability, and our collaborative partners' ability, to obtain and maintain patent protection for new product candidates, maintain trade secret protection and operate without infringing the proprietary rights of third parties. As with most biotechnology and pharmaceutical companies, our patent position is highly uncertain and involves complex legal and factual questions. Without patent and other similar protection, other companies could offer substantially identical products for sale without incurring the sizeable development costs that we have incurred. Our ability to recover these expenditures and realize profits upon the sale of products could be diminished. The process of obtaining patents can be time-consuming and expensive, with no certainty of success. Even if we spend the necessary time and money, a patent may not issue or it may insufficiently protect the technology it was intended to protect. We can never be certain that we were first to develop the technology or that we were the first to file a patent application for the particular technology because of the time that elapses between patent filing and publication, and because publications in the scientific or patent literature lag behind actual discoveries. If our pending patent applications are not approved for any reason, or if we are unable to receive patent protection for additional proprietary technologies that we develop, the degree of future protection for our proprietary technology will remain uncertain. Furthermore, third parties may independently develop similar or alternative technologies, duplicate some or all of our technologies, design around our patented technologies or challenge our issued patents. Such third parties may have filed patent applications, or hold issued patents, relating to products or processes competitive with those we are developing. The patents of our competitors may impair our ability to do business in a particular area. Our success will depend, in part, on our ability to obtain patents, protect trade secrets and other proprietary information and operate without infringing on the proprietary rights of others.



OUR DEVELOPMENT OF BIOEQUIVALENT VERSIONS OF EXISTING DRUGS IS A PARTICULARLY LITIGATION-PRONE SPECIALIZATION, AND WE THEREFORE FACE A CONSTANT AND SUBSTANTIAL RISK OF LITIGATION THAT COULD MATERIALLY ADVERSELY AFFECT OUR REVENUES BY PREVENTING US FROM SELLING KEY PRODUCTS OR REALIZING MILESTONES.



     With respect to the segment of our business where we develop bioequivalent versions of existing drugs, there has been substantial litigation in the pharmaceutical industry concerning the manufacture, use and sale of new products that are the subject of conflicting patent rights. When we file an Abbreviated New Drug Application ("ANDA") for a bioequivalent version of a drug, we may, in some circumstances, be required to certify to the FDA that any patent which has been listed with the FDA as covering the branded product has expired, the date any such patent will expire, or that any such patent is invalid or will not be infringed by the manufacture, sale or use of the new drug for which the application is submitted. Approval of an ANDA is not effective until each listed patent expires, unless the applicant certifies that the patents at issue are not infringed or are invalid and so notifies the patent holder and the holder of the branded product. A patent holder may challenge a notice of non-infringement or invalidity by suing for patent infringement within 45 days of receiving notice. Such a challenge would prevent FDA approval for a period which ends 30 months after the receipt of notice, or sooner if an appropriate court rules that the patent is invalid or not infringed. From time to time, in the ordinary course of business, we face such challenges.



WE RELY ON TRADE SECRECY TO PROTECT SOME KEY PROPRIETARY INFORMATION. IF OUR CONFIDENTIALITY AGREEMENTS ARE BREACHED, WE MAY NOT HAVE ADEQUATE REMEDIES AND COMPETITORS MAY GAIN ACCESS TO OUR TECHNOLOGY.


     We rely on trade secrets, know-how and other proprietary information as well as requiring our employees and other vendors and suppliers to sign confidentiality agreements. However, these confidentiality agreements may be breached, and we may not have adequate remedies for such breaches. Others may independently develop substantially equivalent proprietary information without infringing upon any proprietary technology. Third parties may otherwise gain access to our proprietary information and adopt it in a competitive manner.

BECAUSE THE PHARMACEUTICAL INDUSTRY IS HIGHLY LITIGIOUS, WE MAY BE REQUIRED TO INSTITUTE OR DEFEND LAWSUITS, AT SIGNIFICANT COST AND POSSIBLY RESULTING IN MONETARY DAMAGES, BOTH OF WHICH COULD DISRUPT OUR BUSINESS OPERATIONS.

     The cost of commencing or defending litigation, if necessary, could be significant and could significantly drain our limited financial resources and disrupt our business operations. While there is no litigation pending or threatened against the Company, litigation to which we may be subjected could relate to, among other things, our patent and other intellectual property rights, licensing arrangements with other persons, product liability and financing activities. Such litigation could include an injunction against the manufacture or sale of a product or potential product or a significant jury verdict or punitive damages award, or a judgment that certain of our patent or other intellectual property rights are invalid or unenforceable. If such litigation is commenced, our business, results of operations, financial condition and cash flows could be materially adversely affected.


CERTAIN RAW MATERIALS THAT WE USE MAY BE PROPRIETARY PRODUCTS OF THIRD PARTIES, AND A MATERIAL SHORTAGE, CONTAMINATION OR RECALL OF SUCH PRODUCTS COULD ADVERSELY AFFECT OUR PRODUCT DEVELOPMENT OR SALES.


     Certain raw materials, which may be necessary for the development and subsequent commercial manufacturing of future products, may be proprietary products of other companies. If our attempts to manage the risk associated with such proprietary raw materials by the imposition of favourable contractual provisions in supply contracts, by prudent management of inventories having regard to sales forecasts, and by the continued search for alternative authorized suppliers of such materials or their equivalents, fails, or if there is a material shortage, contamination, and/or recall of such materials, the resulting scarcity could adversely affect our ability to develop or manufacture our products.

BECAUSE THE SUCCESSFUL DEVELOPMENT OF OUR PRODUCTS IS HIGHLY UNCERTAIN AND REQUIRES SIGNIFICANT EXPENDITURES, THERE CAN BE NO ASSURANCE THAT ANY OF OUR PRODUCTS WILL EVER BE SUCCESSFULLY COMMERCIALIZED.

     Successful development of our products is highly uncertain and is dependent on numerous factors, many of which are beyond our control. Products that appear promising in research or early phases of development may fail to reach later stages of development or the market for several reasons including:



     (a) For ANDA candidates, bioequivalence studies results may not meet regulatory requirements for the demonstration of bioequivalence.


     (b) For NDA candidates, a product may not demonstrate acceptable clinical trial results, even though it demonstrated positive pre-clinical trial results.

     (c) For NDA candidates, a product may not be effective in treating a specified condition or illness.

     (d)  A product may have harmful side effects on humans.

     (e) Products may fail to receive the necessary regulatory approvals from the FDA or other regulatory bodies, or there may be delays in receiving such approvals. Among other things, such delays may be caused by slow enrolment in clinical studies, extended lengths of time to achieve study endpoints, additional time requirements for data analysis, discussions with the FDA, FDA requests for additional pre-clinical or clinical data, or unexpected safety, efficacy or manufacturing issues.

     (f) Difficulties may be encountered in formulating products, scaling up manufacturing processes or in getting approval for manufacturing.

     (g) Manufacturing costs, pricing or reimbursement issues, other competitive therapeutics, or other commercial factors may make the product uneconomical.

     (h) The proprietary rights of others, and their competing products and technologies, may prevent the product from being developed or commercialized.


     Success in pre-clinical and early clinical trials does not ensure that large-scale clinical trials will be successful. As well, for ANDA candidates, success in preliminary studies does not ensure the pivotal (submission) bioequivalence studies will be successful. Results are frequently susceptible to varying interpretations that may delay, limit or prevent regulatory approvals. The length of time necessary to complete bioequivalence studies or clinical trials and to submit an application for marketing approval for a final decision by a regulatory authority varies significantly and may be difficult to predict.



     Factors affecting our R&D expenses include, but are not limited to, the number of, and the outcomes of, bioequivalence studies currently being conducted by us and/or our collaborators. For example, our R&D expenses may increase based on the number of bioavailability/bioequivalence studies or clinical trials being conducted by us and/or our collaborators during a certain period.


     As a result, there can be no assurance that any of our products currently in development will ever be successfully commercialized.


BECAUSE WE ARE SIGNIFICANTLY SMALLER AND LESS EXPERIENCED THAN MANY OF OUR COMPETITORS, WE MAY LACK THE FINANCIAL RESOURCES AND EXPERIENCE NECESSARY TO SUCCESSFULLY BRING OUR PRODUCTS TO MARKET.



     Many of our competitors, including smaller pharmaceutical companies such as Scolr Pharma, Inc., Mistral Pharma Inc., Cipher Pharmaceuticals, Inc, and Labopharm Inc., and including major pharmaceutical companies such as Teva Pharmaceutical Industries Ltd., Impax Laboratories, Inc., Apotex, Inc., Sandoz, Inc., and Biovail Corporation, as well as biotechnology firms, universities and other research institutions, have substantially greater financial and technical resources and production and marketing capabilities than we have. They also may have greater experience in conducting bioequivalence studies, pre-clinical testing and clinical trials of pharmaceutical products and obtaining FDA and other regulatory approvals. Therefore, our competitors may succeed in developing technologies and products that are more effective than the drug delivery technology we are developing or that will cause our technology or products to become obsolete or non-competitive, and in obtaining FDA approval for products faster than we could. Even if we commence commercial sales of our products, we will also be competing against their greater manufacturing efficiency and marketing capabilities, areas in which we have limited or no experience.

     In the past, we have relied on, and expect to continue to rely on, collaborative arrangements with third parties who provide manufacturing and/or marketing support for some or all of our product candidates. Even if we find a potential partner, we may not be able to negotiate an arrangement on favourable terms or achieve adequate results. In addition, such arrangements can be terminated under certain conditions and do not assure a product's success. We also face, and will continue to face, intense competition from other companies for collaboration arrangements with other pharmaceutical and biotechnology companies.


     Although we believe that our ownership of patents for some of our drug delivery products will limit direct competition with these products, we must also compete with established existing products and other promising technologies and other products and delivery alternatives that may be more effective than our products and proposed products. In addition, we may not be able to compete effectively with other commercially available products or drug delivery technologies.

BECAUSE WE ARE SUBJECT TO EXTENSIVE GOVERNMENT REGULATION, INTRODUCTION OF OUR PRODUCTS TO MARKET MAY BE CANCELLED OR DELAYED.

     Governmental authorities in the United States and Canada regulate the research and development, testing and safety of pharmaceutical products. See "Business - Government Regulation". The regulations applicable to our existing and future products may change. Regulations require extensive clinical trials and other testing and government review and final approval before we can market these products. The cost of complying with government regulation can be substantial and may exceed our available resources causing delay or cancellation of our product introductions.

     Any failure or delay in obtaining regulatory approvals could make us unable to market any products we develop and therefore affect our business, results of operations, financial condition and cash flows. Even if approved in the United States or Canada, regulatory authorities in other countries must approve a product prior to the commencement of marketing the product in those countries. The time required to obtain any such approval may be longer than in the United States or Canada, which could cause the introduction of our products in other countries to be cancelled or materially delayed.

OUR BUSINESS MAY INCUR SUBSTANTIAL EXPENSE TO COMPLY WITH ENVIRONMENTAL LAWS AND REGULATIONS.

     We may incur substantial costs to comply with environmental laws and regulations. In addition, we may discover currently unknown environmental problems or conditions. We are subject to extensive federal, state, provincial and local environmental laws and regulations which govern the discharge, emission, storage, handling and disposal of a variety of substances that may be used in, or result from, our operations. Environmental laws or regulations (or their interpretation) may become more stringent in the future.

BECAUSE OUR OPERATING COMPANY, INTELLIPHARMACEUTICS CORP., IS BASED IN CANADA, AND BECAUSE WE INCUR EXPENSES IN CANADIAN CURRENCY, FLUCTUATIONS IN EXCHANGE RATES COULD ADVERSELY AFFECT OUR FINANCIAL RESULTS.


     A large majority of our expenses are payable in Canadian dollars. There may be instances where we have net foreign currency exposure. Any fluctuations in exchange rates will impact our reported financial results. We may not be able to hedge our currency risks.


WE MAY INCUR MATERIAL PRODUCT LIABILITY COSTS.

     The testing and marketing of medical products entails an inherent risk of product liability. Liability exposures for pharmaceutical products can be extremely large and pose a material risk. In some instances, we may be or may become contractually obligated to indemnify third parties for such liability. Our business may be materially and adversely affected by a successful product liability claim or claims in excess of any insurance coverage that we may have.

INSURANCE COVERAGE IS INCREASINGLY DIFFICULT TO OBTAIN AND MAINTAIN.


     While we currently have, and in some cases are contractually obligated to maintain, insurance for our business, property and our products as they are administered in bioavailability/bioequivalence studies, first- and third-party insurance is increasingly costly and narrow in scope. Therefore, we may be unable to meet such contractual obligations or we may be required to assume more risk in the future. If we are subject to third-party claims or suffer a loss or damage in excess of our insurance coverage, we may be required to bear that risk in excess of our insurance limits. Furthermore, any first- or third-party claims made on our insurance policy may impact our ability to obtain or maintain insurance coverage at reasonable costs or at all in the future.


THE COMPANY'S EFFECTIVE TAX RATE MAY VARY SIGNIFICANTLY.

     Various internal and external factors may have favourable or unfavourable effects on our future effective tax rate. These factors include but are not limited to changes in tax laws, regulations and/or rates, changing interpretations of existing tax laws or regulations, future levels of R&D spending, the availability of tax credit programs for the reimbursement of all or a significant proportion of R&D spending, and changes in overall levels of pre-tax earnings. Our corporate structure was designed in part to ensure that we qualify for certain substantial tax credits in Canada. In particular, at present, we take advantage of favourable tax treatment in Canada for certain research work pertaining to our drug delivery technologies and drug products in research stages. If those Canadian tax laws as pertain to such research were substantially negatively altered or eliminated, or if our applications for tax credits are refused, it would have a material adverse effect upon our financial results.


RISKS RELATED TO THE SECURITIES



THERE IS NO MARKET FOR OUR COMMON STOCK AND NO ASSURANCE THAT ONE WILL DEVELOP.



     We intend to apply for a listing of our common stock on a stock exchange or other organized trading market such as the Nasdaq SmallCap Market, the American Stock Exchange ("AMEX"), the OTC Bulletin Board, the Toronto Stock Exchange, the TSX Venture Exchange, CNQ (Toronto, Canada) or the London Stock Exchange's Alternative Investment Market, but have not yet done so. There can be no assurance that the application for our common stock will be approved, or that if it is approved and listed, that a market will ever develop.


OUR STOCK PRICE WILL LIKELY BE HIGHLY VOLATILE.

     Fluctuations in our operating results could affect the trading price of our common stock. In addition, the market prices for securities of biotechnology companies in general tend to be highly volatile and may continue to be highly volatile in the future.

OUR CORPORATE AND CAPITAL STRUCTURE IS COMPLICATED; THEREFORE THE MARKET FOR OUR COMMON STOCK MAY BE NEGATIVELY AFFECTED.


     For corporate and tax reasons that result in significant benefit for us, we have a complicated corporate and capital structure. (See "Description of Securities," p. 46). This could affect the market liquidity for our common stock, could limit your ability to sell your securities in the secondary market, and could inhibit our ability to raise future capital.


BECAUSE INTELLIPHARMACEUTICS INC. ("IPC INC."), A CANADIAN HOLDING CORPORATION CONTROLLED BY DRS. ISA AND AMINA ODIDI, CONTROLS US, YOU HAVE NO EFFECTIVE VOICE IN OUR MANAGEMENT.


     IPC Inc., a Canadian holding company owned by Drs. Isa and Amina Odidi, owns approximately 64.30% of our outstanding voting stock through its ownership of Special Voting Shares. Since the majority of outstanding voting shares are owned by Drs. Odidi, purchasers of the shares offered by the Selling Stockholders herein have no effective voice in our management.



DR. ISA ODIDI AND DR. AMINA ODIDI, THROUGH IPC INC., OWN A MAJORITY OF OUR VOTING SHARES AND CAN DETERMINE THE OUTCOME OF OUR CORPORATE ACTIONS REQUIRING BOARD OR SHAREHOLDER APPROVAL, AND MAY HAVE POTENTIAL CONFLICTS OF INTEREST BECAUSE OF THEIR OWNERSHIP OF IPC INC.



     Dr. Isa Odidi and Dr. Amina Odidi control IPC Inc., a Canadian holding company that owns approximately 64.30% of our outstanding voting stock. Consequently, IPC Inc. can determine the outcome of our corporate actions requiring board or shareholder approval, such as:


     -    appointing officers and electing members of our Board of Directors;

     -    adopting amendments to our charter documents; and


     - approving a merger or consolidation, liquidation or sale of all or substantially all of our assets.


     In addition, conflicts of interest could arise between us and IPC Inc., and any conflict of interest may be resolved in a manner that does not favor us. We do not have any formal process in place to resolve any such actual or apparent conflicts of interest.


     IPC Inc. has stated that it intends to retain control of us. Any decision regarding the ownership of us that IPC Inc. may make at some future time will be in its absolute discretion. In order to retain control, IPC Inc. may decide not to enter into a transaction in which our shareholders would receive consideration for their shares that is much higher than the cost of their investment in our common shares or the then current market price of our common shares.

THERE ARE A LARGE NUMBER OF SHARES UNDERLYING IPC CORP.'S EXCHANGEABLE STOCK, OPTIONS AND WARRANTS THAT MAY BE AVAILABLE FOR FUTURE SALE. THE SALE OF THESE SHARES MAY DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

     IPC Inc. owns 10,850,000 shares of exchangeable stock that can be converted at will to an equivalent number of our common shares (see "Description of Securities"). Subject to restrictions, under applicable securities laws, IPC Inc. may be able to sell material quantities of these shares to private investors or into the public market. We have, and intend to continue to, offer common stock for sale in transactions exempt from the registration requirements of the Securities Act in quantities similar to past recent transactions (see "Recent Sales of Unregistered Securities") to raise additional working capital. Shares sold in such transactions may be registered in the future for resale to the public. The market price for our common stock could drop significantly if these shares are sold or if the market perceives that the holders intend to sell them.

BECAUSE OUR COMMON STOCK IS SUBJECT TO PENNY STOCK REGULATION, OUR COMMON STOCK MAY NOT HAVE LIQUIDITY.

     Our common stock is subject to regulations of the SEC relating to the market for penny stocks. These regulations generally require that a disclosure schedule explaining the penny stock market and the risks associated therewith be delivered to purchasers of penny stocks and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors. The regulations applicable to penny stocks may severely affect the market liquidity for our common stock and could limit your ability to sell your securities in the secondary market.

INTELLIPHARMACEUTICS CORP., OUR OPERATING COMPANY, IS INCORPORATED IN NOVA SCOTIA, CANADA, AND A SIGNIFICANT PORTION OF OUR ASSETS ARE LOCATED OUTSIDE THE UNITED STATES. AS A RESULT, IT MAY NOT BE POSSIBLE FOR SHAREHOLDERS TO ENFORCE CIVIL LIABILITY PROVISIONS OF THE U.S. FEDERAL OR STATE LAWS.

     Our operating company is a corporation organized under the laws of Nova Scotia. Most of our directors and officers and some of the experts named in this prospectus reside principally in Canada. Because these persons are located outside the U.S., it may not be possible for you to effect service of process within the U.S. upon those persons. Furthermore, it may not be possible for you to enforce against us or them, in the U.S., judgments obtained in U.S. courts, because all or a substantial portion of our assets and the assets of those persons are located outside the U.S. There are defenses that can be raised to the enforceability, in original actions in Canadian courts, of liabilities based upon the U.S. federal securities laws and to the enforceability in Canadian courts of judgments of U.S. courts obtained in actions based upon the civil liability provisions of U.S. federal securities laws, such that the enforcement in Canada of such liabilities and judgments is not certain. Therefore, it may not be possible to enforce those actions against us, our directors and officers or the experts named in this prospectus.


INTELLIPHARMACEUTICS INC. MAY CONVERT ITS 64.30% EQUITY INTEREST WHICH IT CURRENTLY HOLDS DIRECTLY IN INTELLIPHARMACEUTICS CORP. TO THE SAME EQUITY INTEREST IN INTELLI-PHARMACEUTICS LTD.



     Through the conversion and exchange of the 10,850,000 shares held by IPC Inc. in IPC Corp, IPC Inc. has the right to convert its current 64.30% equity interest in IPC Corp. to the same equity interest in IPC Ltd., but held through shares in the Company instead. The terms for any such exchange are that IPC Inc. will have its shares and voting rights in IPC Corp. extinguished on a share-for-share basis as it converts these shares into common shares of the Company, which are all economically equivalent shares, IPC Inc.'s special voting shares in the Company will also be cancelled on a share-per-share basis for every IPC Corp. share exchanged. The result is that IPC Inc.'s voting interest in the Company will be identical after such a share exchange and its equity interest in IPC Corp. will also be identical after such exchange, except solely that the interest exchanged will thereafter be held indirectly through the Company rather than directly in IPC Corp. IPC Inc. will continue to have the right to 50% voting rights in IPC Corp, although it is the Odidis' intention that if and when their economic interest in IPC Corp. has declined below 50%, they will propose and support the amendment of voting rights in IPC Corp. to be identical to the economic interest, such that IPC Ltd. will control IPC Corp. from such time. If the Odidis did not implement and support an amendment to the voting rights of IPC Corp. at such time, there is a material risk that the Odidis would maintain a voting interest of 50% in IPC Corp. beyond the time that the economic interest in IPC Corp. had declined below 50%.



RISK OF DILUTION FROM EXERCISE OF THE 5,000,000 PERFORMANCE BASED OPTIONS ISSUED TO THE COMPANY'S CHIEF SCIENTIST.



     The chief scientists for the Company and IPC Corp., Drs. Isa and Amina Odidi, hold 500,000 of vested options and 4,500,000 of unvested options to purchase shares of common stock of the Company These options were issued in 2004, are exercisable at $2.00 per share and vest only as follows: (a) 500,00 upon acceptance by the FDA of a drug filing by IPC Corp., and (b) 500,000 upon approval by the FDA of a drug filing by IPC Corp. As the Company's chief scientists invent drugs for the benefit of its shareholders, the vesting of these options will provide them with the right to increase their shareholdings in the Company at the option price of $2.00 that was granted in 2004 at the time of the issuance of the options. If all 5,000,000 options were earned and exercised from the acceptance and approval of drugs by the FDA and the payment of the share price by the Odidis to the Company, they could acquire shares in the Company that increase their voting rights from approximately 64.30% to 72.5% and their economic interest in IPC Corp. to the same extent.



                                 USE OF PROCEEDS


     We will not receive proceeds from the resale of shares of common stock in this offering. In the future, we may receive up to a maximum of $835,500 from the exercise of the warrants, and up to $10,000,000 upon the exercise of stock options. Such proceeds, if any, will be used for working capital.

                              SELLING STOCKHOLDERS


     The following table sets forth the common stock ownership of the selling stockholders as of October 26 2007, including the number of shares of common stock issuable upon the exercise of warrants held by the selling stockholders, and shares of common stock underlying unvested options. Other than as set forth in the following table, the selling stockholders have not held any position or office or had any other material relationship with us or any of our predecessors or affiliates within the past three years.


     To our knowledge, the only selling stockholders that are a broker-dealer or an affiliate of a broker-dealer are Bear Stearns Securities Corp. and Aegis Capital Corp. To our knowledge, Bear Stearns Securities Corp. and Aegis Capital Corp. (a) acquired their shares of common stock in the ordinary course of business, and (b) at the time of the acquisition of their shares of common stock, had no agreements or understandings, directly or indirectly, with any person to distribute the shares.


                                                                                        SECURITIES
                                        SECURITIES OWNED                                   OWNED
                                        PRIOR TO OFFERING     SECURITIES OFFERED (1)       AFTER
                                      --------------------   -----------------------   OFFERING (2)
                                        COMMON    OPTIONS/    COMMON     % OWNERSHIP      COMMON
                                        STOCK     WARRANTS     STOCK     OFFERED (3)       STOCK
                                      ---------   --------   ---------   -----------   ------------
Aegis Capital Corp. (4)                      --     23,550      23,550       0.36%        0
Stephen Akerfeldt                         2,000         --       2,000       0.03%        0
John Allport (5)                        200,000    200,000                   3.09%        0
American Business Systems Inc. (6)       22,675         --      22,675       0.35%        0
Elliot Bauer                              9,333         --       9,333       0.14%        0

                                                                                        SECURITIES
                                        SECURITIES OWNED                                   OWNED
                                        PRIOR TO OFFERING     SECURITIES OFFERED (1)       AFTER
                                      --------------------   -----------------------   OFFERING (2)
                                        COMMON    OPTIONS/    COMMON     % OWNERSHIP      COMMON
                                        STOCK     WARRANTS     STOCK     OFFERED (3)       STOCK
                                      ---------   --------   ---------   -----------   ------------
Arnold Beckett (7)                           --     10,000      10,000       0.15%        0
Gerald A. Brauser                       496,665         --     496,665       7.68%        0
Bridge Ventures, Inc. (8)               309,988         --     309,988       4.80%        0
Urs Brunner                              35,000         --      35,000       0.54%        0
Nancy Caldarola                           9,333         --       9,333       0.14%        0
Frank Carr                               14,000         --      14,000       0.22%        0
Cede & Company (9)                    1,263,903         --   1,263,903      19.56%        0
Dutchess Foundation (10)                228,866         --     228,866       3.54%        0
EFG Bank                                 15,000         --      15,000       0.23%        0
Robert J. Eide                               --     23,550      23,550       0.36%        0
David Filer (11)                             --    119,988     119,988       1.86%        0
Annelies Freedman                         6,500         --       6,500       0.10%        0
Bonnie Freedman                           1,000                  1,000       0.02%        0
Michael Freedman                         33,333     75,000     108,333       1.68%        0
Susan Freedman                           23,333         --      23,333       0.36%        0
Sharon Fuerst                            23,333         --      23,333       0.36%        0
Vincent Fuerst                            1,000                  1,000       0.02%        0
Anthony C. Giamanco                         100         --         100       0.00%        0
Ava Giamanco                                100         --         100       0.00%        0
Carey Giamanco                              100         --         100       0.00%        0
Christian Giamanco                          100         --         100       0.00%        0
Gabriella Giamanco                          100         --         100       0.00%        0
Jack Giamanco                               100         --         100       0.00%        0
Joseph Giamanco Jr                          100         --         100       0.00%        0
Joseph N. Giamanco                          100         --         100       0.00%        0
Max Giamanco                                100         --         100       0.00%        0
Mia Giamanco                                100         --         100       0.00%        0
Pamela Giamanco                             100         --         100       0.00%        0
Sofie Giamanco                              100         --         100       0.00%        0
Victor Giamanco                             200         --         200       0.00%        0
Eric Goldstein                           23,333         --      23,333       0.36%        0
Toby Goldstein                              500                    500       0.01%        0
Norman Gottlieb                              --     31,400      31,400       0.49%        0
Frank Grillo                             14,316         --      14,316       0.22%        0
Donald Heimler                            3,000         --       3,000       0.05%        0
Dawn Hewton                               1,500         --       1,500       0.02%        0
Carole Howard                            63,333         --      63,333       0.98%        0
Samira Jaffer                             7,500         --       7,500       0.12%        0
Robin Joyce                               1,000                  1,000       0.02%        0
Kenneth Keirstead (12)                   10,000                 10,000       0.15%        0
Herma King                                1,500         --       1,500       0.02%        0
Ronald King                               7,500         --       7,500       0.12%        0
Kingmill Capital Partners Inc. (13)      10,421                 10,421       0.16%        0
James Kluber                              1,000         --       1,000       0.02%        0

                                                                                        SECURITIES
                                        SECURITIES OWNED                                   OWNED
                                        PRIOR TO OFFERING     SECURITIES OFFERED (1)       AFTER
                                      --------------------   -----------------------   OFFERING (2)
                                        COMMON    OPTIONS/    COMMON     % OWNERSHIP      COMMON
                                        STOCK     WARRANTS     STOCK     OFFERED (3)       STOCK
                                      ---------   --------   ---------   -----------   ------------
Henry Kramer                             18,666         --      18,666       0.29%        0
Bahadur Madhani (14)                     10,000     10,000                   0.15%        0
Rose Mc Allister                         14,085         --      14,085       0.22%        0
R. Bruce McFarlane                       50,000         --      50,000       0.77%        0
Metropolitan Commercial (15)             22,675         --      22,675       0.35%        0
John A. Moore                            59,165         --      59,165       0.92%        0
John J. Moroney                          25,000                 25,000       0.39%        0
Alan Norwood                              5,000         --       5,000       0.08%        0
Maxim Nuddelmann                          8,572         --       8,572       0.13%        0
OZF Investment LLC (16)                 150,000         --     150,000       2.32%        0
Baji Palkhiwala                         166,665     50,000     216,665       3.35%        0
Reva Enterprises (17)                     3,436         --       3,436       0.05%        0
Joseph C. Roselle                        14,000         --      14,000       0.22%        0
Jill Savarese                               500                    500       0.01%        0
J. Douglas Schmidt                        9,333         --       9,333       0.14%        0
Securities Settlement Corp. (18)         20,999         --      20,999       0.32%        0
Thomas Siklos                             1,000         --       1,000       0.02%        0
Smacs Holding Corp. (19)                 93,330         --      93,330       1.44%        0
Alexandr Soloviov                         1,428         --       1,428       0.02%        0
The Gerald A Brauser Irrevocable
   Trust (20)                           250,000         --     250,000       3.87%        0
Cara Thompson                             1,000         --       1,000       0.02%        0
Matwej Troitschanski                      2,857         --       2,857       0.04%        0
Galina Troychanskaya                      1,428         --       1,428       0.02%        0
Mikhail Troychanskiy                      1,428         --       1,428       0.02%        0
Dianne Will (10)                         48,666         --      48,666       0.75%        0
Sharon Will                             277,782                277,782       4.30%        0
Willstar Consultants, Inc. (10)              --     25,000      25,000       0.39%        0
Patrick Yat (5)                          50,000                 50,000       0.77%        0
Z&K Consulting, LLC (21)                     --     50,000      50,000       0.77%        0
                                      ---------    -------   ---------     ------       ---
Sub-Total                             4,118,159    438,909   4,557,068      70.51%        0
                                      ---------    -------   ---------     ------       ---
Other Holders Not Included Herein
   for Resale                         1,905,785              1,905,785      29.49%
                                      ---------              ---------     ------
Total Issued Common Shares and
   Options and Warrants, Excluding
   Those Below of the Odidis (Note
   (3))                               6,023,944              6,462,853     100.00%
                                      =========              =========     ======



(1) Assumes that the 438,909 warrants/options will be exercised and the 438,909 common stock underlying the warrants/options will be issued.


(2)  Assumes that all securities registered will be sold.


(3) Applicable percentage ownership is based on 6,023,944 shares of common stock outstanding as of October 26, 2007, together with 438,909 options and warrants exercisable or convertible into shares of common stock within 60 days of the Effective Date held by all parties other than the Odidis. Does not include 10,850,000 common shares issuable on ultimate conversion of 10,850,000 shares of Special Voting Stock owned by IntelliPharmaCeutics Inc. or the 5,000,000 common shares that may be issued pursuant to performance-based options held by the Odidis of which 4,500,000 remain unvested as at October 31, 2007 (see pages 1 - 3). Dr. Isa Odidi, our Chairman and CEO and Dr. Amina Odidi, our President, CFO and COO, control IntelliPharmaCeutics Inc. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of the Effective Date are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.



(4)  Disposition of securities controlled by Robert Eide.



(5)  John Allport and Patrick Yat are senior management of the Company.



(6)  Disposition of securities controlled by Frank Grillo.



(7)  Director of Company.



(8)  Disposition of securities controlled by Harris Freedman.



(9)  Represents shares of common stock held on behalf of the following:



Brnstn LLC          12,500
Charles Schwab      37,500
Citigroup            25,00
E*Trade             20,000
Frst Clear          30,000
Goldman LP         406,178
MSC/Retail          96,494
NFS LLC            352,663
Oppenheime         106,000
Pershing            50,000
RBC Dain            50,000
Ridge Clea          25,000
TD Ameritrade       18,564
UBS Finacnial       35,000
                 ---------
Total            1,263,899



(10) Dutchess Foundation and Willstar Consultants, Inc. are entities controlled by Sharon Will and Diane Will, respectively. Sharon Will and Diane Will are former President and Secretary, respectively, of the Company.



(11) Service provider to the Company.



(12) Director of the Company.



(13) Disposition of securities controlled by David Mitchell and associates.



(14) Director of the Company.



(15) Disposition of securities controlled by Frank Grillo.



(16) Disposition of securities controlled by Dr. Tis Prager.



(17) Disposition of securities controlled by Harold Paul.



(18) Represents shares of common stock being held on behalf of persons being determined by inquiry to the depository.



(19) Disposition of securities controlled by Annelies Freedman.



(20) Disposition of securities controlled by Gerald Brauser.



(21) Disposition of securities controlled by Henri Kramer.



                              PLAN OF DISTRIBUTION



     We are registering 4,557,068 shares of common stock on behalf of the selling stockholders. We are paying all costs, expenses and fees in connection with the registration of shares offered by this prospectus. Brokerage commissions, if any, attributable to the sale of shares will be borne by the selling stockholders.


     The selling stockholders and any pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. However, until our shares of common stock are quoted on the Nasdaq SmallCap Market, AMEX, the OTC Bulletin Board or other stock exchange, if ever, the Selling Shareholders may from time to time sell their shares pursuant to this prospectus only at a fixed price. The selling stockholders may use any one or more of the following methods when selling shares:

     (a) ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;


     (b) block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     (c) purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

     (d) an exchange distribution in accordance with the rules of the applicable exchange;

     (e)  privately negotiated transactions; or

     (f)  any other method permitted pursuant to applicable law.

     Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Each selling stockholder does not expect these commissions and discounts relating to sales of shares to exceed what are customary in the types of transactions involved. In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into options or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

     The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

     Because the selling stockholders may be deemed to be "underwriters" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the shares. If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares, we must file an amendment to the registration statement which provides the name(s) of the broker-dealer(s), describes the relationship between the Company and such broker-dealer and identifies the broker-dealer(s) as underwriter(s). There is no underwriter or coordinating broker acting in connection with the proposed sale of the shares by the selling stockholders.


     We are required to pay certain fees and expenses incurred incident to the registration of the shares. We estimate that the total expenses of the offering payable by us will be about $190,000. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.


     Under the securities laws of the United States, our directors, executive (and certain other) officers, and any persons holding ten percent or more of our common stock will, following the effectiveness of this registration statement, report on their ownership of the common stock and any changes in that ownership to the Commission. Furthermore, such selling stockholders may in some cases be liable under the securities laws of the United States for any profits realized on purchases and sales, or sales and purchases, of the common shares taking place within a 6-month period. No selling stockholder may trade in the shares while in possession of material non-public information.

     We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the selling stockholders without registration and without regard to any volume limitations by reason of Rule 144(e) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to the prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.


     Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the selling stockholders or any other person. WE WILL MAKE COPIES OF THIS PROSPECTUS AVAILABLE TO THE SELLING STOCKHOLDERS AND WILL INFORM THEM OF THE NEED TO DELIVER A COPY OF THIS PROSPECTUS TO EACH PURCHASER AT OR PRIOR TO THE TIME OF THE SALE.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET FOR SECURITIES

     There is currently no market for our common stock. We intend to apply for a listing of our common stock on either the Nasdaq SmallCap Market, AMEX, or, in the alternative, the OTC Bulletin Board, but have not yet done so. There can be no assurance that the application for our common stock will be approved, or that if it is approved and listed, that a market will ever develop.


     As of October 26, 2007, there were approximately 148 stockholders of record of the Company's common stock. There are 6,023,944 shares of common stock outstanding as of October 26, 2007, together with 288,921 warrants and 649,988 options exercisable or convertible into shares of common stock within 60 days of the Effective Date, and 10,850,000 common shares issuable on ultimate conversion, at any time, of 10,850,000 shares of Special Voting Stock owned by IntelliPharmaCeutics Inc. (see "Description of Securities" Page 46). Dr. Isa Odidi, our Chairman and CEO and Dr. Amina Odidi, our President, CFO and COO control IntelliPharmaCeutics Inc. Drs. Isa and Amina Odidi also own unvested stock options underlying 4,500,000 shares of common stock, which only vest as follows: (a) 500,000 upon acceptance of a drug filing by IntelliPharmaCeutics Corp., and (b) 500,000 upon approval of a drug filing by IntelliPharmaCeutics Corp. None of the Registrant, IntelliPharmaCeutics Inc., or Drs. Isa or Amina Odidi currently proposes to register any additional shares for public offering that would have a material effect on the price of the shares offered hereunder. However, we have, and intend to continue to, offer common stock for sale in transactions exempt from the registration requirements of the Securities Act in quantities similar to past recent transactions (see "Recent Sales of Unregistered Securities") to raise additional working capital. Shares sold in such transactions may be registered in the future for resale to the public. Also, IntelliPharmaCeutics Inc. may convert its Special Voting Shares or Convertible Voting Shares into common stock and may place significant quantities of common stock to limited numbers of private purchasers, and may sell limited quantities of shares pursuant to Rule 144 of the Securities Act. Such sales by us or by IntelliPharmaCeutics Inc. could have a material effect on the price of the shares offered hereunder.


DIVIDEND POLICY

     To date, we have not declared or paid any cash dividends on our common stock. Any future determination to pay dividends on our common stock will depend upon our results of operations, financial condition and capital requirements, and such other factors deemed relevant by our Board of Directors.


                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
                              AND PLAN OF OPERATION


     The information in this filing contains certain forward-looking statements regarding, among other things, the anticipated financial and operating results of the Company and the prospects of the industry in which it operates. These statements should be read in the context of accompanying meaningful cautionary statements identifying important factors that could cause actual results to differ from the projected results. All statements other than statements of historical facts made in this prospectus are forward looking. The Company undertakes no obligation to publicly release any modifications or revisions to these forward-looking statements to reflect events or circumstances occurring after the date hereof, or to reflect the occurrence of unanticipated events. The Company cautions investors that actual financial and operating results and industry conditions may differ materially from those projected in forward-looking statements made by, or on behalf of, the Company. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements expressed or implied by such forward-looking statements.


     The following discussion and analysis should be read in conjunction with the annual consolidated financial statements and the unaudited interim consolidated financial statements of IntelliPharmaCeutics Ltd., included herewith, and the information under "Risk Factors". This discussion should not be construed to imply that the results discussed herein will necessarily continue into the future, or that any conclusion reached herein will necessarily be indicative of actual operating results in the Company.

     Unless the context otherwise requires, the terms "we", "our", "us" and the "Company", refer to IntelliPharmaCeutics Ltd. and/or IntelliPharmaCeutics Corp. as the context requires. Unless stated otherwise, all references to "$" are to the lawful currency of the United States and all references to "C$" are to the lawful currency of Canada.

OVERVIEW


     IntelliPharmaCeutics Ltd. ("IPC Ltd") formerly Ready Capital Corp. ("Ready"), was incorporated in New York on February 23, 1988 as a "blank check" corporation. On February 23, 2004, Ready agreed to merge its wholly-owned Nova Scotia subsidiary into IntelliPharmaCeutics Corp., a Canadian pharmaceutical company ("IPC Corp"). On September 10, 2004, IPC Ltd. (the corporate successor of Ready) completed the merger of its Nova Scotia subsidiary with IPC Corp. and at the same time, reincorporated itself in Delaware.


     We apply our proprietary drug delivery technology in two ways:

     (a) developing improved controlled-release versions of existing immediate-release branded drugs (requiring new drug applications
          (NDA)), and

     (b) developing and commercializing controlled-release generics (requiring abbreviated new drug applications (ANDA)).


     Controlled-release means releasing a drug into the bloodstream or target site in the body over an extended period of time or at predetermined times. Generic drugs are bioequivalent to existing controlled-release branded products.



     In the opinion of Company management:



     (a) our delivery technologies offer competitive development times for the following specific reasons; because of the proven robustness and versatility of those technologies in their application that has been demonstrated to work with a broad range of small drug molecules, and because of the experience of our chief scientists in applying them to such molecules, application to new drug molecules proceeds quickly and efficiently.



     (b) our delivery technologies offer competitive development costs for the following specific reasons; because the technologies use only readily available, low-cost ingredients already acceptable to regulatory authorities such as the FDA, and because development times are short as stated above at (a), our development costs are low.



     (c) large pharmaceutical companies may license our improved products for life-cycle management and franchise extension of their branded products as they come off patent. With impending loss of branded products revenues, a new product such as ours, which offers the advantage of once-a-day dosing, should be very attractive to large pharmaceutical companies facing revenue loss in a patented branded product franchise. A recent industry example is the license of a once-a-day Wellbutrin XL formulation from Biovail Corporation to GSK Inc.



     (d) manufacturers and distributors of generic drugs may license our technologies and products. Because our development times are short and cost-effective described in (a) and (b) above, our generic once-a-day products represent a cost-effective opportunity for generic distributors to add valuable generic products to their portfolios.

PLAN OF OPERATION



FINANCIAL CONDITION, LIQUIDITY AND CAPITAL RESOURCES



     Sources of cash have been financing activities and revenues from development contracts. The Company had cash reserves of $375,054 as at December 31, 2006; and $3,274,572 as at October 31, 2007.



     Net cash used by operating activities was $887,197 for the fiscal year ended December 31, 2006, as compared to net cash used in operation of $2,156,926 for the year earlier period. The cash used was primarily a decrease in accounts payable of $301,597 and an additional source of cash was unearned revenue of $614,912 which represents the cash received up front.



     Net cash used by operating activities was $1,078,194 for the period ended June 30, 2007, as compared to net cash used in operating of $981,052 for the year earlier period. The cash used was primarily an increase in investment tax credits of $506,008 and a decrease in unearned revenue of $443,949.



     During the fiscal period ended December 31, 2006, the company reimbursed $254,598 that was previously advanced by related parties. During the period ending June 30, 2007, the Company received $572,331 that was advanced by related parties and $220,550 received from the issuance of capital stock.



     Net cash used in investing activities was $747,518 for the fiscal period December 31, 2006, representing purchases of property and equipment, compared to $1,020,945 for the year earlier period. Net cash used in investing activities was $44,799 for the period June 30, 2007, representing purchases of property and equipment, compared to $658,714 for the period ended June 30, 2006.



     During the period ended December 31,2006, the net decrease in the cash and cash equivalent was $1,702,955 leaving cash and cash equivalents as at December 31, 2006, of $375,054. During the period ended June 30, 2007, the net decrease in the cash and cash equivalent was $343,401.



     Current expenditures to carry out the Company's business plan on a normal course basis are estimated to be approximately $220,000 per month ($2.6 million annually) comprised primarily of research and development costs of $103,538, wages and benefits of $33,397, administrative costs of $30,912 occupancy costs of $20,026 and marketing costs of $21,842.



     Research and development costs for the next 12 months are expected to increase over 2006 due to increase in staff and activity. However, some of the increased research and development activity is expected to be from funded projects where some expenses are reimbursed to the Company. Similarly, management does not anticipate any overall increase in wages and benefits and administrative costs for the next 12 months. Occupancy costs are anticipated to increase by approximately 10% to $20,026 monthly ($240,312 annually) for the next 12 months due to the costs of utilities and janitorial services as the Company continues to utilize its manufacturing facility. Marketing costs for the next 12 months are expected to be reduced by 25% from 2006 levels as three consulting contracts terminated in October 2007 and have not been renewed as the functions are being handled in-house.



     Sources of funds expected in the next 12 months include approximately $1,150,000 in potential milestone payments from the Company's various development agreements and approximately $1,268,660 in investment tax credits as at June 30, 2007 both as more particularly described below under "Financial Condition, Liquidity and Capital Resources."



RESEARCH AND DEVELOPMENT



     An estimation of funds expected to be reasonably likely in the next 12 months include $1,150,000 in potential milestone payments relating to a variety of drug development activities on some of the drug products we currently have under development. The activities required to be completed to earn those milestones are as set out below. While management believes the achievement of these milestones and the related revenues is reasonably likely over the next 12 months, drug development activities always involve significant uncertainties and there can be no assurance that any particular one of these milestones will occur or that all of them will occur to generate the revenues described over the next 12 months.

                AGREEMENT                                      ACTIVITY                      MILESTONE
                ---------                                      --------                      ---------
One of several products under development   Successful Bioequivalence Studies for an ANDA   $  500,000


One of several products under development   Stability Studies Successful                    $  100,000
                                            Bioequivalence Studies Successful               $  150,000
                                            Submission Data complete for filing             $   75,000
                                            Approval to Market                              $   75,000
                                            Validation batches successful                   $  150,000

One of several products under development   Initiation of Clinical Studies                  $  100,000
                                                                                            ----------
                                                                                    Total   $1,150,000
                                                                                            ==========



     We are currently focusing our efforts on the following areas:



     (a) Obtaining regulatory approval for 11 generic, controlled release pharmaceutical products, 9 in the USA through the FDA mandated procedures (ANDAs), and 2 in Canada through the similar Health Canada procedures (ANDSs), and obtaining regulatory approval for 1 new controlled release pharmaceutical product (NDA) which is a reformulation of an existing successful immediate release product. Of these 12 projects, 8 are being pursued in conjunction with a development partner, and 4 (3 US ANDAs and 1 Canadian ANDS) are being pursued by the Company for its sole benefit. In May 2007, the Company filed an ANDA with the FDA for a drug developed in collaboration with a partner and intended for the US market. In August 2007, that application was accepted by the FDA as being complete and in condition for further review. The review process takes one year or longer, and there can be no assurance that the FDA will approve the product for commercial launch in the USA.


     (b) commercial exploitation of these products either by license and the collection of royalties, or through the manufacture of tablets and capsules using our developed formulations; and

     (c) development of new products and increasing the number of licensing agreements with other pharmaceutical companies beyond those six already in place, including to collaborate in contract research and development, joint ventures and other drug development and commercialization projects.


     We have also provided the table below to summarize the development status of the 12 products currently under development. We are unable to provide the time frame and the anticipated costs for the remaining principal steps, as these are speculative, uncertain and highly variable, including competitive factors and factors in the marketplace beyond our control, such as drug filings in these generic products by other companies that give them priority or exclusivity in sales before we have completed development.



     As to the time frame, the timing of research and development activity is dependent upon many factors, including the degree of interest of any development partner in the project from time to time, the degree of difficulty of problems encountered, the success or otherwise of successive development stages and the need to repeat studies, the availability and scheduling of personnel and testing and manufacturing sites and facilities, market forces concerning the branded drug for which a generic substitute is being developed, and the relative availability and allocation of funds to specific projects.



     As to the anticipated costs, these also depend on many factors, including the success or otherwise of successive stages and the need to repeat expensive human studies, the cost of high-cost pharmaceutically active ingredients at the time of ordering, which is dependent upon market forces which include demand, scarcity, number of sources, patent protection and the like, and the priority given to the project from time to time by the development partner, with greater costs generally associated with greater urgency.



     We have attached Flow Diagrams supplied by the FDA, which show the application and approval process for ANDAs (Exhibit 99.2) and NDAs (Exhibit 99.3) with the FDA (which is generally applicable to the procedures of all relevant national regulators), Each ANDA or NDA must proceed through each step.



     Below is a list showing the major research and development steps which the Company must execute or oversee for each ANDA or NDA candidate prior to filing with a regulator such as the FDA:

     1)   Pre-Formulation



     2)   Formulation



     3)   Manufacture of Pilot Bio-batches



     4)   Conduct Pilot Bioequivalence Studies



     5)   Scale-up to Manufacturing Scale



     6)   Manufacture of Batches for Pivotal Bioequivalence Studies



     7)   Conduct Pivotal Bioequivalence Studies



     8)   Conduct Stability Studies



     9)   Prepare and File Dossier with the FDA



     Finally, the table below shows the present status of each of the Company's present ANDA or NDA candidate products. Each such candidate must ultimately complete each stage of the list above and undergo each stage of the applicable FDA Flowchart Exhibit 99.2 or 99.3 prior to obtaining approval to go to market. As is customary in a competitive generic drug market where knowledge of development by a competitor can commence or accelerate steps by other drug developers to complete their own development for that product and be "first to file" with various exclusivity and priority rights that can sterilize the value of a product under development, the drugs in the Company's current pipeline are indicated by a product number rather than by a name, that the public disclosure of a name of a product under development would provide that information to competitors and put the Company's drug development at exceptional and unusual risk.



PRODUCT  (COUNTRY)     TYPE                      STATUS
------------------     ----   -------------------------------------------
Product I (USA)        ANDA   Scale-up to Manufacturing Scale
Product II (USA)       ANDA   Scale-up to Manufacturing Scale
Product III (USA)      ANDA   Pivotal Bioequivalence Studies
Product IV (USA)       ANDA   Filing with FDA
Product V (USA)        ANDA   Scale-up to Manufacturing Scale
Product VI (Canada)    ANDS   Bioequivalence Studies
Product VII (Canada)   ANDS   Production for Pilot Bioequivalence Studies
Product VIII (USA)     NDA    Pilot Bioavailability Studies
Product IX (USA)       ANDA   Formulation
Product X (USA)        ANDA   Formulation
Product XI (USA)       ANDA   Pre-formulation
Product XII (USA)      ANDA   Pre-formulation



     We intend to collaborate in the development of products with partners when such approach may enhance the outcome of the project. We also plan to seek additional collaboration to develop more products. We believe that our business strategy enables us to reduce our risk by (a) having a diverse product portfolio that includes both branded and generic products in various therapeutic categories, and (b) building collaborations and establishing licensing agreements with companies with greater resources thereby allowing us to share costs of development and to improve cash-flow.


     We continue to advance development work on these partnered projects, while also working on our in-house projects.


     The Company will finance the development of its current products from the Company's cash reserves, presently approximately $3.3 M and government investment tax credits receivable which are presently approximately $1.3 M, incidental revenues from milestone payments when these arise and further equity offerings. The Company's current cash reserves and government tax credit receivables provide it with approximately 20 months of operating expenses on a normal-course basis based on historic and currently expected expenditure levels. Such levels could change.



PURCHASE OR SALE OF PLANT AND EQUIPMENT



     On October 1, 2004, we entered into a 5-year lease agreement for a 25,000 square foot facility. The lease term expires on October 1, 2009, with an option for an additional 5-year term at market rates. We use our facilities as a laboratory, office space, and current Good Manufacturing Practices ("cGMP") scale-up and small to medium-scale manufacturing. We completed work on this site in the second quarter of 2006. No expected sales of plant or significant equipment are anticipated in the next twelve months; however, some additional equipment may be purchased or leased.

EMPLOYEES



     As of October 31, 2007, we had 33 full-time employees. No significant changes are anticipated in the next twelve months.


SIGNIFICANT ACCOUNTING POLICIES

     Revenue Recognition


     Revenue arrangements that include multiple deliverables are divided into separate units of accounting if the deliverables meet certain criteria, including whether the fair value of the delivered items can be determined and whether there is evidence of fair value of the undelivered items. In addition, the consideration is allocated among the separate units of accounting based on their fair values, and the applicable revenue recognition criteria are considered separately for each of the separate units of accounting.


     Non-refundable upfront licensing fees, including product opt-ins, and certain guaranteed, time-based payments that require the Company's continuing involvement in the form of development, manufacturing or other commercialization efforts by the Company are recognized as revenue over the development period if development risk is significant, or over the manufacturing period or estimated product useful life if development risk has been substantially eliminated.

     Milestone payments are recognized as revenue when milestones, as defined in the contract, are achieved and the Company has no further obligations to meet.

     Revenues derived from reimbursements of costs associated with the development of product candidates are recorded in compliance with EITF Issue 99-19, "Reporting Revenue Gross as a Principal Versus Net as an Agent" ("EITF 99-19"). According to the criteria established by EITF 99-19, in transactions where the Company acts as a principal, with discretion to choose suppliers, bear credit risk and perform part of the services required in the transaction, the Company believes it has met the criteria to record revenue for the gross amount of the reimbursements.


     The Company recognizes revenue from royalties based on licensees' sales of the Company's products or technologies. Royalties are recognized as earned in accordance with the contract terms when royalties from licensees can be reasonably estimated and collectability is reasonably assured. For the majority of the Company's royalty revenues, estimates are made using historical and forecasted sales trends and used as a basis to record amounts in advance of amounts collected. To date, the Company has not yet recognized any royalty revenues.


     Unearned Revenue

     Unearned revenue represents the funds received on contractual obligations from clients, for which the revenues have not yet been recognized as earned.

     Research and Development Costs

     Research and development costs are expensed as incurred in accordance with SFAS No. 2. However, materials and equipment are capitalized and depreciated over their useful lives if they have alternative future uses. Eligible investment tax credits are netted against the related expenses or capital property.

CRITICAL ACCOUNTING ESTIMATES

     The preparation of consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses for the periods reported. Actual results could differ from those estimates. The following is a summary of critical accounting estimates and assumptions that the Company believes could materially impact its reported financial position, results of operations or cash flow.

     Revenue Recognition


     Revenues are primarily comprised of license fees made up of initial payments and milestone payments from collaborative licensing arrangements. Milestone payments are recognized as revenue when milestones, as defined in the contract, are achieved and the Company has no further obligations to meet. Initial payments for which the Company has ongoing involvement are deferred and amortized into income over the estimated period of the Company's ongoing involvement, which varies by each arrangement.

     Investment Tax Credits

     The Company accrues for investment tax credits for qualified scientific research and development costs when there is reasonable assurance as to their recoverability. In determining the accrual, the Company estimates how much of the expenses will be deemed qualified by the Government of Canada. Actual investment tax credits received are based on the determination by the Government of Canada and may vary from the amounts recorded.


RECENT ACCOUNTING PRONOUNCEMENTS



     Under Financial Accounting Standards Board ("FASB") Interpretation No. 46R (FIN 46R), a revision to Interpretation 46, "Consolidation of Variable Interest Entities," there is a requirement to assess new business development collaborations as well as to reassess, upon certain events, the accounting treatment of business development collaborations based on the nature and extent of any interest we may have in such entities. Some of such events, as well as the extent of our ability to exercise influence in the entities with which we may have such collaborations, may be outside of our control. In the future, if and when we have collaborations, our compliance with FIN 46R may result in our consolidation of companies or related entities with which we may have a collaborative arrangement and the lack of control may have a material impact on our financial condition and/or results of operations in future periods. Currently, the Company is not a party to any agreements to which FIN 46R would be applicable.



     In December 2004, the FASB issued Statement No. 123 (revised 2004), "Share-Based Payment," effective beginning after June 15, 2005. FAS 123R supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees," and will require companies to recognize compensation expense, using a fair-value based method, for costs related to share-based payments including stock options and stock issued under employee stock purchase plans. We will be required to implement FAS 123R no later than the quarter that begins July 1, 2005. Our adoption will be applied on a modified prospective basis and measured and recognized on July 1, 2005. We expect that the adoption of FAS 123R will have a material adverse impact on our consolidated results of operations and financial position at such time, if any, when we issue increasing numbers of stock options to officers, directors, consultants, employees etc.



     In May 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections ("SFAS 154"). SFAS 154 provides guidance on accounting for and reporting of accounting changes and error corrections. It requires changes in accounting principle to be applied retroactively to prior periods as if the principle had always been used. Previously, voluntary changes in accounting principles were required to be recognized cumulatively in net income in the period of change. SFAS 154 is effective for accounting changes and error corrections made in fiscal years beginning after December 15, 2005 with early adoption encouraged. If we make any accounting changes or error corrections, the adoption of SFAS 154 may have a material impact on our financial position or results of operations.



     In July 2006, the FASB issued FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes -- an interpretation of FASB Statement No. 109" ("FIN 48"), which clarifies the accounting for uncertainty in tax positions. This Interpretation requires that we recognize in our consolidated financial statements the impact of a tax position, if that position is more likely than not of being sustained upon examination, based on the technical merits of the position. FIN 48 also requires expanded disclosures including identification of tax positions for which it is reasonably possible that total amounts of unrecognized tax benefits will significantly change in the next twelve months, a description of tax years that remain subject to examinations by major tax jurisdiction, a tabular reconciliation of the total amount of unrecognized tax benefits at the beginning and end of each annual reporting period, the total amount of unrecognized tax benefits that, if recognized, would affect the effective tax rate and the total amount of interest and penalties recognized in the statement of operations and financial position. The provisions of FIN 48 are effective as of the beginning of the 2007 calendar year, with the cumulative effect of the change in accounting principle recorded as an adjustment to opening retained earnings. We are currently evaluating the impact that the adoption of FIN 48 will have on our future results of operations and financial position.

     In September 2006, the FASB issued Statement of Financial Accounting Standards ("SFAS") No. 157," Fair Value Measures." SFAS No. 157 defines fair value, establishes a framework for measuring fair value and enhances disclosures about fair value measures required under other accounting pronouncements, but does not change existing guidance as to whether or not an instrument is carried at fair value. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007. We are currently evaluating the impact that the adoption of SFAS No. 157 will have on our future consolidated financial statements.


     In September 2006, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 108, "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements" ("SAB 108"), which provides interpretive guidance on the consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of a materiality assessment. SAB 108 is effective for fiscal years ending after November 15, 2006, allowing a one-time transitional cumulative effect adjustment to beginning retained earnings as of January 2006 for errors that were not previously deemed material, but are material under the guidance in SAB 108. We adopted SAB 108 in the fourth quarter of 2006 with no material impact to our consolidated financial statements.

     In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment of FASB Statement No. 115." SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value. Unrealized gains and losses on items for which the fair value option has been elected will be recognized in earnings at each subsequent reporting date. SFAS No. 159 is effective for us on January 1, 2008. We are evaluating the impact that the adoption of SFAS No. 159 will have on our future results of operations and financial position.

RESULTS OF OPERATIONS

Fiscal Period Ended December 31, 2006 Compared to the Fiscal Period Ended December 31, 2005

     Revenues: The Company recorded revenues of $1,490,310 for the period ended December 31, 2006 versus none for the prior year period. As mentioned above, the Company succeeded in obtaining a number of research and development contracts and revenue recognition began in the first quarter of 2006. The recognition of the balance of these revenue streams is uncertain as it depends on the Company reaching various milestones that have been set out within each contract. As of December 31, 2006, the Company had received $614,912 in upfront fees that it has not yet recognized as revenues.

     Revenue in 2006 was comprised of technology access fees of $433,866 and milestone based payments of $266,430 from four development agreements the Company has entered into as follows:


     (a) For one agreement, the Company developed four strengths of a product from characterisation of materials, test methods development and production of laboratory batches from which successful pilot bioavailability/bioequivalence studies were carried out. The process was scaled and batches were manufactured for submitting an ANDA to the FDA. The Company participated in the design and preparation of pivotal bioavailability/bioequivalence studies carried out on the product in preparation for filing the ANDA.



     (b) In another development agreement, development has been completed from characterization of materials, test methods development and validation, through product design up to production of laboratory batches for pilot bioavailability/bioequivalence studies.


     (c) For another agreement, preformulation studies were carried out, testing methods developed, laboratory batches were produced and the process scaled-up to a pivotal batch size.


     (d) In the fourth agreement, development has advanced from characterization, preformulation, test methods development, production of laboratory batches and conduct of pilot bioavailability/ bioequivalence studies.


     Research and Development: Our expenditures for research and development increased to $1,034,914 for the period ended December 31, 2006 compared to $941,420 for the year earlier period, an increase of $93,494 or 9.9%. This amount is in-line with the continued investment in our product portfolio as we execute our business plan. This amount is also net of Investment Tax Credits which the Company is reimbursed by the various levels of government in Canada. Compared to the corresponding period in 2005, we have increased our research and development staff and increased our research and development activity. We continued to advance our projects and expensed these costs as they are incurred.


     Wages and Benefits: Our expenditure for wages and benefits increased to $400,769 for the period ended December 31, 2006 compared to $230,690 for the year earlier period, an increase of $170,079 or 73.7%. During 2006, the Company increased its staff considerably as it requires more administrative support to ensure proper execution of the Company's research initiatives.

     Administrative Cost: Our administrative expenditure was $370,955 for the fiscal period ending December 31, 2006 compared to $443,260 for the year earlier period, a decrease of $72,305 or 16.3%. The decrease is primarily due to a reduction in our reporting costs as the Company is reducing its dependency on outside support as it builds up its internal reporting capabilities and financial reporting systems.

     Occupancy Costs: Our occupancy costs increased 14.5% or $27,628 to $218,465 for the fiscal period ending December 31, 2006 compared to $190,837 for the year earlier period. The increase is due to the increases in cost of utilities and janitorial services attributed to the larger occupied space with the completion of our cGMP (current good manufacturing practices) facility within our premises. It is anticipated that ongoing occupancy costs will continue at approximately this current level or higher.

     Marketing Costs: Our marketing costs decreased by $79,163 or 18.5% to $349,465 for the fiscal period ending December 31, 2006 compared to $428,628 for the year earlier period. The reduction in marketing costs was due to the fact that two consulting contracts terminated and management did not have the need to have them renewed as the services were brought in-house. The Company has other contracts that will be coming due in the following quarters and management will decide as to the need to renew them at that time or bring the services in-house as well.

     Loss before Amortization, Interest and Foreign Exchange: For the fiscal period ended December 31, 2006, the Company's operating loss before amortization, interest and foreign exchange was $884,258 versus a loss of $2,234,835 in the year earlier period. The reason for this change is due to the fact that the Company recorded revenues during this fiscal period versus none during fiscal 2005.

     Amortization: Our amortization expense increased by 107.9% or $184,087 to $354,646 for the fiscal period ending December 31, 2006 compared to $170,559 for the earlier period. This is attributable to the additional investment in property and equipment and leasehold improvements consistent with equipping and out-fitting of our research and development facility as well as our manufacturing facilities.

     Foreign Exchange: Our loss on foreign exchange was $12,203 for the fiscal period ending December 31, 2006 compared to a loss of $21,979 for the year earlier period. Although, we have all of our activities in North America and do not generally anticipate currency fluctuation having a significant impact on our cash flow, recently there has been some significant fluctuation between the Canadian and U.S. Dollar. At present, we do not engage in any currency hedging transactions.


     Interest Income and Interest Expense: The interest income is a function of our cash balance which is maintained in interest-bearing short-term financial instruments. Any change in interest income will depend on our cash balance and hence on sources of funds going forward. The interest expense is related to funds advanced from related parties with an interest rate of 6% per annum and which are to be repaid out of up to 25% of gross revenues. Based on this repayment method, an additional interest expense of $108,500 was accrued as of December 31, 2006, but was deferred for payment in a subsequent period.



     Net Loss: For the fiscal year ended December 31, 2006 the Company recorded a loss of $1,319,571 versus a loss of $2,452,865 for the year earlier period, a decrease of $1,133,294 or 46.2%. The decrease is due to the fact that the Company recorded revenues during the current fiscal period versus none the previous year. The current period's net loss brings our accumulated deficit to $6,411,750 from $5,092,179 at the beginning of the fiscal year.



The Six-Month Period Ended June 30, 2007 Compared to the Six-Month Period Ended June 30, 2006



     Revenues: The Company recorded revenues of $1,333,380 for the six months ended June 30, 2007 versus $809,323 for the same period in 2006 when the Company began recognizing revenue from research and development contracts. Revenue in the first two quarters of 2007 was comprised of up front fees of $470,097, milestone payments earned of $254,669 and $608,614 of cost reimbursements and service fees. As of June 30, 2007, the Company had received $170,963 in up front fees that has not yet recognized as revenues.



     Research and Development: Our expenditures for research and development increased to $628,774 for the six months ended June 30, 2007 compared to $407,580 for the same period in 2006, an increase of $221,194 or 54.3%. This amount is in-line with the continued investment in our product portfolio as we execute our business plan. This amount is also net of Investment Tax Credits which the Company is reimbursed by the various levels of government in Canada. Compared to the corresponding period in 2006, our research and development staff and research and development activity increased. We continued to advance our projects and expensed these costs as they are incurred.



     Wages and Benefits: Our expenditure for wages and benefits decreased to $138,846 for the six months ended June 30, 2007 compared to $210,743 for the same period in 2006, a decrease of $71,897 or 34.1%. This is attributable to a decrease in staffing levels in the period ending June 30, 2007 compared to the prior period.



     Administrative Cost: Our administrative expenditure was $119,806 for the six months ended June 30, 2007 compared to $ 87,000 for the same period in 2006, an increase of $32,806 or 37.7%. The increase is primarily due to an increase in our reporting and legal costs.



     Occupancy Costs: Our occupancy costs increased to $112,918 from $103,847 for the same period in 2006. The increase is due to the increases in cost of utilities and janitorial services attributed to the larger occupied space with the completion of our cGMP (current good manufacturing practices) facility within our premises. It is anticipated that ongoing occupancy costs will continue at approximately this current level or higher.



     Marketing Costs: Our marketing costs were $112,196, a decrease of $82,088 or 42.3% from the same period in 2006. The reduction in marketing costs was due to the fact that a couple of consulting contracts terminated and management did not have the need to have them renewed as the services were brought in-house.



     Income/(Loss) before Amortization, Interest and Foreign Exchange: The Company's operating income before amortization, interest and foreign exchange was $220,842 for the six months ended June 30, 2007 versus a loss of $194,131 for the same six months in 2006. The income reflects the higher revenues recognized in the first six months of 2007 versus 2006.



     Amortization: Our amortization expense was $195,502 for the first six months of 2007 representing an increase of $59,753 or 44.0% as compared to the same period in 2006 primarily due to the additional investment in property and equipment and leasehold improvements consistent with equipping and out-fitting of our research and development facility as well as our manufacturing facilities.



     Foreign Exchange: Our gain on foreign exchange was $10,256 for the six months ended June 30, 2007 compared to a loss of $24,491 for the same period in 2006. Although, we have all of our activities in North America and do not generally anticipate currency fluctuation having a significant impact on our cash flow, recently there has been some significant fluctuation between the Canadian and U.S. Dollar. At present, we do not engage in any currency hedging transactions.



     Interest Income and Interest Expense: The interest income is a function of our cash balance which is maintained in interest-bearing short-term financial instruments. Any change in interest income will depend on our cash balance and hence on sources of funds going forward. The interest expense is related to funds advanced from related parties with an interest rate of 6% per annum and which are to be repaid out of scientific research tax credits received or up to 25% of gross revenues. Based on this repayment method, an additional amount of $287,626 should have been paid as of June 30, 2007.



     Net Loss: For the six months ended June 30, 2007 the Company recorded a net loss of $30,876 versus a net loss of $377,234 for the same period in 2006, a decrease of $346,358. The decrease is due to the fact that the Company recognized most of the unearned revenues from upfront fees received for the period ended June 30, 2007 as compared to the same period in the prior year. The current period's net loss brings our accumulated deficit to $6,442,626 from $6,411,750 as at December 31, 2006.

EVENT SUBSEQUENT TO JUNE 30,2007



     On August 1, 2007, the Company completed a private placement issue of common shares to Par Pharmaceutical, Inc. This involved a purchase by Par of 714,285 common shares of IntelliPharmaCeutics Ltd. at a price of $7.00 per share. A copy of the stock purchase agreement is attached as Exhibit 10(v).



SEE "PLAN OF OPERATION" - FINANCIAL CONDITION, LIQUIDITY AND CAPITAL RESOURCES



     Research and Development Investment Tax Credits: As a research and development company, we are eligible to receive investment tax credits ("ITC") from various levels of government under the Scientific Research & Experimental Development incentive programs. Depending on the financial condition of the Company, up to 35% of research and development expenses in any fiscal year can be claimed. Eligible research and development expenses include salaries for employees involved in research and development, cost of materials, equipment as well third party contract services. This amount is not a reduction in income taxes but a form of government grant based on the level of research and development that the Company carries out.



     Because a significant portion of our total expenditures is research and development related, depending on the amount we spend on research and development during a fiscal period, the ITC can be a major source of funds for the financing of operations and building capital resources. The Company has received $652,757 in ITCs due from R&D activities carried out in fiscal 2005. Based on management's best estimate, we have about $1,268,660 ITCs receivable from research and development activities performed as at June 30, 2007. Realization of these credits is subject to government approval; however, management is reasonably assured that the Company will receive a substantial amount of the present ITCs during the third quarter of fiscal 2007. The Company has no bank lines of credit, but as of October 31, 2007, does have cash reserves of $3,274,572 available to fund operations for approximately 15 months on a normal-course basis, independent of the payment of the $1,268,000 of ITCs by the government authorities in the ordinary course with prior practices, and which provide it with approximately 5 months of additional operating Funds.



     The names of the Government grantors of ITCs to the Company are Canada Revenue Agency, the Ontario Ministry of Finance and the Quebec Ministry of Finance.



     The maximum amount of qualified expenditures that can earn credits at the enhanced 35% federal + 10% Ontario rate on a refundable basis is $2,000,000. This is reduced by $10 for every $1 of profit over the business limit ($400,000 in 2007). The limit is also affected by the amount of taxable capital in the corporation. Expenditures that do not qualify for enhancement still earn credits from federal at the lower 20% level on a non-refundable basis; i.e., no cash, such credits can be used for loss carry forward etc. At this level the provincial credit is completely gone.



     To receive the ITCs, the Company submits its claim with its Corporation Income Tax Return within six months of its fiscal year-end. However, a company can file SR&ED claims as late as 18 months from the end of its fiscal year. The SR&ED program has the following standards for processing claims: refundable claims - 120 days from receipt of a complete claim; non-refundable claims -
365 days from receipt of a complete claim; claimant-requested adjustments to refundable claims - 240 days from receipt of a complete claim



     As of June 30, 2007, our ITC receivables total $1,268,660. The Company has every expectation of receiving its current ITC receivables in full based on the Company's consistent record over 5 years of accurately projecting and receiving ITC receivables from the government authorities described above and these authorities paying these claims in the ordinary course.



     ITC receivables for accounting purposes are calculated by adding the eligible research and development expenses for operation such as raw materials, third party contracts and salaries for employees involved in R&D and taking the percentage of this total that is prescribed by each government grantor. Plus, any eligible equipment expense will be reduced by 4% and a percentage of the reduced amount is calculated for ITC purposes.



     The ITCs receivable have been recorded in the financial statements of the Company as expense or asset reductions for the periods ending December 31, 2006, and June 30, 2007, to which they relate and these adjustments that are reflected in the financial statements for such periods are as follows:

                             Federal      Ontario      Quebec       Total       Total ITC
                           ----------   ----------   ---------   ----------   ------------
Balance @ Jan 1, 2006                   100,354.38               100,354.38
   Expense Reduction       450,463.51   135,875.65   13,366.19   599,705.35
   Asset Reduction          48,237.31    14,356.34                62,593.65
Balance @ Dec 31, 2006                                                          762,653.39
   Expense Reduction       367,647.54   129,609.45               497,256.99
   Asset Reduction           6,742.83     2,006.79                 8,749.62
From Jan 1 - Jun 30 2007                                                        506,006.61
 Balance @ June 30, 2007                                                      1,268,660.00



     Development Agreements: In line with our business plan, to date the Company has successfully obtained seven product development contracts covering the development of 10 products. One agreement is a co-development arrangement where the parties share costs of development equally and the Company gets a profit share and for another, the partner is responsible for all but initial development work in our laboratories. Five of the agreements are for projects where development work is fully paid for by the partner, all of these agreements attracted signing or technology access fees, and have provisions for payments when certain development milestones are achieved. Examples of development milestones are completion of initial formulation work, initiation of or successful certain bioequivalence studies, technology transfer etc.


     In addition the agreements have provisions for royalty payments or profit sharing on commercialization, therefore the Company may receive future royalties. In the near term, the Company may claim a portion of any milestone-based revenue realized that is spent on R&D as investment tax credit. Any ITC realized will be another source of revenue for financing operations.


     Contractual Obligations: In the table below, we set forth our enforceable and legally binding obligations and future commitments and obligations related to all contracts that we are likely to continue. Some of the figures we include in this table are based on management's estimate and assumptions about these obligations, including their duration, the possibility of renewal, anticipated actions by third parties, and other factors.



                                            Payments Due by Period
                                ----------------------------------------------
Contractual Obligations            Total      <1 Year    1-3 Years   4-5 Years
-----------------------         ----------   --------   ----------   ---------
Capital Lease Obligations       $       --   $     --   $       --    $     --
Operating Obligations              241,035     46,910      194,125          --
Purchase Obligations                35,477      9,310      24,507,       1,660
Other Long Term Obligations      3,117,968    774,800    1,596,672     746,496
Total Contractual Obligations    3,394,480    831,020    1,815,304     748,156



     Currently, we do not anticipate generating sufficient cash flows from operations to fully fund operations as we are pursuing the development of our portfolio of NDA and ANDA products. However, present cash reserves and ITCs receivable provide the Company with approximately 20 months of operating capital, regardless of whether any additional payments are received for milestone payments or royalties or otherwise. Our future liquidity and cash requirements will depend on a wide range of factors, including the success of our development programs, securing licensing contracts as well as procurement of co-development or other collaborations. Therefore, as we execute our business plan, it may be necessary to raise capital or seek additional financing. While there can be no assurance that such raising of capital or financing would be available in the amounts and on terms acceptable to us, management currently believes that such financing would likely be available on acceptable terms. However, there can be no assurance of this.


DISCLOSURE CONTROLS AND PROCEDURES AND INTERNAL CONTROL OVER FINANCIAL REPORTING

     We have carried out an evaluation, under the supervision and the participation of our management, including our principal executive officer and principal financial officer, of the effectiveness of our design and operation of our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act")), as of December 31, 2006. Based upon that evaluation, our principal executive officer and principal financial officer concluded that, as of the end of that period, our disclosure controls and procedures are effective in providing reasonable assurance that:


     (a) the information required to be disclosed by us in the reports that we file or submit under the Securities Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC's rules and forms, and

     (b) such information is accumulated and communicated to our management, including our principal executive officer and principal financial officer, as appropriate to allow timely decisions regarding required disclosure.

     In designing and evaluating our disclosure controls and procedures, our management recognized that any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving the desired control objectives, and our management necessarily was required to apply its judgment in evaluating the cost benefit relationship of possible controls and procedures.

CONTINGENCIES AND LITIGATION

     There has been, and we except there will continue to be significant litigation in the industry regarding commercial practices, regulatory issues, pricing, and patents and other intellectual property rights. Certain adverse unfavorable rulings or decisions in the future could create variability or have a material adverse effect on our future results of operations and financial position.


     As of October 31, 2007, no pending litigation or threatened claim is outstanding that affects the operations of the Company. The only claim outstanding, as previously announced by the Company by a press release dated October 22, 2007, involves complaints by certain parties who have claimed to hold patents relating to a branded drug called FOCALIN XR(R) and who filed complaints alleging patent infringement against the Company and certain other parties. These complaints relate to an application by the Company that seeks the FDA's approval to commercialize generic versions of each of 4 strengths of FOCALIN XR(R). These generic drug products have been developed by the Company under a collaboration arrangement with Par Pharmaceutical, Inc. ("Par" or "Par Pharmaceutical") under which Par is responsible for litigation and its costs. Par is the agent for the Company in respect of its filing with the FDA for approval to commercialize the generic versions of FOCALIN XR(R). Lawsuits such as these are an ordinary and expected part of the process of obtaining approval to commercialize a generic drug product in the United States. The Company remains confident that the Company's generic versions of FOCALIN XR(R) do not infringe those patents. Together with its development partner, Par Pharmaceutical, the Company intends to vigorously defend against the complaints described above.



RELATED PARTY TRANSACTIONS



     As at June 30, 2007, we had an outstanding promissory note payable to Dr. Isa Odidi and Dr. Amina Odidi, principal stockholders, directors and executive officers, in the amount of $1,666,698. The promissory note bears a 6% annual interest rate on the outstanding loan balance and the loan is secured by, and repayable in any month at the rate of 25% of gross revenues.



     As at June 30, 2007 we had an outstanding cash advances from related parties of $385,939. The Short term loan bears a 6% annual interest rate on the outstanding loan balance.



OFF-BALANCE SHEET ARRANGEMENTS



     The Company, as part of its ongoing business, does not participate in transactions that generate relationship with unconsolidated entities or financial partnerships, such as entities often referred to as structured finance or special purpose entities ("SPE"), which would have been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes. As of December 31, 2006, the Company was not involved in any material unconsolidated SPE transactions.

                                    BUSINESS


BACKGROUND

     We incorporated in New York on February 23, 1988 as a "blank check" corporation. On February 23, 2004, we entered into a Share Exchange Agreement with IntelliPharmaCeutics Corp., ("IPC Corp.") a Canadian pharmaceutical company and agreed to merge our wholly-owned Nova Scotia subsidiary, known as 3092055 Nova Scotia Limited, into IPC Corp.

     IPC Corp. incorporated in Ontario Canada on November 15, 2002 and prior to the merger was wholly owned by IntelliPharmaCeutics Inc., a Canadian holding company ("IPC Inc."), controlled by Dr. Isa Odidi, our Chairman and CEO and Dr. Amina Odidi, our President, CFO and COO.

     From 1999 through 2002, IPC Inc., a predecessor company, engaged in the research, development, licensing, and marketing of both new and generic controlled-release pharmaceutical products. In 2002, IPC Corp. purchased IPC Inc.'s assets, including its technology rights.

     On September 10, 2004, we completed the merger with IPC Corp. and reincorporated in Delaware (the "Merger").


     As a result of the Merger, in exchange for 100% of the common shares of IPC Corp. (our operating company), IPC Inc. (the holding company controlled by Drs. Isa and Amina Odidi) acquired 10,850,000 shares of Special Voting Stock of the Registrant and 10,850,000 Convertible Voting Shares of IPC Corp. The Convertible Voting Shares of IPC Corp. are indirectly exchangeable on a 1 for 1 basis with our Common Shares (through their conversion into IPC Corp. exchangeable shares which are then exchanged for common shares of the Company, all on a one-for-one basis), and thus provide IPC Inc. with an equity interest in IPC Corp. that is economically equivalent to IPC Inc.'s voting interest in us, approximately 64.30%. However, for corporate and tax reasons that result in a significant benefit to us, there are outstanding an equal number of common shares of IPC Corp. (which are owned 100% by us) and Convertible Voting Shares of IPC Corp. (which are owned 100% by IPC Inc., the Odidis' holding company), each of which is entitled to one vote. Accordingly, the voting interest in IPC Corp. is held 50% by us and 50% by IPC Inc.



     The Odidis are residents of Canada. IPC Corp. is a Canadian company. In respect of IPC Ltd.'s 2004 Capital Reorganization and in all issuances of shares by IPC Ltd. and IPC Corp. since that time, neither the Odidis nor their holding company, IPC Inc., has received any proceeds. All proceeds from share issuances have gone to IPC Ltd. and, in turn, to IPC Corp. for use in the operations of IPC Corp. in which IPC Ltd. and the public shareholders as a group have a 35.70% economic interest. Among the business reasons for the Odidis to maintain their economic interest in IPC Corp., rather than to hold their interest through IPC Ltd., are avoiding unnecessary negative income tax consequences for themselves, IPC Corp. and IPC Ltd. that can arise at such time as such conversion is made. Such tax consequences relate principally to the potential for (i) triggering Canadian capital gains taxes for the Odidis that can arise at such time as equity shares of a Canadian company are exchanged for equity shares of a non-Canadian company, and (ii) Canadian research tax credits that are available for certain companies, operating in Canada, that are Canadian controlled, such as IPC Corp., and which are generally lost at such time as more than 50% of the voting shares of the Canadian company are owned by a non-resident company, regardless of whether the non-resident company is controlled by people resident in Canada.



     The Odidis, through IPC Inc., own approximately 64.30% of our outstanding voting stock and as a result other shareholders have no effective voice in management. The Odidis, through IPC Inc., can determine the outcome of our corporate actions requiring board or shareholder approval and conflicts of interest could arise between us and IPC Inc. See "Risk Factors - Risks Related to the Securities". See also the diagram under "IntelliPharmaCeutics Ltd." and filed as Exhibit 99.1 hereto.



     In addition to conversion and exchange at the Odidis' discretion, as described above, in the event of a dissolution, liquidation or winding up of our operating company, IPC Corp., all of the Convertible Voting Shares of IPC Corp. held by IPC Inc. would automatically be cancelled in exchange for an equivalent number of common shares of IPC Ltd. and the Special Voting Shares of IPC Ltd. held by IPC Inc. would be cancelled.



BUSINESS OVERVIEW


     IPC Corp. is engaged in research and development of controlled-release pharmaceutical products.

     Controlled-release means releasing a drug into the bloodstream or a target site in the body, over an extended period of time or at predetermined times. Controlled drug delivery can be both safer and more effective than conventional immediate-release tablets and capsules in administering drugs.


     We apply our proprietary controlled-release technologies to existing drugs. The release technologies, and the chemical compounds utilized in them, were designed and chosen to be compatible with, and to orally deliver, a wide range of small-molecule active pharmaceutical ingredients. At present, those technologies have been applied in the laboratory and/or in bioavailability/bioequivalence studies in humans to orally administered small molecule drugs including those used in the treatment of cardiovascular, central nervous system, gastro-intestinal, pain, diabetes and other significant indications.


     We apply our proprietary technology in two ways: (1) developing improved controlled-release (once-a-day) versions of existing immediate-release branded drugs (requiring new drug applications ("NDA")), and (2) developing and commercializing generic drugs that are bioequivalent to existing controlled-release branded products (requiring abbreviated new drug applications ("ANDA")). An ANDA must show that, when taken orally in bioequivalence studies conditions, levels of the active ingredient as measured in the bloodstream are the same for the generic product as for the branded product, within tolerances set by the FDA.


     We operate in the niche market created by the expiration of drug product patents and drug product exclusivity periods. It has been estimated(1) that from March 2006 to 2010, $100 billion in U.S. sales will be lost from the sales of branded drugs by large companies as a result of the expiry of patents on major branded products.


     These potential and actual lost sales represent two opportunities for our Company to license its technologies and products.


     For branded immediate-release (multiple-times-per-day) products, our Company can formulate improved replacement products, typically by developing a new, patentable, controlled-release (once-a-day) product. Such products can be licensed to and sold by the pharmaceutical company that made the original immediate-release product, thereby protecting the pharmaceutical company against revenue loss in the brand by providing a clinically attractive patented product that competes favourably with the generic immediate-release competition that arises on expiry of the original patent(s).


     For existing controlled-release (once-a-day) products covered by patents about to expire or already expired, our Company can formulate generic products which are bioequivalent to the branded products. Our scientists have done so for over a half-dozen drug products previously, on a private contract basis with third-party companies that cannot be disclosed because of confidentiality obligations of our scientists under their prior development agreements. Such products can be licensed to and sold by distributors of generic products.



     Our scientists have developed drug delivery technology systems that facilitate controlled-release delivery of a wide range of pharmaceuticals. We have branded these technology systems collectively as the Drug Delivery Engine((TM)). These systems include several core technologies, which enable us to flexibly respond to varying drug attributes and patient requirements, producing a desired controlled-release effect. In the opinion of Company management, these systems offer superior performance to traditional systems, while retaining simplicity and cost effectiveness associated with their manufacture for all the specific reasons described below:




----------
(1)  MarketResearch.com, March 1, 2006, Abstract of "The Top 10 Generics
     Companies: Strategic Insight, Growth Opportunities and Competitive Dynamics in the US and Europe", http://www.marketresearch.com/product/display.asp?productid=1259413&xs=r

     (a) our delivery technologies offer competitive development times. The specific reasons for this are that they are proven to be versatile, in that they demonstrated themselves suited to the delivery of a wide range of small molecule drugs. They are robust, in that the predicted delivery results have been repeatedly substantiated by actual bioavailability/bioequivalence studies. They were developed by our chief scientists, who have substantial experience in applying them successfully to the delivery of small drug molecules under existing development contracts and in support of the Company's own pipeline. for these reasons, we believe that our development times are short and competitive.



     (b) our delivery technologies offer competitive development costs, because the technologies use only readily available, low-cost ingredients already acceptable to regulatory authorities such as the FDA, and because development times are short as stated above in paragraph (a), we believe that our development costs are low.



     (c) large pharmaceutical companies may license our improved products for life-cycle management and franchise extension of their branded products as they came off patent. With impending loss of branded product revenues, a new product such as ours, which offers the advantage of once-a-day dosing, should be very attractive to a large pharmaceutical company facing revenue loss in a patented branded-product franchise. A recent industry example is the license of a once-a-day Wellbutrin XL formulation from Biovail Corporation to GSK Inc.



     (d) Manufacturers and distributors of generic drugs may license our technologies and products. Because our development times are short and cost-effective as at (a) and (b) above, our generic once-a-day products represent a cost-effective opportunity for generic distributors to add valuable generic products to their portfolios.



     We are currently focusing our efforts on the following areas:



     (a) Obtaining regulatory approval for 11 generic, controlled release pharmaceutical products, 9 in the USA through the FDA mandated procedures (ANDAs), and 2 in Canada through the similar Health Canada procedures (ANDSs), and obtaining regulatory approval for 1 new controlled release pharmaceutical product (NDA) which is a reformulation of an existing successful immediate release product. Of these 12 projects, 8 are being pursued in conjunction with a development partner, and 4 (3 US ANDAs and 1 Canadian ANDS) are being pursued by the Company for its sole benefit. In May 2007, the Company filed an ANDA with the FDA for a drug developed in collaboration with a partner and intended for the US market. In August 2007, that application was accepted by the FDA as being complete and in condition for further review. The review process takes one year or longer, and there can be no assurance that the FDA will approve the product for commercial launch in the USA.



     (b) commercial exploitation of these products either by license and the collection of royalties, or through the manufacture of tablets and capsules using our developed formulations; and


     (c) development of new products and increasing the number of licensing agreements with other pharmaceutical companies beyond those five already in place, including to collaborate in contract research and development, joint ventures and other drug development and commercialization projects.

     We intend to collaborate in the development of products with partners, when such occasion may enhance the outcome of the project. We also plan to seek additional collaborations to develop more products. We believe that our business strategy enables us to reduce our risk by (a) having a diverse product portfolio that includes both branded and generic products in various therapeutic categories, and (b) building collaborations and establishing licensing agreements with companies with greater resources thereby allowing us to share costs of development and to improve cash-flow.


The company has 7 drug development agreements in place, 6 for the development of ANDA/ANDS products and 1 for an NDA product. Typical material terms are subject to negotiation and may include:


          (i) identification and specification of a target drug product and a development timetable;

          (ii) a license to the client for the technology actually used in the delivery formulation;

          (iii) a payment at the time of execution;



          (iv) milestone payments for the successful accomplishment of key objectives, such as initiation of or successful bioavailability/bioequivalence or clinical studies, successful scale-up/manufacture to submission batch size, regulatory filing or approval;


          (v) bonuses for being first or early to make a regulatory filing or obtain regulatory approval;

          (vi) royalties or share of profits from commercial sales; and


          (vii) technology reversion clauses which operate to return all rights in the delivery technologies to the Company when projects or commercial sales which are terminated.


INDUSTRY OVERVIEW


     The pharmaceutical industry has experienced significant growth over the past several years. This has been impacted by factors such as: increasing enrolment in Health Maintenance Organizations (HMOs) and growth in managed care, an aging and more health-aware population, several major new drugs bringing significant therapeutic benefits, and increasing use of novel marketing approaches such as direct-to-consumer advertising.


     A review of the portfolios of the top 40 pharmaceutical companies in a 2004 Reuters Business Insight report, Growth Strategies in Generics, stated, "Products with total sales of $137 billion in 2002 will have lost primary U.S. patent protection by 2008. This represents over 50% of the $235 billion in total product sales generated by these 40 companies in 2002."

     The worldwide generics market will grow with a compound annual growth rate
(CAGR) of 13.3% from 2001 to 2007, and was worth $27 billion in 2001, estimates Reuters. The U.S. generics market alone is expected to grow to $28 billion by 2007.


     The U.S. pharmaceutical market for all forms of controlled-release drugs is expected to grow. The controlled-release segment of the market generated approximately $16.3 billion of revenues in 2002, and is expected to exceed $90 billion by 2009(2). The impetus for growth in this segment comes from the proliferation of branded drugs at or near patent expiration and new product launches.



     There are significant technical barriers to entry into the development of controlled-release drugs, with only a limited number of companies possessing the required expertise and technologies. Instead, they have waited until patent protection on their immediate-release product was near expiry, and then have turned to specialty pharmaceutical companies to in-license a controlled-release version of such product. This process and its meaning and effect are described in the next two paragraphs.



     For the owner of the branded immediate release product, it is important to introduce a new once-a-day controlled release product before the patent protection in the immediate release product expires. In that way, by marketing initiatives, it can migrate the immediate release sales to the new once-a-day product. In that way, according to well known industry sales figures available in commercial databases, the branded company can often protect 80% or more of its brand franchise from the competitive attrition of lower priced generics of the immediate release product.


     A recent example includes Wellbutrin XL, in-licensed by GSK Inc. from Biovail Corporation. In that case, the original new chemical entity patent protection for multiple-times-per-day Wellbutrin expired at about the end of 2003, and the product would have faced substantial generic competition at that time. By introducing a once-a-day Wellbutrin XL in about June 2004 together with formulation patent protection, in-licensed from Biovail Corporation in exchange for royalty payments on net sales, GSK was able to retain a substantial portion of its market share that would otherwise have been lost to generics. That additional patent protection gave GSK, and effectively its licensor Biovail,


----------
(2) Fuji-Keizai USA, Report (Executive Summary) October 2005, US Market 2006, Advanced Drug Delivery Systems, Probing the Route to Growth, http://www.fuji-keizai.com/e/report/dds_e.html.

an additional five years of exclusivity with the FDA, lasting until June, 2009. A recent successful challenge to the formulation patent by Anchen Pharmaceuticals, alleging that its proposed generic product does not infringe that patent, means that there may in fact be generic competition as early as the end of 2006, but in the meantime the arrangement has been a great benefit to both Biovail and GSK.


     IntelliPharmaCeutics identifies such opportunities by reference to the FDA Orange Book of approved pharmaceutical products. That Book includes particulars of patents and their expiration dates. IntelliPharmaCeutics also makes use of commercial databases, which disclose historical sales of branded immediate release products.


     The Company thereby identifies suitable drug candidates, and their proprietors, and then attempts to schedule presentations for its technologies to such companies. While the company has a number of such NDA candidate drugs in its portfolio, and has made and continues to make such presentations, no development agreements of this sort have resulted to date.


INDUSTRY TECHNOLOGY


     Oral controlled-release technology permits the development of specialized oral drug delivery systems that improve the absorption and utilization by the human body of a variety of pharmaceutical compounds. Several drug delivery systems are commonly used in the manufacturing of controlled-release oral drug products. However, three technologies stand out as truly tried and tested. These are the osmotic push-pull, or OROS(TM), system (used by ALZA), the core or press-coated system (used by Bayer), and the sandwiched deposit platform, or Geomatrix(TM), system (used by SkyePharma). These technologies are based on physically compartmentalized structures, and, we believe, continue to be the yardstick by which other controlled-release drug delivery technology platforms are measured.



OROS(TM) OSMOTIC PUSH-PULL SYSTEM



     The OROS(TM) osmotic system is a reservoir system which is comprised of two reservoirs, one containing drug active and suspending agent, and the other containing a gel layer which swells when exposed to water-based solutions such as stomach fluids. The two reservoirs are enclosed in a single tablet encased in an osmotic membrane, which permits water to enter but not to exit (osmosis). Once inside the gastrointestinal tract, meaning the human digestion system, including the stomach and intestines ("GIT"), fluids penetrate the outer membrane, the gel swells and gradually expels the active drug through an orifice in the drug reservoir. The rate of drug release is the same in the presence or absence of food, a desirable property. Because of its ideal release profile and lack of food effect, we believe it remains a sought-after device for the controlled delivery of drugs, notwithstanding the increased cost associated with its complex manufacture.


CORE OR PRESS-COATED SYSTEM

     The core or press-coated system is a two part structural system, comprised of a rapid-dissolve drug-bearing core, embedded in drug-loaded hydrophilic (water attractive) matrix applied to the tablet by press coating. Once inside the GIT, the press-coated matrix swells and gradually releases the drug by a combination of diffusion and erosion. Eventually, the drug-bearing tablet core is exposed and rapidly dissolves in the GIT to provide a burst effect, and further extension in drug release. Drug release is affected by the presence of food.

SANDWICHED DEPOSIT SYSTEM

     The sandwiched deposit system is comprised of a layered tablet in which a drug layer is sandwiched between two layers or deposit platforms made of polymeric materials. Once inside the GIT, the polymeric platforms and drug layer erode, but at different rates. Drug release is affected by food.

     Although all these systems have demonstrated ideal drug release characteristics, we believe their manufacturing processes are cumbersome, complex, expensive, and difficult to reproduce. There is also concern that, being reservoir systems, they may not deliver their entire dose, or may deliver the entire dose all at once due to the crushing action of peristalsis.

OUR TECHNOLOGY


     Our scientists have developed proprietary controlled-release drug delivery technologies, branded Drug Delivery Engine(TM). Our controlled-release technologies consist of drug delivery platforms that facilitate timed release delivery of a wide range of pharmaceuticals. Drug Delivery Engine(TM) technologies developed by our scientists have been used in drugs manufactured and sold by major pharmaceutical companies.



     One family of Drug Delivery Engine(TM) technologies, the Hypermatrix(TM) technologies, are based upon the drug active being imbedded in, and an integral part of, a homogeneous (uniform), core and/or coatings consisting of one or more polymers which affect the release rates of drugs, other excipients (compounds other than the drug active), such as for instance lubricants which control handling properties of the matrix during fabrication, and the drug active itself. The Hypermatrix(TM) technologies are the core of our current marketing efforts and the technologies underlying our existing development agreements.



     We currently have six drug development agreements in place. Under each agreement, we are engaged by the other party to develop a bioequivalent generic of a specific controlled-release product or a controlled-release version of an existing immediate release product, using our proprietary technology and know-how. The development of each product is divided into a number of phases, with milestone payments payable to us on the completion of each phase, and a royalty payable to us based on annual net sales of the product during a fixed period. All of our intellectual property continues to be exclusively owned by us. However, we do grant a sole licence to the other party to the drug development agreements within a defined territory for specific drugs we develop for them but only insofar as our intellectual property relates to the specific product developed for them, for which we receive various payments, and not for use in any other products. If the other party fails to make a commercial sale of the product within a certain time period after final market approval of the product is received, usually this sole license becomes non-exclusive and we are entitled to then directly market and sell the product ourselves. The drug development agreements contain customary representations and warranties, covenants, indemnification and confidentiality provisions for agreements of this type. If the other party terminates the agreement, we are entitled to proceed with the development of the specific product at our own expense.



     Another such family of technologies is that branded Hyperfoam(TM). The Hyperfoam(TM) technologies are based upon the drug active being imbedded in but separate from a syntactic foam substrate, the properties of which are used to modulate the release of the drug active. Syntactic foam is a lightweight engineered foam consisting of hollow polymer spheres, suitable for carrying drug actives, embedded in a resin matrix. The Hyperfoam(TM) technologies are still in development and are not the subject of any contractual arrangements.



     Our present, expanding, pipeline of Hypermatrix(TM) technology platforms includes IntelliMatrix(TM), IntelliOsmotics(TM), IntelliPellets(TM), IntelliGIT(TM), IntelliShuttle(TM), and NanoMatrix(TM), and some of their key attributes are described below. Our present pipeline of developing HyperFoam(TM) technology platforms includes SynFoam(TM) and NanoFoam(TM). NanoMatrix(TM), SynFoam(TM) and NanoFoam(TM) are under development and their optimal characteristics and uses have not been determined.


     These provide a broad range of release profiles, taking into account the physical and chemical characteristics of a drug product, the therapeutic use of the particular drug, and the optimal site for release of the active pharmaceutical ingredient in the GIT. At present those technologies have been applied in the laboratory and/or in bioavailability/bioequivalence studies in man to such orally administered small molecule drugs as are used in the treatment of cardiovascular, central nervous system, gastro-intestinal, pain, diabetes and other significant indicators.


THE HYPERMATRIX(TM) FAMILY OF DRUG DELIVERY ENGINE(TM) TECHNOLOGIES



INTELLIGIT(TM)



     The IntelliGIT(TM) technology consists of an active drug immobilized in a homogeneous (uniform) matrix structure. A precise choice of mix ratios, polymers, and other ingredients imparts characteristics which protect the drug composition from mechanical degradation due to digestion, and/or from chemical degradation in the acidic stomach environment, and ensures that this technology allows control of release as well as releasing the medication at certain parts of the stomach or intestines without significant food effects or unintentional premature release of the entire drug dose. This technology is most useful for drug molecules with characteristics such as very low or very high potency, opiate analgesics (pain medications derived from the chemical compounds found in opium), or susceptibility to acid degradation. It is also useful for products where a zero-order (constant rate over time, independent of the amount of drug available for dissolution) release profile is desirable.

INTELLIMATRIX(TM)



     The IntelliMatrix(TM) technology is a proprietary blend of several polymers. Depending on the constituents of the blend and the manner in which these interact, the drug is released at predetermined rates, while imparting protective characteristics to both the drug and the GIT. This results in protection from the delivered active drug, for the stomach, if required. This is most useful for drugs which require precisely controlled first order release profiles, where the amount released with time is dependent on one component like the amount of drug available for dissolution.



INTELLIOSMOTICS(TM)



     The IntelliOsmotics(TM) technology is based upon the inclusion of multiple populations of polymers with distinct chemical bonding characteristics. These set up a complex matrix of hydrophilic (water attracting) and hydrophobic (water repelling) domains. When the tablet or bead is in an aqueous environment, like gastric contents, a "mixture" of water-soluble polymer and drug core is surrounded by gel layer(s) of water-insoluble polymer. Osmotic pressure drives the drug out when solvent passes through the gel layer while the polymer molecules remain. This permits control of the rate of release of the drug active by the variation of polymer ratios. This technology is most useful for drug molecules which require precisely controlled pseudo-first-order release profiles, where the rate of release is proportional to the amount available for dissolution as well as being proportional to one other component; however the effect of the amount of drug is overriding, so that the rate appears first order. This type of release control can be useful when attempting to match difficult profiles for generic formulation.



INTELLIPELLETS(TM)



     The IntelliPellets(TM) technology consists of one or more type (population) of granule, bead, pellet, or tablet in a holding chamber or reservoir, such as a hard gelatin capsule. Each type (population) may be uniquely different from the other in the manner or rate it releases the drug. Our IntelliPellets(TM) technology is designed to control, prolong, delay or modify the release of drugs. It is particularly useful for the delivery of multiple drugs, for delayed, timed, pulsed or for chronotherapeutic drug delivery, designed to mimic our internal clocks for therapeutic optimization (the drug is delivered in the right amount for the patient at the right time). This technology is most useful for the delivery of multiple-drug cocktails, or in situations where the timing of a single dose or the sequencing of multiple doses of the same drug is important.



INTELLISHUTTLE(TM)



     The IntelliShuttle(TM) technology provides for drug release past the stomach, such as for drugs required for action beyond the stomach, for drugs which could be destroyed by the stomach environment, or for drugs which could harm the stomach itself. This technology "shuttles" the drug past the stomach to be released at predetermined times or sites where appropriate for optimum therapeutic effect. This technology is most useful for acid labile drug molecules (drugs that are destroyed in acid environment), such as the proton pump inhibitors, of which well-known omeprazole (Prilosec) and lansoprazole (Prevacid) are examples, or for drug molecules which may harm the stomach, of which the well-known aspirin is an example.


     Each of the above-noted proprietary technologies was fully developed and ready for application to client drug delivery requirements from the date of inception of the company. Each of them has been utilized and applied to client drug delivery requirements under the company's existing development contracts; in several instances more than one technology has been applied to a single drug development. The company continues to market all of its existing technologies and to conduct the necessary research to develop new ones. To date, none of the development contracts has proceeded to the point of commercialization, and therefore the company has not yet seen its proprietary technologies utilized in products sold to consumers.

OUR PROPRIETARY RIGHTS AND PATENTS

     Proprietary rights are an important aspect of our business. These include know-how, trade secrets and patents. Know-how and trade secrets are protected by internal company policies and operating procedures, and where necessary, by contractual provisions with development partners and suppliers. We also seek patent protection for inventive advances which form the bases of our drug delivery technologies. With respect to particular products, we may seek patent protection on the commercial composition, its methods of production and its uses, to prevent the unauthorized marketing and sale of competitive products.

     Patents which relate to and protect various aspects of our HyperMatrix and HyperFoam families of drug delivery technologies included the following United States patents which have been issued to our operating company, IntelliPharmaceutics Corp.: (i) U.S. Patent No. 6,296,876, issued October 2, 2001 and projected to expire October 6, 2017; (ii) U.S. Patent No. 6,479,075, issued November 12, 2002 and projected to expire October 1, 2018, which concern pharmaceutical formulations for acid labile drug actives and compositions which protect the drug active and composition from destruction in acidic environments in the GIT; and (iii) U.S. Patent No. 6,607,751, issued August 19, 2003 and projected to expire October 9, 2018, which describes a controlled release drug delivery technology incorporating a microbial polysaccharide gum. Patents which relate to and protect various aspects of our HyperFoam family of drug delivery technologies include U.S. Patent No. 6,800,668, issued October 15, 2004 and projected to expire January 19, 2021, and the corresponding issued Canadian Patent No. 2,435,276, which relate to novel syntactic deformable foam compositions used as a carrier or substrate for drug actives, and methods for making these compositions.



     In addition to these issued patents, as at October 31, 2007, there were ten pending U.S. Patent applications, and nine corresponding foreign applications pending, including PCT stage and national stage applications, relating to various aspects of our HyperMatrix and HyperFoam drug delivery technologies, including methods and compositions for coating of tablets and beads, compositions incorporating disintegrants to assist in controlled release, compositions incorporating multiple drug actives, and compositions directed to classes of drug actives designed as therapies for specific indications.


RESEARCH AND DEVELOPMENT

     During each of the last three fiscal years, we have focused on research and development activities. We spent approximately $1,034,914 in the fiscal year ended December 31, 2006, $941,420 in the fiscal year ended December 31, 2005, $485,638 in the fiscal year ended December 31, 2004 on research and development activities.

MANUFACTURING, RAW MATERIALS AND SUPPLIERS

     We currently do not have any commercial manufacturing facilities. The manufacture of our product candidates for bioequivalence studies or clinical trials and commercial purposes is subject to current good manufacturing practices ("cGMP") and other agency regulations.

     At this time, we do not rely on any principal suppliers. In respect of our existing development contracts, the materials we require are non-proprietary and readily available from multiple sources.

     It is anticipated that certain raw materials, which may be necessary for the development and subsequent commercial manufacturing of future products may be proprietary products of other companies. We will attempt to manage the risk associated with such proprietary raw materials by the imposition of favourable contractual provisions in supply contracts, by prudent management of inventories having regard to sales forecasts, and by the continued search for alternative authorized suppliers of such materials or their equivalents. A material shortage, contamination, and/or recall could adversely affect the manufacturing of such future products.

CUSTOMERS AND DEVELOPMENT PARTNERS

     We are currently working to develop and/or obtain FDA approval for several existing products, as well as working towards the development of further products both alone and in collaboration with third parties. At this time, we do not rely on any principal customers. We anticipate a flow of additional drug development collaborations of similar kind to the drug development collaborations already in place. The loss of any one such drug development collaboration, for reasons relating to the contractual discretion of the customer, or to the success, failure or withdrawal of the drug product under development, should not have material adverse consequences for the Company.

GOVERNMENT REGULATION


     We focus on the development of both branded drug products (which require new drug applications ("NDA")) and generic drug products (which require abbreviated new drug applications ("ANDA")). The principal steps involved in the FDA application and approval process are outlined in Exhibits 99.2 and 99.3, respectively. The research and development, manufacture and marketing of controlled-release pharmaceuticals are subject to regulation by U.S., Canadian and other governmental authorities and agencies. Such national agencies and other federal, state, provincial and local entities regulate the testing, manufacturing, safety and promotion of our products. The regulations applicable to our products may change as the currently limited number of approved controlled-release products increases and regulators acquire additional experience in this area.


UNITED STATES REGULATION

NEW DRUG APPLICATION


     We will be required by the FDA to comply with NDA procedures for our branded products prior to commencement of marketing by us, or our licensees. New drug compounds and new formulations for existing drug compounds which cannot be filed as ANDAs are subject to NDA procedures. These procedures include (a) pre-clinical laboratory and animal toxicology tests; (b) scaling and testing of production batches; (c) submission of an Investigational New Drug Application ("IND"), and subsequent approval is required before any human clinical trials can commence; (d) adequate and well controlled replicate human clinical trials to establish the safety and efficacy of the drug for its intended indication;
(e) the submission of an NDA to the FDA; and (f) FDA approval of an NDA prior to any commercial sale or shipment of the product, including pre-approval and post-approval inspections of its manufacturing and testing facilities. If all of this data in the product application is owned by the applicant, the FDA will issue its approval without regard to patent rights that might be infringed or exclusivity periods that would affect the FDA's ability to grant an approval if the application relied upon data which the applicant did not own. We intend to generate all data necessary to support FDA approval of the applications we file.


     Pre-clinical laboratory and animal toxicology tests may have to be performed to assess the safety and potential efficacy of the product. The results of these pre-clinical tests, together with information regarding the methods of manufacture of the products and quality control testing, are then submitted to the FDA as part of an IND requesting authorization to initiate human clinical trials. Once the IND notice period has expired, clinical trials may be initiated, unless an FDA hold on clinical trials has been issued.

     Clinical trials involve the administration of a pharmaceutical product to individuals under the supervision of qualified medical investigators that are experienced in conducting studies under "Good Clinical Practice" guidelines. Clinical studies are conducted in accordance with protocols that detail the objectives of a study, the parameters to be used to monitor safety and the efficacy criteria to be evaluated. Each protocol is submitted to the FDA and to an Institutional Review Board prior to the commencement of each clinical trial. Clinical studies are typically conducted in three sequential phases, which may overlap. In Phase I, the initial introduction of the product into human subjects, the compound is tested for absorption, safety, dosage, tolerance, metabolic interaction, distribution, and excretion. Phase II involves studies in a limited patient population with the disease to be treated to (1) determine the efficacy of the product for specific targeted indications, (2) determine optimal dosage and (3) identify possible adverse effects and safety risks. In the event Phase II evaluations demonstrate that a pharmaceutical product is effective and has an acceptable safety profile, Phase III clinical trials are undertaken to further evaluate clinical efficacy of the product and to further test its safety within an expanded patient population at geographically dispersed clinical study sites. Periodic reports on the clinical investigations are required.

     We, or the FDA, may suspend clinical trials at any time if either party believes the clinical subjects are being exposed to unacceptable health risks. The results of the product development, analytical laboratory studies and clinical studies are submitted to the FDA as part of an NDA for approval of the marketing and commercialization of a pharmaceutical product.

ABBREVIATED NEW DRUG APPLICATION



     In certain cases, where the objective is to develop a generic version of an approved product already on the market in controlled-release dosages, an ANDA may be filed in lieu of filing an NDA. Under the ANDA procedure, the FDA waives the requirement to submit complete reports of pre-clinical and clinical studies of safety and efficacy and instead requires the submission of bioequivalency data, that is, demonstration that the generic drug produces the same effect in the body as its brand-name counterpart and has the same pharmacokinetic profile, or change in blood concentration over time. The ANDA procedure would be available to us for a generic version of a drug product approved by the FDA. In certain cases, an ANDA applicant may submit a suitability petition to the FDA requesting permission to submit an ANDA for a drug product that differs from a previously approved reference drug product (the "Listed Drug ") when the change is one authorized by statute. Permitted variations from the Listed Drug include changes in: (1) route of administration, (2) dosage form, (3) strength and (4) one of the active ingredients of the Listed Drug when the Listed Drug is a combination product. The FDA must approve the petition before the ANDA may be submitted. An applicant is not permitted to petition for any other kinds of changes from listed drugs. The information in a suitability petition must demonstrate that the change from the Listed Drug requested for the proposed drug product may be adequately evaluated for approval without data from investigations to show the proposed drug product's safety or effectiveness. The advantages of an ANDA over an NDA include reduced research and development costs associated with bringing a product to market, and generally a shorter review and approval time at the FDA.


PATENT CERTIFICATION AND EXCLUSIVITY ISSUES


     ANDAs are required to include certifications with respect to any third party patents that claim the Listed Drug or that claim a use for the Listed Drug for which the applicant is seeking approval. If applicable third party patents are in effect and this information has been submitted to the FDA, the FDA must delay approval of the ANDA until the patents expire. If the applicant believes it will not infringe the patents, it can make a patent certification to the holder of patents on the drug for which a generic drug approval is being sought, which may result in patent infringement litigation which could delay the FDA approval of the ANDA for up to 30 months. If the drug product covered by an ANDA were to be found by a court to infringe another company's patents, approval of the ANDA could be delayed until the patents expire. Under the Food Drug and Cosmetic Act ("FDC"), the first filer of an ANDA with a "non-infringement" certification is entitled to receive 180 days of market exclusivity. Subsequent filers of generic products would be entitled to market their approved product six months after the earlier of the first commercial marketing of the first filer's generic product or a successful defense of a patent infringement suit.


     Patent expiration refers to expiry of U.S. patents (inclusive of any extensions) on drug compounds, formulations and uses. Patents outside the United States may differ from those in the United States. Under U.S. law, the expiration of a patent on a drug compound does not create a right to make, use or sell that compound. There may be additional patents relating to a person's proposed manufacture, use or sale of a product that could potentially prohibit such person's proposed commercialization of a drug compound.

     The FDC contains non-patent market exclusivity provisions that offer additional protection to pioneer drug products and are independent of any patent coverage that might also apply. Exclusivity refers to the fact that the effective date of approval of a potential competitor's ANDA to copy the pioneer drug may be delayed or, in certain cases, an ANDA may not be submitted until the exclusivity period expires. Five years of exclusivity are granted to the first approval of a "new chemical entity." Three years of exclusivity may apply to products which are not new chemical entities, but for which new clinical investigations are essential to the approval. For example, a new indication for use, or a new dosage strength of a previously approved product, may be entitled to exclusivity, but only with respect to that indication or dosage strength. Exclusivity only offers protection against a competitor entering the market via the ANDA route, and does not operate against a competitor that generates all of its own data and submits a full NDA.

     If applicable regulatory criteria are not satisfied, the FDA may deny approval of an NDA or an ANDA or may require additional testing. Product approvals may be withdrawn if compliance with regulatory standards is not maintained or if problems occur after the product reaches the market. The FDA may require further testing and surveillance programs to monitor the pharmaceutical product that has been commercialized. Noncompliance with applicable requirements can result in additional penalties, including product seizures, injunction actions and criminal prosecutions.

CANADIAN REGULATION

     The requirements for selling pharmaceutical drugs in Canada are substantially similar to those of the United States described above.

INVESTIGATIONAL NEW DRUG APPLICATION


     Before conducting clinical trials of a new drug in Canada, we must submit a Clinical Trial Application ("CTA") to the Therapeutic Products Directorate ("TPD"). This application includes information about the proposed trial, the methods of manufacture of the drug and controls, pre-clinical laboratory and animal toxicology tests on the safety and potential efficacy of the drug, and information on any previously executed clinical trials with the new drug. If, within 30 days of receiving the application, the TPD does not notify us that our application is unsatisfactory, we may proceed with clinical trials of the drug. The phases of clinical trials are the same as those described above under "United States Regulation -- New Drug Application."

NEW DRUG SUBMISSION

     Before selling a new drug in Canada, we must submit a New Drug Submission ("NDS") or Supplemental New Drug Submission ("sNDS") to the TPD and receive a Notice of Compliance ("NOC") from the TPD to sell the drug. The submission includes information describing the new drug, including its proper name, the proposed name under which the new drug will be sold, a quantitative list of ingredients in the new drug, the methods of manufacturing, processing, and packaging the new drug, the controls applicable to these operations, the tests conducted to establish the safety of the new drug, the tests to be applied to control the potency, purity, stability and safety of the new drug, the results of bio-pharmaceutics and clinical trials as appropriate, the intended indications for which the new drug may be prescribed and the effectiveness of the new drug when used as intended. The TPD reviews the NDS or sNDS. If the submission meets the requirements of Canada's Food and Drugs Act and Regulations, the TPD will issue an NOC for the new drug.


     Where the TPD has already approved a drug for sale in controlled-release dosages, we may seek approval from the TPD to sell an equivalent generic drug through an Abbreviated New Drug Submission (ANDS). In certain cases, the TPD does not require the manufacturer of a proposed drug that is claimed to be equivalent to a drug that has already been approved for sale and marketed, to conduct clinical trials; instead, the manufacturer must satisfy the TPD that the drug is bioequivalent to the drug that has already been approved and marketed.



     The TPD may deny approval or may require additional testing of a proposed new drug if applicable regulatory criteria are not met. Product approvals may be withdrawn if compliance with regulatory standards is not maintained or if problems occur after the product reaches the market. Contravention of Canada's Food and Drugs Act and Regulations can result in fines and other sanctions, including product seizures and criminal prosecutions.


     Proposals have recently been made that, if implemented, would significantly change Canada's drug approval system. In general, the recommendations emphasize the need for efficiency in Canadian drug review. Proposals include establishment of a separate agency for drug regulation and modeling the approval system on those found in European Union countries. There is no assurance, however, that such changes will be implemented or, if implemented, will expedite the approval of new drugs.

     The Canadian government has regulations which can prohibit the issuance of an NOC for a patented medicine to a generic competitor, provided that the patentee or an exclusive licensee has filed a list of its Canadian patents covering that medicine with the Minister of Health and Welfare. After submitting the list, the patentee or an exclusive licensee can commence a proceeding to obtain an order of prohibition directed to the Minister prohibiting him or her from issuing an NOC. The minister may be prohibited from issuing an NOC permitting the importation or sale of a patented medicine to a generic competitor until patents on the medicine expire or the waiver of infringement and/or validity of the patent(s) in question is resolved by litigation in the manner set out in such regulations. There may be additional patents relating to a company's proposed manufacture, use or sale of a product that could potentially prohibit such company's proposed commercialization of a drug compound.

     Certain provincial regulatory authorities in Canada have the ability to determine whether the consumers of a drug sold within such province will be reimbursed by a provincial government health plan for that drug by listing drugs on formularies. The listing or non-listing of a drug on provincial formularies may affect the prices of drugs sold within provinces and the volume of drugs sold within provinces.

ADDITIONAL REGULATORY CONSIDERATIONS

     Sales of our products by our licensees outside the United States and Canada are subject to regulatory requirements governing the testing, registration and marketing of pharmaceuticals, which vary widely from country to country.

     Under the U.S. Generic Drug Enforcement Act, ANDA applicants (including officers, directors and employees) who are convicted of a crime involving dishonest or fraudulent activity (even outside the FDA regulatory context) are subject to debarment. Debarment is disqualification from submitting or participating in the submission of future ANDAs for a period of years or permanently. The Generic Drug Enforcement Act also authorizes the FDA to refuse to accept ANDAs from any company which employs or uses the services of a debarred individual. We do not believe that we receive any services from any debarred person.


     In addition to the regulatory approval process, pharmaceutical companies are subject to regulations under provincial, state and federal law, including requirements regarding occupational safety, laboratory practices, environmental protection and hazardous substance control, and may be subject to other present and future local, provincial, state, federal and foreign regulations, including possible future regulations of the pharmaceutical industry. We believe that we are in compliance in all material respects with such regulations as are currently in effect.

ENVIRONMENTAL LAWS

     We are subject to comprehensive federal, state, and provincial environmental laws and regulations that govern, among other things, air polluting emissions, waste water discharges, solid and hazardous waste disposal, and the remediation of contamination associated with current or past generation handling and disposal activities, including the past practices of corporations as to which we are the successor. We do not expect that compliance with such environmental laws will have a material effect on our capital expenditures, earnings or competitive position in the foreseeable future. There can be no assurance, however, that future changes in environmental laws or regulations, administrative actions or enforcement actions, or remediation obligations arising under environmental laws will not drain our capital expenditures, and affect our earnings or competitive position.

COMPETITION


     We compete in two related but distinct areas: we perform contract research and development work regarding controlled-release drug technology for other pharmaceutical companies, and we seek to develop and market (either on our own or by license to other companies) proprietary controlled-release pharmaceutical products. In both areas, our competition consists of those companies which develop controlled-release drugs and alternative drug delivery systems.



     In recent years, an increasing number of pharmaceutical companies have become interested in the development and commercialization of products incorporating advanced or novel drug delivery systems. These include both companies with one or a few drug development candidates, such as Scolr Pharma, Inc., Mistral Pharma Inc. and Labopharm Inc., and some major pharmaceutical companies with a broader range of products developed or in development such as Teva Pharmaceutical Industries Ltd., Impax Laboratories, Inc., Apotex, Inc., Sandoz, Inc., and Biovail Corporation. This list is certainly not exhaustive. We expect that competition in the field of drug delivery will significantly increase in the future since smaller specialized research and development companies are beginning to concentrate on this aspect of the business. Some of the major pharmaceutical companies have invested and are continuing to invest significant resources in the development of their own drug delivery systems and technologies and some have invested funds in such specialized drug delivery companies. Other companies may develop new drug formulations and products or may improve existing drug formulations and products more efficiently than we can. In addition, almost all of our competitors have vastly greater resources than we do. While our product development capabilities and patent protection may help us maintain a market position in the field of drug delivery, there can be no assurance that others will not be able to develop these capabilities, or alternative technologies outside the scope of our patents, if any, or that even if patent protection is obtained, these patents will not be successfully challenged in the future.


EMPLOYEES

     As of June 1, 2007, we had 33 full-time employees. Our employees are engaged in administration and research and development. None of our employees is represented by a labor union and we have never experienced a work stoppage. We believe relations with our employees are good.

DESCRIPTION OF PROPERTY

     On October 1, 2004, we entered into a 5-year lease agreement for a 25,000 square foot facility at 30 Worcester Road, Toronto, Ontario, Canada M9W 5X2, at approximately $100,000 Canadian per year. The lease term expires on October 1, 2009, with an option for an additional 5-year term at market rates. We use our facilities as a laboratory, office space, and current Good Manufacturing Practices ("cGMP") scale-up and small to medium-scale manufacturing.


     We commenced renovation and construction of our administrative facilities and cGLP research laboratories in November 2004 and construction of a cGMP manufacturing plant for solid oral dosage forms in the first quarter of 2005 at our 30 Worcester Road facility in Toronto. We completed work on this site in the second quarter of 2006. The cost of the build-out and equipping of our administrative, laboratory and manufacturing facility was approximately $1,685,000, with approximately $810,000 for plant and $950,000 for equipment. The facility now consists of approximately 4,900 sq. ft. for administrative space, 4,300 sq. ft. for R&D, 9,200 sq. ft. for manufacturing, and 3,000 sq. ft. for warehousing.

LEGAL PROCEEDINGS


     As of October 31, 2007, no pending litigation or threatened claim is outstanding that affects the operations of the Company. The only claim outstanding, as previously announced by the Company by a press release dated October 22, 2007, involves complaints by certain parties who have claimed to hold patents relating to a branded drug called FOCALIN XR(R) and who filed complaints alleging patent infringement against the Company and certain other parties. These complaints relate to an application by the Company that seeks the FDA's approval to commercialize generic versions of each of 4 strengths of FOCALIN XR(R). These generic drug products have been developed by the Company under a collaboration arrangement with Par Pharmaceutical, Inc. ("Par" or "Par Pharmaceutical") under which Par is responsible for litigation and its costs. Par is the agent for the Company in respect of its filing with the FDA for approval to commercialize the generic versions of FOCALIN XR(R). Lawsuits such as these are an ordinary and expected part of the process of obtaining approval to commercialize a generic drug product in the United States. The Company remains confident that the Company's generic versions of FOCALIN XR(R) do not infringe those patents. Together with its development partner, Par Pharmaceutical, the Company intends to vigorously defend against the complaints described above.



CONSULTING AGREEMENTS



                                   MANAGEMENT


EXECUTIVE OFFICERS, DIRECTORS, AND KEY EMPLOYEES

     The following are the names and certain information regarding our current Directors and Executive Officers:


NAME                AGE   POSITION
----                ---   --------
Isa Odidi           51    Chairman and Chief Executive Officer
Amina Odidi         49    President, Chief Operating Officer, Chief Financial
                          Officer, and Director
John N. Allport     61    Vice President, Legal Affairs and Licensing, and
                          Director
Patrick N. Yat      51    Vice President, Pharmaceutical Analysis and Chemistry
Arnold Beckett      87    Director
Kenneth Keirstead   66    Director
Bahadur Madhani     61    Director


     Pursuant to our bylaws, each director holds office until the next annual meeting of shareholders of the Company or until their successors are elected or appointed. Officers are appointed annually by the Board of Directors (subject to the terms of any employment agreement) to hold office until a successor has been appointed. Drs. Isa and Amina Odidi are husband and wife.

BACKGROUND OF EXECUTIVE OFFICERS AND DIRECTORS


     Dr. Isa Odidi has been the Chairman of the Board, Chief Executive Officer, Co-Chief Scientific Officer, and Chair of Scientific Advisory of IPC Corp. and IPC Inc. since their inception (2002 for IPC Corp. and 1998 for IPC Inc.). Dr. Odidi's work has been cited in textbooks and he has published over a hundred scientific and medical papers, articles and textbooks. Dr. Odidi has held senior positions in academia and in the pharmaceutical and health care industries. He currently holds a Chair as Professor of Pharmaceutical Technology at the Toronto Institute of Pharmaceutical Technology in Canada, and is an Adjunct Professor at the Institute for Molecular Medicine, California. Dr. Odidi received his B.S. degree in Pharmacy, from Ahmadu Bello University, Nigeria, and his M.S., Pharmaceutical

Technology, and Ph.D Pharmaceutics degrees from the University of London, England. He is also a graduate of the Western Executive Management Program at the Ivey School of Business, University of Western Ontario.



     DR. AMINA ODIDI, wife of Dr. Isa Odidi, has been President, Chief Operating Officer, Chief Financial Officer, Co-Chief Scientific Officer, and a director of IPC since 2002. From 1998 to 2002, Dr. Odidi was CEO and President of IPC Inc. She has had extensive experience developing and applying proprietary technologies to the development of controlled-release drug products for third-party pharmaceutical companies. Dr. Odidi has invented or co-invented various proprietary controlled delivery devices for the delivery of pharmaceutical, nutriceutical, biological, agricultural and chemical agents. Dr. Odidi received her B.S. degree in Pharmacy, from Ahmadu Bello University, Nigeria, and her M.S., Biopharmaceutics and Ph.D Pharmaceutics degrees from the University of London, England.


     JOHN N. ALLPORT has been Vice President since 2005. He was Director of Technology Licensing from 2001 to 2004. Mr. Allport has in excess of twenty years' experience in the field of intellectual property law as an attorney with the international IP firm Messrs. Sim, Hughes, Ashton & McKay of Toronto, working for and against many Fortune 100 companies. He has also been engaged to assist in the creation and exploitation of the extensive IP licensing interests of such international licensing giants as Walt Disney Corporation, the Canadian Olympic Association and the World Wildlife Fund.

     DR. PATRICK N. YAT has been Vice President since 2005. He was Director of Pharmaceutical Analysis and Chemistry for IPC and its Parent from 2001 to 2004. Dr. Yat's responsibilities include the development and validation of analytical methods for drug compounds and drug delivery systems under development, and the supervision and execution of all pre-formulation activities.

     ARNOLD BECKETT has been a director since October 2004. Dr. Beckett is a preeminent scientist and academic in the pharmaceutical industry. He has acted as a consultant during the past eight years for Smith, Kline and French (U.S. and U.K.), Smith and Nephew (U.K.), Searle (U.S.), Alza (U.S.), Robins (U.S.) and others. Dr. Beckett has published over 450 research papers, and has served as research supervisor for more than 90 prospective Ph.D. candidates at the University of London. He received his Ph.D., D.Sc., B.Sc., and F.R.Pharm.S. from the University of London, and has received honorary degrees from universities in Belgium, Sweden and Scotland. He was also involved in the founding of the American Association of Pharmaceutical Scientists (AAPS), among other numerous field memberships.


     KENNETH KEIRSTEAD has been a director since January, 2006. He is educated in clinical biochemistry and business administration. He has worked in the health care delivery and pharmaceutical industries for over 45 years. He was President and CEO, Sanofi Winthrop Canada Inc.; General Manager, Squibb Medical Systems International; President, Chemfet International and President, Quinton Instruments among other positions. Mr. Keirstead has published studies and reports on health care and related services topics. Since 1998 Mr. Keirstead's principal occupation has been as Executive Manager of the Lyceum Group, a Canadian consulting services company primiarly active in the heatlh care field, of which Mr Keirstad is the founder.



     BAHADUR MADHANI, an accountant, has been a director since March 31, 2006. He is a member of the advisory board of Quebecor Ontario and former chairman of United Way of Toronto. He was awarded membership in the Order of Canada in 2001. Since 1983, Mr. Madhani's principal occupation has been as President and CEO of Equiprop Management Limited, a Canadian property management company of which Mr. Madhani is the principal shareholder. At present, he is also the Chairman of the YMCA of Toronto.



SCIENTIFIC ADVISORY BOARD


     Our Scientific Advisors advise the Company on developments relating to controlled-release drug delivery technology. They have extensive experience in all related areas of pharmaceutical chemistry and controlled-release formulation development. The individuals listed below, together with Drs. Isa and Amina Odidi, are members of the Scientific Advisory team.


     DR. GARTH L. NICHOLSON is an internationally known scientist with a distinguished career in medical research, and was nominated for the Nobel Prize for his classical Fluid Mosaic Membrane Model. He is currently President, Chief Scientific Officer and Research Professor at the Institute for Molecular Medicine, California, a position he has held since before 2001. He is also a Professor at the Department of Internal Medicine, University of Texas Medical School since before 2001. He has published over 470 medical and scientific papers, edited 13 scientific books, served on the editorial board of 12 medical and scientific journals, and received several awards for his research. Dr. Nicholson has been retired for over five years.

     DR. JOHN M. NEWTON is an internationally renowned pharmaceutical scientist with a distinguished career in pharmaceutical research. Dr. Newton was formerly Professor and Head of Pharmaceutics, Department of Pharmaceutics, School of Pharmacy, University of London and Professor, Department of Pharmacy, Kings College, University of London. Dr. Newton has been retired for over five years.



     DR. KANJI TAKADA is a highly regarded pharmaceutical scientist and inventor with specialization in pharmacokinetics and biopharmaceutics. Dr. Takada is currently Professor and Head, Department of Pharmaceutics and Pharmacokinetics, Kyoto Pharmaceutical University, Kyoto, Japan, a position he has held since before 2001.



EMPLOYMENT AGREEMENTS


     Effective September 9, 2004, Drs. Isa and Amina Odidi entered into three-year employment agreements providing for annual compensation of $200,000 each per year with 20% annual increases.

                             EXECUTIVE COMPENSATION


     The following table sets forth information concerning the total compensation that we have paid or that has accrued on behalf of our chief executive officer and the next two most highly-paid officers of the Company. No other executive officer received annual compensation exceeding $100,000 during the fiscal years ending December 31, 2006, 2005 and 2004.


                         SUMMARY COMPENSATION TABLE (1)


                                                 RESTRICTED  SECURITIES   NON-EQUITY   NON-QUALIFIED
                                                   STOCK     UNDERLYING    INCENTIVE      DEFERRED      ALL OTHER
  NAME AND PRINCIPAL                      BONUS   AWARD(S)    OPTIONS/   COMPENSATION   COMPENSATION  COMPENSATION    TOTAL
       POSITION         YEAR  SALARY (2)   ($)       ($)      SARS (#)        ($)         EARNINGS         ($)         ($)
----------------------  ----  ----------  -----  ----------  ----------  ------------  -------------  ------------  --------
Isa Odidi, Chief        2006   $279,690    -0-       -0-         -0-          -0-           -0-            $8,581   $299,271
Executive Officer (4)   2005   $213,140    -0-       -0-         -0-          -0-           -0-             -0-     $213,140
                        2004   $118,837    -0-       -0-         -0-     5,000,000(3)       -0-             -0-     $118,837

Amina Odidi, President  2006   $279,690    -0-       -0-         -0-          -0-           -0-            $8,581   $288,271
and Chief Operating     2005   $213,140    -0-       -0-         -0-          -0-           -0-             -0-     $213,140
Officer (4)             2004   $118,837    -0-       -0-         -0-     5,000,000(3)       -0-             -0-     $118,837

John Allport,           2006   $105,000    -0-       -0-         -0-          -0-           -0-             -0-     $105,000
VP Legal Affairs &      2005   $ 95,000    -0-     100,000       -0-          -0-           -0-             -0-     $ 95,000
Licensing               2004   $ 31,667    -0-       -0-         -0-          -0-           -0-             -0-     $ 31,667


(1) The compensation described in this table does not include medical and dental insurance benefits received by the named executive officers, if applicable, which are available generally to all employees of the Company and certain perquisites and other personal benefits received by the named executive officers, the value of which does not exceed the lesser of $50,000 and 10% of any such officer's total salary and bonus disclosed in the table.

(2) Salaries are paid in Canadian dollars. All amounts are expressed in U.S. dollars converted at the exchange rate of US$0.8581 to Cdn$1.00 (2005 - US$0.8254; 2004 - US$0.7683) for the year ended December 31, 2006.

(3) Drs. Isa and Amina Odidi were issued an aggregate of 5,000,000 stock options in September 2004 to purchase an aggregate of 5,000,000 shares of our common stock at $2.00 per share. The options vest as follows: (a) 500,000 upon acceptance of a drug filing by the FDA, up to five drugs, and
     (b) 500,000 upon approval of a drug filing by the FDA, up to five drugs.


(4) As at December 31, 2006, we owed the Odidi's approximately $1,479,130 pursuant to an outstanding promissory note. This loan bears interest at the rate of 6% per annum, and is repayable from 25% of our revenues. As at June 30, 2007, the amount outstanding under the promissory note is $1,503,299.



                            COMPENSATION OF DIRECTORS


     Directors who are officers or employees of the Company are not compensated for their work as directors.

     Directors who are not officers or employees of the Company receive a monthly fee and have been granted one-time issuances of stock options as follows:


     Arnold Beckett - Monthly fee $2,000; 10,000 options at an exercise price of $2.00 per share, fully vested and exercisable any time from date of grant up to August 31, 2015.

     Kenneth Keirstead - Monthly fee of about $1,785 (equivalent of CAD$2,000); 10,000 stock options at an exercise price of $3.50 per share, fully vested and exercisable any time from date of grant up to March 31, 2008.

     Bahadur Madhani - Monthly fee of about $1,785 (equivalent of CAD$2,000); 10,000 stock options at a price of $3.50, fully vested and exercisable any time from date of grant up to March 31, 2008.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS



     As at December 31, 2006, we had an outstanding promissory note payable to Dr. Isa Odidi and Dr. Amina Odidi, principal stockholders, directors and executive officers, in the amount of $1,479,130 down from $1,733,678 as at December 31, 2005. As of June 30, 2007, there is $1,503,299 outstanding on the promissory note. The promissory note bears a 6% annual interest rate on the outstanding loan balance and the loan is secured by, and repayable in any month at the rate of, 25% of gross revenues.


     We believe that material affiliated transactions and loans, and business relationships entered into by us or our affiliates with certain of our officers, directors and principal stockholders or their affiliates were on terms no less favourable than we could have obtained from independent third parties. Any future transactions between us and our officers, directors or affiliates will be subject to approval by a majority of disinterested directors or stockholders in accordance with Delaware law.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information, as of June 1, 2007 with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of our executive officers, senior management and directors; and (iii) our directors, executive officers and senior management as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.


                                                         PERCENTAGE           PERCENTAGE
NAME (1)                             SHARES (2)     BEFORE OFFERING (3)   AFTER OFFERING (3)
--------                             ----------     -------------------   ------------------
Isa Odidi                            10,850,000(4)         65.38%               65.38%
Amina Odidi                                    (4)            --
John N. Allport                         500,000(5)          3.01%                   0
Patrick N. Yat                           50,000                *                    0
Arnold Beckett                           10,000(6)             *                    0
Kenneth Keirstead                        10,000(6)             *                    0
Bahadur Madhani                          10,000(6)             *                    0
All officers, directors and senior
   management as a group(7)          11,430,000            68.88%                   0



----------
*    Less than 1%


(1) Except as otherwise indicated, the address of each beneficial owner is c/o IntelliPharmaCeutics Ltd., 30 Worcester Road, Etobicoke, Ontario, Canada M9W 5X2.

(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to the shares shown. Except where indicated by footnote and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of voting securities shown as beneficially owned by them.

(3) Based on 16,594,568 shares of common stock issued and outstanding. Assumes the conversion of IPC Corp.'s Exchangeable Stock into our common stock, and the exercise of outstanding options and warrants (other than the 5,000,000 options held by the Odidi's which vest upon the achievement of certain FDA milestones), and the subsequent sale of all common stock acquired by exercise of the options and warrants.

(4) Represents 10,850,000 shares of Special Voting Stock in us held by IntelliPharmaCeutics Inc., which is controlled by Drs. Isa and Amina Odidi, and the Isa Odidi Family Trust, of which Drs. Isa and Amina Odidi are Trustees. Excludes options held by Drs. Isa and Amina Odidi to purchase 5,000,000 shares of common stock, which will vest upon the achievement of certain FDA milestones.


(5) Includes 300,000 shares of common stock owned by John Allport's wife, Patricia Marie Nugent.

(6)  Represents options to acquire shares of common stock.


                            DESCRIPTION OF SECURITIES



     Our authorized capital stock consists of 60,000,000 shares of capital stock, par value $.001, of which 40,000,000 shares are common stock and 20,000,000 shares are preferred stock that may be issued in one or more series at the discretion of the Board of Directors. 10,850,000 shares of our preferred stock have been designated as Special Voting Stock, and the remaining 9,150,000 shares of preferred stock have not been designated. As of the date hereof, 6,023,944 shares of common stock and 10,850,000 shares of Special Voting Stock were issued and outstanding.


COMMON STOCK

     The holders of the common stock, along with holders of Special Voting Stock as a single class, are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. We do not have cumulative voting rights in the election of directors, and accordingly, holders of a majority of the shares voting are able to elect all of the directors. Subject to preferences that may be granted to any then outstanding preferred stock, holders of common stock are entitled to receive dividends ratably, as may be declared by the Board of Directors out of funds legally available, as well as any distributions to the stockholders. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in all of our assets remaining after payment of liabilities and the liquidation preference of any then outstanding preferred stock. Holders of common stock have no preemptive or other subscription or conversion rights. There are no redemption or sinking fund provisions applicable to the common stock.

PREFERRED STOCK

     Shares of preferred stock may be issued from time to time in one or more series as may from time to time be determined by our Board of Directors. Our Board of Directors has authority, without action by the stockholders, to determine the voting rights, preferences as to dividends and liquidation, conversion rights and any other rights of such series. Any preferred shares, if and when issued in the discretion of the Board of Directors, may carry voting, conversion or other rights superior to those of the shares of common stock and may adversely affect the voting power and rights of the common stockholders. There are no shares of preferred stock currently outstanding, except as set forth below.

SPECIAL VOTING STOCK

     As of the date of this prospectus, we have designated and issued 10,850,000 shares of Special Voting Stock, par value $.001 per share, held by IPC Inc. The holder of Special Voting Stock, along with the holders of common stock as a single class, are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. In the event of our liquidation, dissolution, or winding-up, holders of Special Voting Stock have no preemptive or other subscription or conversion rights. There are no redemption or sinking fund provisions applicable to the Special Voting Stock. Upon issuance of shares of common stock to the holder of our IPC Corp.'s Exchangeable Stock, Special Voting Stock shares shall automatically be redeemed and cancelled, without any repayment of capital on the Special Voting Stock, on the basis of one share of Special Voting Stock for each share of common stock issued. Shares of Special Voting Stock are convertible at the sole option of the holder into shares of our common stock by exercising the exchange rights associated with the Exchangeable Stock, as described immediately below.

IPC CORP. EXCHANGEABLE STOCK

     We have reserved 10,850,000 shares of our common stock for issuance upon exchange of IPC Corp.'s Exchangeable Stock, $.001 par value. Upon exchange of the Exchangeable Stock, shares of our Special Voting Stock shall automatically be redeemed and cancelled, without any repayment of capital on the Special Voting Stock, on the basis of one share of Special Voting Stock for each share of Exchangeable Stock exchanged. Each share of Exchangeable Stock, among other things, (a) entitles the holder to voting rights in IPC Corp., (b) entitles the holder to receive Canadian dollar equivalent dividends equal to dividends paid on our common stock, (c) is exchangeable at the option of the holder, at his or her election from time to time upon 30 days' written notice, for one share of our common stock, plus an additional amount for declared and unpaid dividends; and
(d) entitles the holder, on our liquidation, or the liquidation of IPC Corp., to receive in exchange for each share of Exchangeable Stock, one share of our common stock, plus an amount for declared and unpaid dividends. Apart from the right to be treated by IPC Corp. as being economically equivalent to our common stock, the Exchangeable Stock does not have the right to receive any additional amount from IPC Corp. by way of dividends, or upon liquidation, dissolution, winding up or otherwise.



     No shares shall be authorized or issued in IPC Corp., except solely the shares of common stock that will all be owned by us, and the Exchangeable Stock described above. Except solely for economic equivalence with our common stock, the Exchangeable Stock has no right to share further in IPC Corp.'s assets, and no further shares will be authorized or issued in IPC Corp. that will have any preference or priority over the common stock to share in IPC Corp.'s assets. Apart from the right to be treated by IPC Corp. as being economically equivalent to our common stock, the Exchangeable Stock does not have the right to receive any additional amount from IPC Corp. by way of dividends, or upon liquidation, dissolution, winding up or otherwise.


OUTSTANDING WARRANTS AND OPTIONS

     As of the date of this prospectus, there were outstanding warrants to purchase 288,921 shares of common stock, 278,500 of which are exercisable at $3.00 per share, 5,000 of which are exercisable at $4.00 per share and 5,421 of which are exercisable at $3.50 per share.

     On September 10, 2004, we granted stock options to purchase 5,000,000 shares of our common stock to Drs. Isa and Amina Odidi. These options vest pursuant to attaining certain milestones. The options are exercisable at a price of $2.00 per share.


     Dr. Arnold Beckett, a Director, has been granted 10,000 options at an exercise price of $2.00 per share. These options are fully vested and exercisable any time up to August 31, 2015.



     Dr. David Filer, a service provider, has been granted 119,988 options at an exercise price of $3.00 per share. 29,997 of these options were granted in August 2005, are fully vested and expire on August 31, 2008. Dr. Filer provided services for the Company relating to the pharmaceutical industry and particular aspects of drug development opportunities from 2005 to 2007. The balance have been issued monthly from September 2005 at 3,333 per month, vest in full at the next fiscal quarter end after they are issued and expire 3 years after the date of grant.


     Kenneth Keirstead and Bahadur Madhani, Directors, have each been granted 10,000 options at an exercise price of $3.50 per share. These options are fully vested and exercisable any time up to March 31, 2008.

TRANSFER AGENT AND REGISTRAR

     Jersey Transfer & Registrar Company, Verona, New Jersey, serves as transfer agent and registrar for our common stock.

                         SHARES ELIGIBLE FOR FUTURE SALE

SHARES OUTSTANDING AND FREELY TRADABLE AFTER OFFERING


     We have 22,312,853 shares of common stock outstanding or subject to issuance pursuant to the terms of the outstanding warrants, options or Exchangeable Shares. The 4,557,068 shares in this offering will be freely tradable without restriction or limitation under the Securities Act.


EFFECT OF SUBSTANTIAL SALES ON MARKET PRICE OF COMMON STOCK

     We are unable to estimate the number of shares that may be sold in the future by our existing stockholders or the effect, if any, that such sales will have on the market price of the common stock prevailing from time to time. Sales of substantial amounts of common stock, or the prospect of such sales, could adversely affect the market price of the common stock. None of the Registrant, IntelliPharmaCeutics Inc., or Drs. Isa or Amina Odidi currently proposes to register any additional shares for public offering that would have a material effect on the price of the shares offered hereunder. However, subject to restrictions under applicable securities laws, we may be able to sell material quantities of our common stock, and IPC Inc. may be able to sell material quantities of common stock that it obtains on conversion of its Special Voting Stock or Exchangeable Stock, to private investors or into the public market. We have, and intend to continue to, offer common stock for sale in transactions exempt from the registration requirements of the Securities Act in quantities similar to past recent transactions (see "Recent Sales of Unregistered Securities") to raise additional working capital. Shares sold in such transactions may be registered in the future for resale to the public.



                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES


     The laws of the State of Delaware provide for the indemnification of our officers, directors and other eligible persons. We may enter into indemnification agreements with each of our current directors and executive officers which will provide for indemnification of, and advancement of expenses to, such persons for expenses and liability incurred by them by reason of the fact that they are or were a director, officer, or stockholder of IntelliPharmaCeutics Ltd., including indemnification under circumstances in which indemnification and advancement of expenses are discretionary under Delaware law.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                                  LEGAL MATTERS

     The validity of the common stock offered hereby will be passed upon for IntelliPharmaCeutics Ltd. by Michael H. Freedman, PLLC.

                                     EXPERTS

     Our financial statements as of and for the year ended December 31, 2006 included in this prospectus have been audited by Mintz & Partners LLP, independent public accountants, as stated in their report appearing herein and are so included herein in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. The financial statements were prepared under U.S. GAAP and audited in accordance with Public Company Accounting Oversight Board (United States) standards. Mintz & Partners LLP's authority as experts is in respect of these respective standards for the indicated period.

                             ADDITIONAL INFORMATION

     Following the effective date of the registration statement, of which this prospectus forms a part, IntelliPharmaCeutics Ltd. will be subject to the informational requirements of the Securities Exchange Act of 1934, and in accordance therewith will file reports, proxy or information statements and other information with the Securities and Exchange Commission. Any such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street, N.E., Washington, D.C. 20549. Copies of such material may be obtained from the Public Reference Section of the Commission at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's web site is http://www.sec.gov.

     IntelliPharmaCeutics Ltd. has filed with the Commission, a registration statement on Form SB-2 under the Securities Act of 1933 with respect to the common stock being offered hereby. As permitted by the rules and regulations of the Commission, this prospectus does not contain all the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to the Company and the common stock offered hereby, reference is made to the registration statement, and such exhibits and schedules. A copy of the registration statement, and the exhibits and schedules thereto, may be inspected without charge at the public reference facilities maintained by the Commission at the addresses set forth above, and copies of all or any part of the registration statement may be obtained from such offices upon payment of the fees prescribed by the Commission. In addition, the registration statement may be accessed at the Commission's web site. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, reference is made to the copy of such contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

Back Page



     Until 90 days from the Effective Date hereof, namely ____________________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters, and with respect to their unsold allotments or subscriptions.

                                                       INTELLIPHARMACEUTICS LTD.
                                               CONSOLIDATED FINANCIAL STATEMENTS
                           FOR THE FISCAL YEARS ENDED DECEMBER 31, 2006 AND 2005

                            INTELLIPHARMACEUTICS LTD.

                           DECEMBER 31, 2006 AND 2005

                                    CONTENTS

                                                                            PAGE

Consolidated Financial Statements:

      Independent Registered Chartered Accountants' Report                   F-3

      Consolidated Balance Sheets                                            F-4

      Consolidated Statements of Shareholders' Equity                        F-5

      Consolidated Statements of Operations and Deficit                      F-6

      Consolidated Statements of Cash Flows                                  F-7

      Notes to the Consolidated Financial Statements                  F-8 - F-17

[GRAPHICS LOGO]

             INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S REPORT

To the Shareholders of

IntelliPharmaCeutics Ltd.

We have audited the accompanying consolidated balance sheets of IntelliPharmaCeutics Ltd. as at December 31, 2006 and 2005 and the related consolidated statements of shareholders' equity, operations and deficit and cash flows for the years then ended. These consolidated financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of IntelliPharmaCeutics Ltd. as at December 31, 2006 and 2005 and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that IntelliPharmaCeutics Ltd. will continue as a going concern. As more fully described in Note 1, the company has incurred losses over the past years, which have significantly reduced cash reserves and depleted shareholders' equity. These conditions raise substantial doubt about the company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

Toronto, Ontario                                         /S/MINTZ & PARTNERS LLP

April 27, 2007                                           CHARTERED ACCOUNTANTS
                                                     Licensed Public Accountants

                                                                 [GRAPHICS LOGO]

                            INTELLIPHARMACEUTICS LTD.
                           CONSOLIDATED BALANCE SHEETS


AS AT DECEMBER 31                                                                     2006                       2005
---------------------------------------------------------------------------------------------------------------------------
                                   A S S E T S

CURRENT

     Cash and cash equivalents                                                  $         375,054         $       2,078,009
     Accounts receivable net of allowance of $18,019 (2005 - nil)                         224,174                    ---
     Investment tax credits                                                               762,652                   653,852
     Prepaid expenses and sundry assets                                                    17,666                    89,573
                                                                                -----------------         -----------------
                                                                                        1,379,546                 2,821,434

Property and equipment, net of accumulated amortization
     of $729,782 (2005 - $375,136) (Note 3)                                             1,647,112                 1,246,301
                                                                                -----------------         -----------------

                                                                                $       3,026,658         $       4,067,735
                                                                                =================         =================

                              L I A B I L I T I E S

CURRENT

     Accounts payable and accrued liabilities                                   $         448,566         $         750,163
     Unearned revenue                                                                     614,912                       ---
     Due to related parties (Note 4)                                                    1,503,299                 1,757,897
                                                                                -----------------         -----------------

                                                                                        2,566,777                 2,508,060
                                                                                -----------------         -----------------

COMMITMENTS AND CONTINGENCIES (Note 8 & 9)

                      S H A R E H O L D E R S' E Q U I T Y

CAPITAL STOCK (Note 5)

   Special Voting Shares - 20,000,000 authorized number of $0.001 par value
   shares: Issued and Outstanding: 10,850,000                                              10,850                    10,850
   Common Stock - 40,000,000 authorized number of $0.001 par value:
   Issued and Outstanding: 5,243,946 (2005 - 5,193,946)                                     5,244                     5,194

ADDITIONAL PAID IN CAPITAL                                                              6,961,156                 6,772,977

ACCUMULATED COMPREHENSIVE INCOME                                                         (105,619)                 (137,167)

DEFICIT                                                                                (6,411,750)               (5,092,179)
                                                                                ------------------        ------------------

                                                                                          459,881                 1,559,675
                                                                                -----------------         -----------------

                                                                                $       3,026,658         $       4,067,735
                                                                                =================         =================


/See accompanying notes

                            INTELLIPHARMACEUTICS LTD.
                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
             FOR THE FISCAL YEARS ENDING DECEMBER 31, 2006 AND 2005


                                           Amount
                                            of
                               Quantity   Special   Quantity          Additional     Share      Accumulated   Retained   Total
                               of Special  Voting     of      Common   Paid-In   Subscriptions Comprehensive Earnings/ Shareholders'
                                 Voting    Shares   Common    Shares   Capital     Received    Income (loss)  Deficit    Equity
                                 Shares      ($)     Shares    ($)       ($)        ($)              ($)         ($)      ($)

Balance, January 1, 2005       10,850,000   10,850 4,729,946    4,730  5,845,441       (13,000)    (139,328) (2,639,314)   3,069,379
   Receipt of cash for shares
    previously subscribed for                                                           13,000                                13,000

   Proceeds from private
    placement                                        464,000      464    927,536                                             928,000

   Foreign exchange
    translation gain (loss)                                                                            2,161                   2,161

   Net loss for the year                                                                                     (2,452,865) (2,452,865)
                              ------------------------------------------------------------------------------------------------------

Balance, December 31, 2005     10,850,000   10,850 5,193,946    5,194  6,772,977            --      (137,167)(5,092,179)   1,559,675
                              ------------------------------------------------------------------------------------------------------

   Proceed from private
    placement                                         50,000       50    174,950                                             175,000

   Issuance costs                                                        (12,250)                                           (12,250)

   Stock-based compensation                                               25,479                                              25,479

   Foreign exchange
    translation gain (loss)                                                                           31,548                  31,548

   Net loss for the year                                                                                     (1,319,571) (1,319,571)
                              ------------------------------------------------------------------------------------------------------
Balance, December 31, 2006     10,850,000   10,850 5,243,946    5,244  6,961,156            --      (105,619)(6,411,750)     459,881
                              ======================================================================================================

/See accompanying notes

                            INTELLIPHARMACEUTICS LTD.
                CONSOLIDATED STATEMENTS OF OPERATIONS AND DEFICIT

FOR THE FISCAL YEARS ENDING DECEMBER 31,                  2006                     2005
--------------------------------------------------------------------------------------------

REVENUES                                              $  1,490,310             $         --
                                                      ------------             ------------

EXPENSES
    Research and development                             1,034,914                  941,420
    Wages and benefits                                     400,769                  230,690
    General and administrative costs                       370,955                  443,260
    Occupancy costs                                        218,465                  190,837
    Marketing                                              349,465                  428,628
                                                      ------------             ------------

                                                         2,374,568                2,234,835
                                                      ------------             ------------

LOSS BEFORE ITEMS NOTED BELOW                             (884,258)              (2,234,835)

AMORTIZATION                                               354,646                  170,559
FOREIGN EXCHANGE LOSS                                       12,203                   21,979
INTEREST INCOME                                            (29,441)                 (70,317)
INTEREST EXPENSE                                            97,905                   95,809
                                                      ------------             ------------

NET LOSS                                                (1,319,571)              (2,452,865)

DEFICIT - Beginning of Year                             (5,092,179)              (2,639,314)
                                                      ------------             ------------

DEFICIT - End of Year                                 $ (6,411,750)            $ (5,092,179)
                                                      ============             ============

LOSS PER COMMON SHARE
     Loss per Common Share                            $      (0.08)            $      (0.16)
                                                      ============             ============

     Weighted average Common Shares
     and Special Voting Shares outstanding              16,059,193               15,711,226
                                                      ============             ============

/See accompanying notes

                            INTELLIPHARMACEUTICS LTD.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE FISCAL YEARS ENDING DECEMBER 31,                         2006                      2005
-----------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
    Loss for the year                                         $(1,317,571)                $(2,452,865)
    Items not affecting cash
      Amortization                                                354,646                     170,559
      Stock-based compensation                                     25,479                          --
                                                              -----------                 -----------

                                                                 (939,446)                 (2,282,306)
    Net change in non-cash operating items
      Accounts receivable                                        (224,172)                         --
      Investment tax credits                                     (108,800)                   (362,083)
      Prepaid expenses and sundry assets                           71,907                     (39,922)
      Accounts payable and accrued liabilities                   (301,597)                    527,385
      Unearned revenue                                            614,912                          --
                                                              -----------                 -----------

CASH FLOWS USED IN OPERATING ACTIVITIES                          (887,197)                 (2,156,926)
                                                              -----------                 -----------

CASH FLOWS FROM FINANCING ACTIVITIES
    Advanced (to) from related parties                           (254,598)                     53,622
    Capital stock issuance costs                                  (12,250)                         --
    Issuance of capital stock                                     175,000                     928,000
                                                              -----------                 -----------

CASH FLOWS (USED IN) PROVIDED BY FINANCING ACTIVITIES             (91,848)                    981,622
                                                              -----------                 -----------

CASH FLOWS FROM INVESTING ACTIVITIES
    Purchase of property and equipment                           (747,518)                 (1,020,945)
                                                              -----------                 -----------

CASH FLOWS USED IN INVESTING ACTIVITIES                          (747,518)                 (1,020,945)
                                                              -----------                 -----------

EFFECT OF EXCHANGE RATE                                            23,608                      23,369
                                                              -----------                 -----------

NET DECREASE IN CASH AND CASH EQUIVALENTS                      (1,702,955)                 (2,172,880)

CASH AND CASH EQUIVALENTS
     - Beginning of Year                                        2,078,009                   4,250,889
                                                              -----------                 -----------

CASH AND CASH EQUIVALENTS
     - End of Year                                            $   375,054                 $ 2,078,009
                                                              ===========                 ===========

SUPPLEMENTAL INFORMATION
    Interest received                                         $    29,411                 $    70,317
    Interest paid                                             $   (97,905)                $        --
    Income taxes paid                                         $        --                 $        --

/See accompanying notes

                            INTELLIPHARMACEUTICS LTD.

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 2006 AND 2005

1.    ORGANIZATION AND BASIS OF PRESENTATION


      Description of the Business and Basis of Consolidation


      IntelliPharmaCeutics Ltd. ("IPC Ltd." or the "Company") was incorporated under the laws of the State of New York on February 23, 1988 as Ready Capital Corp. IPC Ltd did not commence principal operations until 2004 when it reincorporated itself in the State of Delaware, changed its name to IntelliPharmaCeutics Ltd. and acquired an interest in IntelliPharmaCeutics Corp., a Nova Scotia company ("IPC Corp."). This was a reverse acquisition transaction that resulted in the former shareholder of IPC Corp. controlling both the Company and IPC Corp., and IPC Corp. being treated as the accounting acquirer and parent company under generally accepted accounting principles, with no other outside party holding an equity interest in such company and such acquirer and the acquired company consolidated on this basis. IPC Corp. is engaged in the research, development, licensing and marketing of both new and generic controlled release pharmaceutical products. These consolidated financial statements include the accounts of IPC Corp. as well as those of IPC Ltd. All significant inter-company accounts and transactions have been eliminated on consolidation. The accompanying consolidated financial statements have been prepared in accordance with United States generally accepted accounting principles.

      Going Concern

      The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and liabilities in the normal course of business. Accordingly, they do not include any adjustments relating to the realization of the carrying value of assets or the amounts and classification of liabilities that might be necessary should the company be unable to continue as a going concern. The Company is accumulating losses, working capital is negative and cash flow from operations is negative. The Company's business is the development of new and generic controlled release drugs which currently require to be funded via the issuance of common stock from the treasury of the Company or the assumption of additional liability until such activity can be fully funded from internally generated cash flows. The Company generates cash flows internally via its current and future development contracts which provide upfront fees, milestone payments, reimbursement of certain expenditures and the eventual royalty income, upon commercialization of its products, for which no assurances can be given. The continuance of the Company as a going concern is dependent on its future profitability and on the on-going support of its shareholders whose loan can only be repaid from revenues as described in Note 4, affiliates and creditors in addition to the Company's ability to raise additional funds.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Cash and Cash Equivalents

      Cash and cash equivalents include demand deposits with banks, money market accounts, and other short-term investments with original maturities of 90 days or less. Balances of cash and cash equivalents in financial institutions may at times exceed the government-insured limits. Bank borrowings are considered to be financing activities.

      Investment Tax Credits

      The investment tax credits receivable are recoverable from the Government of Canada under the Scientific Research & Experimental Development incentive program. The amounts claimed under the program represent management's best estimate based on research and development costs incurred during the period. Realization is subject to government approval. Any adjustment to the amounts claimed will be recognized in the year in which the adjustment occurs. Investment tax credits (ITCs) claimed relating to current expenditures are credited to the related expense. ITCs claimed relating to capital expenditures are credited to the property and equipment.

                            INTELLIPHARMACEUTICS LTD.

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 2006 AND 2005

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

      Property and Equipment

      Property and equipment are recorded at cost including interest capitalized on assets under construction. Repairs and maintenance expenditures are charged to income; major betterments and replacements are capitalized. Depreciation and amortization rates are as follows:

Computer equipment                     30% of the declining balance
Computer software                      50% of the declining balance
Furniture and fixtures                 20% of the declining balance
Laboratory equipment                   20% of the declining balance
Leasehold improvements                 Straight line over the term of the lease

      Revenue Recognition

      Revenue arrangements that include multiple deliverables are accounted for in accordance with Emerging Issues Task Force EITF 00-21 "Revenue Arrangements with Multiple Deliverables", are divided into separate units of accounting if the deliverables meet certain criteria, including whether the fair value of the delivered items can be determined and whether there is evidence of fair value of the undelivered items. In addition, the consideration is allocated among the separate units of accounting based on their fair values, and the applicable revenue recognition criteria are considered separately for each of the separate units of accounting.

      The Company recognizes revenue in accordance with guidelines contained in Staff Accounting Bulletin SAB 104.

      Non-refundable upfront licensing fees, including product opt-ins, and certain guaranteed, time-based payments that require the Company continuing involvement in the form of development, manufacturing or other commercialization efforts by the Company are recognized as revenue over the development period if development risk is significant, or over the manufacturing period or estimated product useful life if development risk has been substantially eliminated.

      Milestone payments are recognized as revenue on a percentage-of-completion basis determined when milestones, as defined in the contract, are achieved and the Company has no further obligations to meet. Milestones progress is measured based on stages completed relative to the overall contract.

      Revenues derived from reimbursements of costs associated with the development of product candidates are recorded in compliance with EITF Issue 99-19, "Reporting Revenue Gross as a Principal Versus Net as an Agent" ("EITF 99-19"). According to the criteria established by EITF 99-19, in transactions where the Company act as a principal, with discretion to choose suppliers, bear credit risk and perform part of the services required in the transaction, the Company believe it has met the criteria to record revenue for the gross amount of the reimbursements.

      The Company recognizes revenue from royalties based on licensees' sales of the Company's products or technologies. Royalties are recognized as earned in accordance with the contract terms when royalties from licensees can be reasonably estimated and collectibility is reasonably assured. For the majority of the Company's royalty revenues, estimates are made using historical and forecasted sales trends and used as a basis to record amounts in advance of amounts collected. To date, the Company has not yet recognized any royalty revenues.

                            INTELLIPHARMACEUTICS LTD.

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 2006 AND 2005

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

      Unearned Revenue

      Unearned revenue represents the funds received on contractual obligations from clients, for which the revenues have not yet been recognized as earned.

      Research and Development Costs

      Research and development costs are expensed as incurred in accordance with SFAS No. 2. However, materials and equipment are capitalized and depreciated over their useful lives if they have alternative future uses. Eligible investment tax credits are netted against the related expenses or capital property.

      Income taxes

      The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, Accounting for Income Taxes. Under SFAS No. 109, deferred tax assets and liabilities are determined based on temporary differences between the financial statement and tax bases of assets and liabilities and net operating loss and credit carry forwards, using enacted tax rates in effect for the year in which the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized. A provision for income tax expense is recognized for income taxes payable for the current period, plus the net changes in deferred tax amounts.

      Use of Estimates

      The preparation of consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenue and expenses for the periods reported. Actual results could differ from those estimates.

      Costs of Raising Capital

      Incremental costs incurred in respect of raising capital are charged against equity proceeds raised.

      Translation of Foreign Currencies

      In accordance with SFAS No. 52, "Foreign Currency Translation", the financial statements of certain affiliates of the Company are measured using local currency (Canadian dollar) as the functional currency. Assets and liabilities have been translated at period-end exchange rates and related revenue and expenses have been translated at average exchange rates. Gains and losses resulting from the translation of affiliates' financial statements are included as a separate component of shareholders' equity.

      Fair Value of Financial Instruments

      The Company estimates the fair value of its financial instruments based on current interest rates, quoted market values or the current price of financial instruments with similar terms. Unless otherwise disclosed herein, the carrying value of financial instruments, especially those with current maturities such as cash and cash equivalents, accounts receivable, short-term deposits, investment tax credits, accounts payable and accrued liabilities and due to related parties are considered to approximate their fair values.

      Shares Issued for Commercial Transaction

      Shares issued for commercial transaction are valued based on the value of the transaction. If that is not readily determinable, the fair value of shares at the time of the transaction is used as the basis for determination of the amount to be attributable to the related shares issued.

                            INTELLIPHARMACEUTICS LTD.

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 2006 AND 2005

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

      Stock-Based Compensation Plan

      In December 2004, the FASB issued Revised Statement of Financial Accounting Standards No. 123, Share-Based Payment (FAS 123R), which replaced FAS 123 and superseded APB Opinion No. 25, Accounting for Stock Issued to Employees. FAS 123R requires companies to measure the cost of services received in exchange for an award of equity instruments based on the grant-date fair value of the award, and to recognize that cost over the requisite service period.

      The Company adopted FAS 123R effective January 1, 2006, using a modified version of the prospective application. Under the modified prospective application, compensation cost is recognized on or after the effective date for all new and unvested awards, based on their grant-date fair value as calculated under FAS 123 for recognition.

      Allowance for Doubtful Accounts

      An allowance for doubtful accounts, if any, is estimated on a case by case basis after review of the outstanding receivable amounts and the probability of collection within reasonable period of time.

      Earnings (Loss) per Share

      Net earnings (loss) per share is reported in accordance with SFAS No. 128, "Earnings Per Share". SFAS No. 128 requires dual presentation of basic earnings per share ("EPS") and diluted EPS on the face of all statements of earnings, for all entities with complex capital structures. Diluted EPS reflects the potential dilution that could occur from common shares issuable through the exercise or conversion of stock options, restricted stock awards, warrants and convertible securities. In certain circumstances, the conversion of these options, warrants and convertible securities are excluded from diluted EPS if the effect of such inclusion would be anti-dilutive. Fully diluted loss per share is not provided, when the effect is anti-dilutive.

      Comprehensive Income

      The Company follows Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income". This statement establishes standards for reporting and display of comprehensive income and its components. Comprehensive income is net income plus certain items that are recorded directly to shareholders' equity bypassing net income. Other than foreign exchange gains and losses, the Company has no other comprehensive income
      (loss).

      Segment Information

      The Company follows SFAS No. 131 "Disclosures about Segments of an Enterprise and Related Information". SFAS No. 131 requires that the Company disclose its operations in the business segment as viewed by management.

      Recent Accounting Pronouncements

      In July 2006, the Financial Accounting Standards Board ("FASB") issued FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes -- an interpretation of FASB Statement No. 109" ("FIN 48"), which clarifies the accounting for uncertainty in tax positions. This Interpretation requires that we recognize in our consolidated financial statements, the impact of a tax position, if that position is more likely than not of being sustained upon examination, based on the technical merits of the position. FIN 48 also requires expanded disclosures including identification of tax positions for which it is reasonably possible that total amounts of unrecognized tax benefits will significantly change in the next twelve months, a description of tax

                            INTELLIPHARMACEUTICS LTD.

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 2006 AND 2005

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

      years that remain subject to examinations by major tax jurisdiction, a tabular reconciliation of the total amount of unrecognized tax benefits at the beginning and end of each annual reporting period, the total amount of unrecognized tax benefits that, if recognized, would affect the effective tax rate and the total amount of interest and penalties recognized in the statement of operations and financial position. The provisions of FIN 48 are effective as of the beginning of the 2007 calendar year, with the cumulative effect of the change in accounting principle recorded as an adjustment to opening retained earnings. We are currently evaluating the impact that the adoption of FIN 48 will have on our future results of operations and financial position.

      In September 2006, the FASB issued Statement of Financial Accounting Standards ("SFAS") No. 157," Fair Value Measures." SFAS No. 157 defines fair value, establishes a framework for measuring fair value and enhances disclosures about fair value measures required under other accounting pronouncements, but does not change existing guidance as to whether or not an instrument is carried at fair value. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007. We are currently evaluating the impact that the adoption of SFAS No. 157 will have on our future consolidated financial statements.

      In September 2006, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 108, "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements" ("SAB 108"), which provides interpretive guidance on the consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of a materiality assessment. SAB 108 is effective for fiscal years ending after November 15, 2006, allowing a one-time transitional cumulative effect adjustment to beginning retained earnings as of January 2006 for errors that were not previously deemed material, but are material under the guidance in SAB 108. We adopted SAB 108 in the fourth quarter of 2006 with no material impact to our consolidated financial statements.

      In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment of FASB Statement No. 115." SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value. Unrealized gains and losses on items for which the fair value option has been elected will be recognized in earnings at each subsequent reporting date. SFAS No. 159 is effective for us on January 1, 2008. We are evaluating the impact that the adoption of SFAS No. 159 will have on our future results of operations and financial position.

3.    PROPERTY AND EQUIPMENT

                                         December 31, 2006                           December 31, 2005
                                          Accumulated       Net Book                  Accumulated     Net Book
                                 Costs   Amortization          Value        Costs    Amortization        Value
                        --------------  -------------  -------------   ----------   -------------  -----------
Computer equipment      $      103,017  $      60,130  $      42,887   $   86,438   $      46,530  $    39,908
Computer software                9,925          4,588          5,337        3,085           3,085           --
Furniture and fixtures          74,867         32,825         42,042       65,974          21,388       44,586
Laboratory equipment         1,393,951        347,699      1,046,252      754,031         215,068      538,963
Leasehold improvements         795,134        288,540        510,594      711,909          89,065      622,844
                        --------------  -------------  -------------   ----------   -------------  -----------
                        $    2,376,894  $     729,782  $   1,647,112   $1,621,437   $     375,136  $ 1,246,301
                        ==============  =============  =============   ==========   =============  ===========

      Amortization during the year ending December 31, 2006 was $354,646 (2005 - $170,559)

                            INTELLIPHARMACEUTICS LTD.

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 2006 AND 2005

4.    DUE TO RELATED PARTIES

      Amounts due to the related parties are payable to entities controlled by shareholders, officers or directors of the Company, as are transactions with these related parties.

                                                                               2006                  2005
                                                                            ----------            ----------
Promissory note payable to related parties, unsecured, 6% annual interest rate on the outstanding loan balance and the loan is secured by and repayable in any month at the rate
 of 25% of gross revenues.  (December 31, 2006 -
 CA$1,723,193 December 31, 2005 - CA$2,016,267)                             $1,479,130             1,733,678

IntelliPharmaCeutics Inc., an entity controlled by shareholders, officers and directors, unsecured, non-interest bearing with no fixed repayment terms.  (December 31, 2006 and December 31,
 2005 - CA$28,167)                                                              24,169                24,219
                                                                            ----------            ----------

                                                                            $1,503,299            $1,757,897
                                                                            ==========            ==========

      Interest calculated on the promissory note payable to shareholders for the period ended December 31, 2006 is $94,243 (2005 - $95,809). In the event of default on the promissory note, any amount unpaid from the date of demand shall bear interest at the rate of 1%, compounded monthly.

      Under the terms of the promissory note payable to related parties, a payment of $108,500 is outstanding and is accruing interest.

5.    CAPITAL STOCK

      The Company is authorized to issue up to 40,000,000 common shares with a par value of $0.001. Each common share entitles the holder to one vote. In addition, the Company is authorized to issue up to 20,000,000 preferred shares ("Special Voting Shares") with a par value of $0.001. The Special Voting Shares are not entitled to dividends or distributions from the Company and have voting rights only. They are redeemable without repayment of capital on a share-for-share basis, automatically, upon an exchange being made of equity shares in IPC Corp. for common shares of the Company on a share-for-share basis.

                            INTELLIPHARMACEUTICS LTD.

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 2006 AND 2005

6.    OPTIONS AND WARRANTS

      The Company currently issues stock options at the direction of the Board of Directors. To date, non-qualified stock options have been granted to directors, officers and employees under terms and conditions determined by the Board of Directors at the time the options are issued. Presented below is a summary of the stock options plan activity:

                                                                   Wt. Avg.                           Wt. Avg.
                                                                   Exercise          Options          Exercise
                                                  Number             Price         Exercisable          Price
                                              --------------    -------------    --------------    -------------
Balance, January 1, 2005                           5,000,000    $        2.00               Nil    $        2.00
Granted                                               53,329             3.00            53,329             3.00
                                              --------------    -------------    --------------    -------------

Balance, January 1, 2006                           5,053,329             2.00            53,329             2.81
Granted                                               59,996             3.17            59,996             3.17
                                              --------------    -------------    --------------    -------------

Balance, December 31, 2006                         5,113,325    $        2.02           133,325    $        3.00
                                              ==============    =============    ==============    =============

      Options outstanding and exercisable at December 31, 2006 are as follows:

                                     Outstanding                                        Exercisable
                                               Wt. Avg.          Wt. Avg.                          Wt. Avg.
                              Expiry           Remaining        Remaining                          Exercise
Price          Number          Date               Life        Exercise Price          Number        Price
------       ---------     -------------     -------------  -----------------     -------------  -----------
$2.00        5,000,000          N/A              Nil         $     2.00                    Nil         2.00
 2.00           10,000      2015-08-31           8.7               2.00                 10,000         2.00
 3.00           29,997      2008-08-31           1.7               3.00                 29,997         3.00
 3.00            3,333      2008-09-30           1.7               3.00                  3,333         3.00
 3.00            3,333      2008-10-31           1.8               3.00                  3,333         3.00
 3.00            3,333      2008-11-30           1.9               3.00                  3,333         3.00
 3.00            3,333      2008-12-31           2.0               3.00                  3,333         3.00
 3.50           10,000      2008-01-02           1.2               3.50                 10,000         3.50
 3.00            3,333      2009-01-31           2.1               3.00                  3,333         3.00
 3.00            3,333      2009-02-28           2.2               3.00                  3,333         3.00
 3.00            3,333      2009-03-31           2.2               3.00                  3,333         3.00
 3.50           10,000      2008-04-01           1.2               3.50                 10,000         3.50
 3.00            3,333      2009-04-30           2.3               3.00                  3,333         3.00
 3.00            3,333      2009-05-31           2.4               3.00                  3,333         3.00
 3.00            3,333      2009-06-30           2.5               3.00                  3,333         3.00
 3.00            3,333      2009-07-30           2.6               3.00                  3,333         3.00
 3.00            3,333      2009-08-31           2.7               3.00                  3,333         3.00
 3.00            3,333      2009-09-30           2.7               3.00                  3,333         3.00
 3.00            3,333      2009-10-31           2.8               3.00                  3,333         3.00
 3.00            3,333      2009-11-30           2.9               3.00                  3,333         3.00
 3.00            3,333      2009-12-31           3.0               3.00                  3,333         3.00

                            INTELLIPHARMACEUTICS LTD.

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 2006 AND 2005

6.    OPTIONS AND WARRANTS - continued

      Prior to adoption of SFAS 123R, it requires that entities account for awards for stock-based compensation to employees in accordance with APB No. 25 to present pro forma disclosures of net income and earnings per share as if compensation cost was measured at the date of grant based on fair value of the award. The fair value for these options was estimated at the date of grant using a Black-Scholes option-pricing model with the following weighted-average assumptions:

                                           2006            2005
                                        ----------     -------------
Expected life of the option             2-3 years      3 - 10 years
Risk free interest rate                   5.0%             5.0%
Expected volatility                       50.0%            50.0%
Expected dividend yield                   0.0%             0.0%

      The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

      Of the options granted, 5,000,000 shall vest upon certain milestones having been met. As none of these milestones have been met, these options remain un-exercisable. On a Pro-forma basis, when the milestones are met, a compensation expense of approximately $4,428,000 will be recognized.

      The Company has 228,500 warrants issued and outstanding as at December 31, 2006 (2005 - 278,500). The expiry date of the warrants which can be exercised, have the following expiry dates:

Number of Warrants                Expiry Date
      228,500                September 10, 2007

      No fair value was attributed to the warrants as at the time of issuance as there was no market value of the common shares for which to base the fair market value of the warrants.

      In addition to the above, Company has contractual agreed to issue the following options, but have not yet been granted:

Options                     Expiry Date               Exercise price
  4,000                  December 31, 2008                 $4.00
 10,000                   To be Determined                  3.00

                            INTELLIPHARMACEUTICS LTD.

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 2006 AND 2005

7.    PROVISION FOR INCOME TAX

      The Company files US Federal income tax returns for its US operations. Separate income tax returns are filed, as locally required.

      The total provision for income taxes differs from that amount which would be computed by applying the United States federal income tax rate to income (loss) before provision for income taxes. The reasons for these differences are as follows:

Year Ended December 31,                                         2006                             2005
                                                      Amount             %             Amount             %
                                                   -------------    ---------       -------------    ---------
Statutory income tax rate (recovery)               $  (461,850)       (35.0)        $  (858,503)       (35.0)
Benefit of tax loss and other temporary
differences not recognized                             461,850         35.0             858,503         35.0
                                                   -----------      ---------       -----------      -------

                                                   $       Nil          0.0         $       Nil          0.0
                                                   ===========      =======         ===========      =======

      The Company recognizes deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities and net operating loss carry-forwards. Significant temporary differences and carry-forwards are as follows:

Year Ended December 31,                                       2006                               2005
                                                 Component        Tax Effect          Component      Tax Effect
                                              --------------    -------------       -------------    -----------
Tax loss benefit                              $    5,527,000    $   1,934,000       $   5,943,000    $ 2,080,050
Less valuation allowance                          (5,527,000)      (1,934,000)         (5,943,000)    (2,080,050)
                                              --------------    -------------       -------------    -----------

Net deferred tax assets                       $          Nil    $         Nil       $         Nil    $       Nil
                                              ==============    =============       =============    ===========

      At December 31, 2006, the Company had cumulative net operating losses carried forward of approximately $292,000 and $5,052,000 in the United States and Canada respectively. These amounts will expire in various years through 2026. The related deferred tax assets have been completely offset by a valuation allowance. The Company has no significant deferred tax liabilities.

8.    COMMITMENTS

      In connection with the Company's operating and capital leases the Company is responsible for minimum principal payments. The Company's minimum future payments as at December 31, 2006 are approximately as follows:

2007                                                       880,369
2008                                                       825,413
2009                                                       962,218
20010                                                      746,496
Thereafter                                                      --
                                                     -------------

                                                     $   3,414,496
                                                     =============

                            INTELLIPHARMACEUTICS LTD.

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 2006 AND 2005

9.    CONTINGENCIES

      From time to time, the Company may be exposed to claims and legal actions in the normal course of business, some of which may be initiated by the Company. As at December 31, 2006, no pending litigation or threatened claim is outstanding.

10.   FINANCIAL INSTRUMENTS

      a) Fair Value

      Fair value estimates of financial instruments are made at a specific point in time, based on relevant information about financial markets and specific financial instruments. As these estimates are subjective in nature, involving uncertainties and matters of significant judgement, they cannot be determined with precision. Changes in assumptions can significantly affect estimated fair values.

      The carrying value of cash and cash equivalents, accounts receivable, investment tax credits, accounts payable and accrued liabilities and amounts due to related parties approximates their fair value because of the short-term nature of these instruments.

      b) Interest rate and credit risk

      Interest rate risk is the risk that the value of a financial instrument might be adversely affected by a change in the interest rates. In seeking to minimize the risks from interest rate fluctuations, the Company manages exposure through its normal operating and financing activities.

      Trade accounts receivable potentially subjects us to credit risk. We provide an allowance for doubtful accounts equal to the estimated losses expected to be incurred in the collection of accounts receivable.

11.   SEGMENTED INFORMATION

      The Company's operations comprise of a single reporting segment engaged in the research, development, licensing and marketing of both new and generic controlled release pharmaceutical products. As the operations comprise a single reporting segment, amounts disclosed in the financial statements for sales, earnings before income tax, amortization and total assets also represent segmented amounts. In addition, all of the Company's assets are in North America.

12.   COMPARATIVE FIGURES

      Certain comparative figures have been reclassified to conform to current year's financial statement presentation.

================================================================================

                                                       INTELLIPHARMACEUTICS LTD.


                             INTERIM CONSOLIDATED CONDENSED FINANCIAL STATEMENTS



                                          FOR THE SIX MONTHS ENDED JUNE 30, 2007


================================================================================

                            INTELLIPHARMACEUTICS LTD.


                                  JUNE 30, 2007



                                    CONTENTS



                                                                           PAGE
                                                                         ---------
Interim Consolidated Condensed Financial Statements:

   Consolidated Condensed Balance Sheets                                      F-20

   Interim Consolidated Condensed Statements of Shareholders' Equity          F-21

   Interim Consolidated Condensed Statements of Operations and Deficit        F-22

   Interim Consolidated Condensed Statements of Cash Flows                    F-23

   Notes to Interim Consolidated Condensed Financial Statements          F-24-F-33

                            INTELLIPHARMACEUTICS LTD
                      CONSOLIDATED CONDENSED BALANCE SHEETS



                                   (UNAUDITED)



AS AT                                                                         JUNE 30, 2007   DECEMBER 31, 2006
-----                                                                         -------------   -----------------
                                                                               (UNAUDITED)        (AUDITED)
                                                     ASSETS

CURRENT
   Cash and cash equivalents                                                   $    31,653       $   375,054
   Accounts receivable net of allowance of $0 (2006 - $18,019)                     428,531           224,174
   Investment tax credits                                                        1,268,660           762,652
   Prepaid expenses and sundry assets                                              113,800            17,666
                                                                               -----------       -----------
                                                                                 1,842,644         1,379,546
PROPERTY AND EQUIPMENT, net of accumulated
   amortization of $925,139 (2006 -- $729,782) (Note 3)                          1,603,729         1,647,112
                                                                               -----------       -----------
                                                                               $ 3,446,373       $ 3,026,658
                                                                               ===========       ===========

                                                  LIABILITIES

CURRENT
   Accounts payable and accrued liabilities                                    $   450,769       $   448,566
   Unearned revenue                                                                170,963           614,912
   Due to related parties (Note 4)                                               2,075,630         1,503,299
                                                                               -----------       -----------
                                                                                 2,697,362         2,566,777
                                                                               -----------       -----------
COMMITMENTS AND CONTINGENCIES (Note 8)

                                              SHAREHOLDERS' EQUITY

CAPITAL STOCK (Note 5)
   Special Voting Shares - 20,000,000 authorized number of $0.001 par value
      shares: Issued and Outstanding: 10,850,000                                    10,850            10,850
   Common Stock - 40,000,000 authorized number of $0.001 par value:
      Issued and Outstanding: 5,309,659 (2006-5,243,946)                             5,310             5,244
ADDITIONAL PAID IN CAPITAL                                                       7,199,457         6,961,156
ACCUMULATED COMPREHENSIVE INCOME                                                   (23,980)         (105,619)
DEFICIT                                                                         (6,442,626)       (6,411,750)
                                                                               -----------       -----------
                                                                                   749,011           459,881
                                                                               -----------       -----------
                                                                               $ 3,446,373       $ 3,026,658
                                                                               ===========       ===========


/See accompanying notes

                            INTELLIPHARMACEUTICS LTD.
        INTERIM CONSOLIDATED CONDENSED STATEMENTS OF SHAREHOLDERS' EQUITY
FOR THE SIX MONTHS ENDING JUNE 30, 2007 AND FISCAL YEAR ENDING DECEMBER 31, 2006
                                   (UNAUDITED)



                                                 Amount
                                                   of                                    Accumulated
                                     Quantity   Special   Quantity          Additional  Comprehensive   Retained       Total
                                    of Special   Voting      of     Common    Paid-In       Income      Earnings   Shareholders'
                                      Voting     Shares    Common   Shares    Capital       (loss)      /Deficit       Equity
                                      Shares      ($)      Shares     ($)       ($)          ($)          ($)            ($)
                                    ----------  -------  ---------  ------  ----------  -------------  ----------  -------------
Balance, January 1, 2006            10,850,000   10,850  5,193,946   5,194   6,772,977    (137,167)    (5,092,179)    1,559,675
   Proceeds from private placement                          50,000      50     174,950
   Issuance costs                                                              (12,250)                                 (12,250)
   Stock-based compensation                                                     25,479                                   25,479
   Foreign exchange translation
      gain (loss)                                                                           31,548                       31,548
   Net loss for the period                                                                             (1,319,571)   (1,319,571)
                                    ----------   ------  ---------   -----   ---------    --------     ----------    ----------
Balance, December 31, 2006          10,850,000   10,850  5,243,946   5,244   6,961,156    (105,619)    (6,411,750)      459,881
                                    ----------   ------  ---------   -----   ---------    --------     ----------    ----------
   Granting of stock options                                                     8,371                                    8,371
   Proceeds from private placement                          63,013      63     220,483                                  220,546
   Shares issued as compensation                             2,700       3       9,447                                    9,447
   Foreign exchange translation
      gain (loss)                                                                           81,639                       81,639
   Net loss for the period                                                                                (30,876)      (30,876)
                                    ----------   ------  ---------   -----   ---------    --------     ----------    ----------
Balance, June 30, 2007              10,850,000   10,850  5,309,659   5,310   7,199,457     (23,980)    (6,442,626)      749,011
                                    ==========   ======  =========   =====   =========    ========     ==========    ==========



/See accompanying notes

                            INTELLIPHARMACEUTICS LTD.
       INTERIM CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS AND DEFICIT
                                   (UNAUDITED)



                                                  THREE MONTHS ENDED           SIX MONTHS ENDED
                                                        JUNE 30                    JUNE 30
                                              -------------------------   -------------------------
                                                  2007          2006          2007         2006
                                              -----------   -----------   -----------   -----------
REVENUES                                      $   849,161   $   297,630   $ 1,333,380   $   809,323
                                              -----------   -----------   -----------   -----------
EXPENSES
   Research and development                       293,394       253,511       628,774       407,580
   Wages and benefits                              79,711       109,873       138,846       210,743
   General and administrative costs                28,947        60,367       119,806        87,000
   Occupancy costs                                 52,004        53,790       112,918       103,847
   Marketing                                       71,548       111,702       112,196       194,284
                                              -----------   -----------   -----------   -----------
                                                  525,602       589,243     1,112,539     1,003,454
                                              -----------   -----------   -----------   -----------
INCOME/(LOSS) BEFORE NOTED BELOW                  323,559      (291,613)      220,842      (194,131)
AMORTIZATION                                      100,679        73,561       195,502       135,749
FOREIGN EXCHANGE (GAIN) LOSS                       (6,172)       19,562       (10,256)       24,491
INTEREST INCOME                                    (1,026)       (6,722)       (4,374)      (20,947)
INTEREST EXPENSE                                   29,416        22,460        70,846        43,810
                                              -----------   -----------   -----------   -----------
NET INCOME/(LOSS)                                 200,662      (400,474)      (30,876)     (377,234)
DEFICIT - Beginning of Period                  (6,643,288)   (5,068,939)   (6,411,750)   (5,092,179)
                                              -----------   -----------   -----------   -----------
DEFICIT - End of Period                       $(6,442,626)  $(5,469,413)  $(6,442,626)  $(5,469,413)
                                              ===========   ===========   ===========   ===========
EARNINGS (LOSS) PER COMMON SHARE
   Basic                                      $      0.00   $     (0.02)  $     (0.01)  $     (0.02)
                                              ===========   ===========   ===========   ===========
   Diluted                                    $      0.00
                                              ===========
Weighted average Common Shares and Special
   Voting Shares outstanding                   16,146,726    16,043,946    16,120,336    16,043,946
                                              ===========   ===========   ===========   ===========
Weighted average Common Shares and Special
   Voting Shares outstanding - diluted         21,494,146
                                              ===========


/See accompanying notes

                            INTELLIPHARMACEUTICS LTD.
             INTERIM CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)



                                                 THREE MONTHS ENDED         SIX MONTHS ENDED
                                                      JUNE 30                    JUNE 30
                                              -----------------------   -------------------------
                                                 2007         2006          2007          2006
                                              ---------   -----------   -----------   -----------
CASH FLOWS FROM OPERATING ACTIVITIES
   Income/(Loss) for the period               $ 200,662   $  (400,474)  $   (30,876)  $  (377,234)
   Items not affecting cash
      Amortization                              100,679        73,561       195,502       135,749
      Stock-based compensation                    9,447         8,443        17,818        16,436
                                              ---------   -----------   -----------   -----------
                                                310,788      (318,470)      182,444      (225,049)
Net change in non-cash operating items
   Accounts receivable                         (109,316)     (132,151)     (204,357)     (132,151)
   Investment tax credits                      (290,825)     (192,387)     (506,008)     (364,773)
   Prepaid expenses and sundry assets           (99,370)       39,482      (108,527)       17,601
   Accounts payable and accrued liabilities     (12,413)       25,506         2,203      (276,680)
   Unearned revenue                            (225,806)           --      (443,949)           --
                                              ---------   -----------   -----------   -----------
CASH FLOWS USED IN OPERATING ACTIVITIES        (426,942)     (578,020)   (1,078,194)     (981,052)
                                              ---------   -----------   -----------   -----------
CASH FLOWS USED IN FINANCING ACTIVITIES
   Issuance of Common shares                     37,834            --       220,550            --
   Advances from/(to) related parties           291,084        96,731       572,331       (57,632)
                                              ---------   -----------   -----------   -----------
CASH FLOW (USED IN) PROVIDED BY FINANCING
   ACTIVITIES                                   328,918        96,731       792,881       (57,632)

CASH FLOWS USED IN INVESTING ACTIVITIES
   Purchase of property and equipment           (26,964)     (409,822)      (44,799)     (658,714)
                                              ---------   -----------   -----------   -----------
EFFECT OF FOREIGN EXCHANGE RATE ON CASH         (40,701)       91,302       (13,288)       84,061
                                              ---------   -----------   -----------   -----------
NET DECREASE IN CASH AND CASH EQUIVALENTS      (165,690)     (799,809)     (343,401)   (1,613,337)
CASH AND CASH EQUIVALENTS - Beginning of
   Period                                       197,343     1,264,481       375,054     2,078,009
                                              ---------   -----------   -----------   -----------
CASH AND CASH EQUIVALENTS - End of Period     $  31,653   $   464,672   $    31,653   $   464,672
                                              =========   ===========   ===========   ===========
SUPPLEMENTAL INFORMATION
   Interest received                          $   1,615   $    16,356   $     4,374   $    27,057
   Interest paid                                     --            --            --            --
   Income taxes paid                                 --            --            --            --


/See accompanying notes

                            INTELLIPHARMACEUTICS LTD.

        NOTES TO THE INTERIM CONSOLIDATED CONDENSED FINANCIAL STATEMENTS


                                  JUNE 30, 2007



                                   (UNAUDITED)



1.   ORGANIZATION AND BASIS OF PRESENTATION


     Description of the Business and Basis of Consolidation

     IntelliPharmaCeutics Ltd. ("IPC Ltd." or the "Company") was incorporated under the laws of the State of New York on February 23, 1988 as Ready Capital Corp. IPC Ltd did not commence principal operations until 2004 when it reincorporated itself in the State of Delaware, changed its name to IntelliPharmaCeutics Ltd., and acquired an interest in IntelliPharmaCeutics Corp., a Nova Scotia company ("IPC Corp."). IPC Corp. is engaged in the research, development, licensing and marketing of both new and generic controlled release pharmaceutical products.

     These consolidated financial statements include the accounts of IPC Corp. as well as those of IPC Ltd. All significant inter-company accounts and transactions have been eliminated on consolidation. The accompanying consolidated financial statements have been prepared in accordance with United States generally accepted accounting principles.

     Going Concern


     The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and liabilities in the normal course of business. Accordingly, they do not include any adjustments relating to the realization of the carrying value of assets or the amounts and classification of liabilities that might be necessary should the company be unable to continue as a going concern. The Company is accumulating losses, and its cash flow from operations is negative. The Company's business is the development of new and generic controlled release drugs which currently require to be funded via the issuance of common stock from the treasury of the Company or the assumption of additional liability until such activity can be fully funded from internally generated cash flows. The Company currently generates cash flows via its current and future development contracts which provide upfront fees, milestone payments, reimbursement of certain expenditures and the eventual royalty income, upon commercialization of its products, for which no assurances can be given. The continuance of the Company as a going concern is dependent on its future profitability and on the on-going support of its shareholders whose loan can only be repaid from revenues as described in Note 4, affiliates and creditors in addition to the Company's ability to raise additional funds.


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     These interim consolidated condensed financial statements, which have not been audited, should be read in conjunction with the audited financial statements for the year ended December 31, 2006. The methods and policies set forth in the year-ended audited consolidated condensed financial statements are followed in these interim consolidated condensed financial statements.

     All adjustments considered necessary for fair presentation have been included in these interim consolidated condensed financial statements, however, operating results for the period presented are not indicative of the results that may be expected for the current full fiscal year.

     Cash and Cash Equivalents

     Cash and cash equivalents include demand deposits with banks, money market accounts, and other short-term investments with original maturities of 90 days or less. Balances of cash and cash equivalents in financial institutions may at times exceed the government-insured limits. Bank borrowings are considered to be financing activities.

                            INTELLIPHARMACEUTICS LTD.

        NOTES TO THE INTERIM CONSOLIDATED CONDENSED FINANCIAL STATEMENTS


                                  JUNE 30, 2007



                                   (UNAUDITED)



2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued


     Investment Tax Credits

     The investment tax credits receivable are recoverable from the Government of Canada under the Scientific Research & Experimental Development incentive program. The amounts claimed under the program represent management's best estimate based on research and development costs incurred during the period. Realization is subject to government approval. Any adjustment to the amounts claimed will be recognized in the year in which the adjustment occurs. Investment tax credits (ITCs) claimed relating to current expenditures are credited to the related expense. ITCs claimed relating to capital expenditures are credited to the property and equipment.

     Property and Equipment

     Property and equipment are recorded at cost including interest capitalized on assets under construction. Repairs and maintenance expenditures are charged to income; major betterments and replacements are capitalized. Depreciation and amortization rates are as follows:


Computer equipment       30% of the declining balance
Computer software        50% of the declining balance
Furniture and fixtures   20% of the declining balance
Laboratory equipment     20% of the declining balance
Leasehold improvements   Straight line over the term of the lease



     Revenue Recognition


     Revenue arrangements that include multiple deliverables are accounted for in accordance with Emerging Issues Task Force EITF 00-21 "Revenue Arrangements with Multiple Deliverables", are divided into separate units of accounting if the deliverables meet certain criteria, including whether the fair value of the delivered items can be determined and whether there is evidence of fair value of the undelivered items. In addition, the consideration is allocated among the separate units of accounting based on their fair values, and the applicable revenue recognition criteria are considered separately for each of the separate units of accounting.


     The Company recognizes revenue in accordance with guidelines contained in Staff Accounting Bulletin SAB 104.


     Non-refundable upfront licensing fees, including product opt-ins, and certain guaranteed, time-based payments that require the Company continuing involvement in the form of development, manufacturing or other commercialization efforts by the Company are recognized as revenue over the development period if development risk is significant, or over the manufacturing period or estimated product useful life if development risk has been substantially eliminated.

     Milestone payments are recognized as revenue on a percentage-of-completion basis determined when milestones, as defined in the contract, are achieved and the Company has no further obligations to meet. Milestones progress is measured based on stages completed relative to the overall contract.

     Revenues derived from reimbursements of costs associated with the development of product candidates are recorded in compliance with EITF Issue 99-19, "Reporting Revenue Gross as a Principal Versus Net as an Agent" ("EITF 99-19"). According to the criteria established by EITF 99-19, in transactions where the Company act as a principal, with discretion to choose suppliers, bear credit risk and perform part of the services required in the transaction, the Company believe it has met the criteria to record revenue for the gross amount of the reimbursements.

                            INTELLIPHARMACEUTICS LTD.

        NOTES TO THE INTERIM CONSOLIDATED CONDENSED FINANCIAL STATEMENTS


                                  JUNE 30, 2007



                                   (UNAUDITED)



2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued


     The Company recognizes revenue from royalties based on licensees' sales of the Company's products or technologies. Royalties are recognized as earned in accordance with the contract terms when royalties from licensees can be reasonably estimated and collectibility is reasonably assured. For the majority of the Company's royalty revenues, estimates are made using historical and forecasted sales trends and used as a basis to record amounts in advance of amounts collected. To date, the Company has not yet recognized any royalty revenues.

     Unearned Revenue

     Unearned revenue represents the funds received on contractual obligations from clients, for which the revenues have not yet been recognized as earned.

     Research and Development Costs

     Research and development costs are expensed as incurred in accordance with SFAS No. 2. However, materials and equipment are capitalized and depreciated over their useful lives if they have alternative future uses. Eligible investment tax credits are netted against the related expenses or capital property.

     Income taxes

     The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, Accounting for Income Taxes. Under SFAS No. 109, deferred tax assets and liabilities are determined based on temporary differences between the financial statement and tax bases of assets and liabilities and net operating loss and credit carry forwards, using enacted tax rates in effect for the year in which the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized. A provision for income tax expense is recognized for income taxes payable for the current period, plus the net changes in deferred tax amounts.

     Use of Estimates

     The preparation of consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenue and expenses for the periods reported. Actual results could differ from those estimates.

     Costs of Raising Capital


     Incremental costs incurred in respect of raising capital are charged against equity proceeds raised.


     Translation of Foreign Currencies


     In accordance with SFAS No.52, "Foreign Currency Translation", the financial statements of certain affiliates of the Company are measured using local currency (Canadian dollar) as the functional currency. Assets and liabilities have been translated at period-end exchange rates and related revenue and expenses have been translated at average exchange rates. Gains and losses resulting from the translation of affiliates' financial statements are included as a separate component of shareholders' equity.

                            INTELLIPHARMACEUTICS LTD.

        NOTES TO THE INTERIM CONSOLIDATED CONDENSED FINANCIAL STATEMENTS


                                  JUNE 30, 2007



                                   (UNAUDITED)



2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued


     Fair Value of Financial Instruments

     The Company estimates the fair value of its financial instruments based on current interest rates, quoted market values or the current price of financial instruments with similar terms. Unless otherwise disclosed herein, the carrying value of financial instruments, especially those with current maturities such as cash and cash equivalents, accounts receivable, short-term deposits, investment tax credits, accounts payable and accrued liabilities and due to related parties are considered to approximate their fair values.

     Shares Issued for Commercial Transaction

     Shares issued for commercial transaction are valued based on the value of the transaction. If that is not readily determinable, the fair value of shares at the time of the transaction is used as the basis for determination of the amount to be attributable to the related shares issued.


     Stock-Based Compensation Plan


     In December 2004, the FASB issued Revised Statement of Financial Accounting Standards No. 123, Share-Based Payment (FAS 123R), which replaced FAS 123 and superseded APB Opinion No. 25, Accounting for Stock Issued to Employees. FAS 123R requires companies to measure the cost of services received in exchange for an award of equity instruments based on the grant-date fair value of the award, and to recognize that cost over the requisite service period.

     The Company adopted FAS 123R effective January 1, 2006, using a modified version of the prospective application. Under the modified prospective application, compensation cost is recognized on or after the effective date for all new and unvested awards, based on their grant-date fair value as calculated under FAS 123 for recognition.

     Allowance for Doubtful Accounts

     An allowance for doubtful accounts, if any, is estimated on a case by case basis after review of the outstanding receivable amounts and the probability of collection within reasonable period of time.

     Earnings (Loss) per Share

     Net earnings (loss) per share is reported in accordance with SFAS No. 128, "Earnings Per Share". SFAS No. 128 requires dual presentation of basic earnings per share ("EPS") and diluted EPS on the face of all statements of earnings, for all entities with complex capital structures. Diluted EPS reflects the potential dilution that could occur from common shares issuable through the exercise or conversion of stock options, restricted stock awards, warrants and convertible securities. In certain circumstances, the conversion of these options, warrants and convertible securities are excluded from diluted EPS if the effect of such inclusion would be anti-dilutive. Fully diluted loss per share is not provided, when the effect is anti-dilutive.

     Comprehensive Income

     The Company follows Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income". This statement establishes standards for reporting and display of comprehensive income and its components. Comprehensive income is net income plus certain items that are recorded directly to shareholders' equity bypassing net income. Other than foreign exchange gains and losses, the Company has no other comprehensive income
     (loss).

                            INTELLIPHARMACEUTICS LTD.

        NOTES TO THE INTERIM CONSOLIDATED CONDENSED FINANCIAL STATEMENTS


                                  JUNE 30, 2007



                                   (UNAUDITED)



2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued


     Segment Information

     The Company follows SFAS No. 131 "Disclosures about Segments of an Enterprise and Related Information". SFAS No. 131 requires that the Company disclose its operations in the business segment as viewed by management.

     Recent Accounting Pronouncements

     In July 2006, the Financial Accounting Standards Board ("FASB") issued FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes -- an interpretation of FASB Statement No. 109" ("FIN 48"), which clarifies the accounting for uncertainty in tax positions. This Interpretation requires that we recognize in our consolidated financial statements, the impact of a tax position, if that position is more likely than not of being sustained upon examination, based on the technical merits of the position. FIN 48 also requires expanded disclosures including identification of tax positions for which it is reasonably possible that total amounts of unrecognized tax benefits will significantly change in the next twelve months, a description of tax years that remain subject to examinations by major tax jurisdiction, a tabular reconciliation of the total amount of unrecognized tax benefits at the beginning and end of each annual reporting period, the total amount of unrecognized tax benefits that, if recognized, would affect the effective tax rate and the total amount of interest and penalties recognized in the statement of operations and financial position. The provisions of FIN 48 are effective as of the beginning of the 2007 calendar year, with the cumulative effect of the change in accounting principle recorded as an adjustment to opening retained earnings. We are currently evaluating the impact that the adoption of FIN 48 will have on our future results of operations and financial position.

     In September 2006, the FASB issued Statement of Financial Accounting Standards ("SFAS") No. 157," Fair Value Measures." SFAS No. 157 defines fair value, establishes a framework for measuring fair value and enhances disclosures about fair value measures required under other accounting pronouncements, but does not change existing guidance as to whether or not an instrument is carried at fair value. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007. We are currently evaluating the impact that the adoption of SFAS No. 157 will have on our future consolidated financial statements.

     In September 2006, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 108, "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements" ("SAB 108"), which provides interpretive guidance on the consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of a materiality assessment. SAB 108 is effective for fiscal years ending after November 15, 2006, allowing a one-time transitional cumulative effect adjustment to beginning retained earnings as of January 2006 for errors that were not previously deemed material, but are material under the guidance in SAB 108. We adopted SAB 108 in the fourth quarter of 2006 with no material impact to our consolidated financial statements.

     In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment of FASB Statement No. 115." SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value. Unrealized gains and losses on items for which the fair value option has been elected will be recognized in earnings at each subsequent reporting date. SFAS No. 159 is effective for us on January 1, 2008. We are evaluating the impact that the adoption of SFAS No. 159 will have on our future results of operations and financial position.

                            INTELLIPHARMACEUTICS LTD.

        NOTES TO THE INTERIM CONSOLIDATED CONDENSED FINANCIAL STATEMENTS


                                  JUNE 30, 2007



                                   (UNAUDITED)



3.   PROPERTY AND EQUIPMENT



                                      June 30, 2007                             December 31, 2006
                                       Accumulated     Net Book                    Accumulated       Net Book
                            Costs      Amortization      Value        Costs        Amortization        Value
                         ----------   -------------   ----------   ----------   -----------------   ----------
Computer equipment       $  113,333     $   72,888    $   40,445   $  103,017        $ 60,130       $   42,887
Computer software            13,909          6,829         7,080        9,925           4,588            5,337
Furniture and fixtures       81,894         40,505        41,389       74,867          32,825           42,042
Laboratory equipment      1,443,553       380, 959     1,062,594    1,393,951         347,699        1,046,252
Leasehold improvements      876,324        424,103       452,221      795,134         288,540          510,594
                         ----------     ----------    ----------   ----------        --------       ----------
                         $2,529,013     $  925,284    $1,603,729   $2,376,894        $729,782       $1,647,112
                         ==========     ==========    ==========   ==========        ========        ==========



     Amortization for the period ending June 30, 2007 was $195,502 (2006 - $135,749)



4.   DUE TO RELATED PARTIES


     Amounts due to the related parties are payable to entities controlled by shareholders, officers or directors of the Company, as are transactions with these related parties.


                                                                        2007         2006
                                                                     ----------   ----------
Promissory note payable to related parties, unsecured, 6% annual interest rate on the outstanding loan balance and the loan is secured by and repayable in any month at the rate
   of 25% of gross revenues.  (June 30, 2007 -
   CA$1,775,727 December 31, 2006 - CA$1,723,193)                    $1,666,698    1,479,130

IntelliPharmaCeutics Inc., an entity controlled by shareholders, officers and directors, unsecured, non-interest bearing with no fixed repayment terms.  (June 30, 2007 and December 31,
   2006 - CA$28,167)                                                     22,993       24,169

Short term loan payable to related parties, unsecured, 6% annual
   Interest rate on the outstanding loan balance and repayable
   on demand                                                            385,939           --
                                                                     ----------   ----------
                                                                     $2,075,630   $1,503,299
                                                                     ==========   ==========



     Interest calculated on the promissory note payable to shareholders for the period ended June 30, 2007 is $49,310 (2006 - $44,386). In the event of default on the promissory note, any amount unpaid from the date of demand shall bear interest at the rate of 1%, compounded monthly.



     Under the terms of the promissory note payable to related parties, a payment of $287,626 (2006 - $67,129) is currently due and is accruing interest.

                            INTELLIPHARMACEUTICS LTD.

        NOTES TO THE INTERIM CONSOLIDATED CONDENSED FINANCIAL STATEMENTS


                                  JUNE 30, 2007



                                   (UNAUDITED)



5.   CAPITAL STOCK


     The Company is authorized to issue up to 40,000,000 common shares with a par value of $0.001. Each common share entitles the holder to one vote. In addition, the Company is authorized to issue up to 20,000,000 preferred shares ("Special Voting Shares") with a par value of $0.001. The Special Voting Shares are not entitled to dividends or distributions from the Company and have voting rights only. They are redeemable without repayment of capital on a share-for-share basis, automatically, upon an exchange being made of equity shares in IPC Corp. for common shares of the Company on a share-for-share basis.


6.   OPTIONS AND WARRANTS


     The Company currently issues stock options at the direction of the Board of Directors. To date, non-qualified stock options have been granted to directors, officers and employees under terms and conditions determined by the Board of Directors at the time the options are issued. Presented below is a summary of the stock options plan activity:


                                         Wt. Avg.                 Wt. Avg.
                                         Exercise     Options     Exercise
                               Number      Price    Exercisable     Price
                             ---------   --------   -----------   --------
Balance, January 1, 2006     5,053,329   $   2.00      53,329     $ 2.81
Granted                         59,996       3.17      59,996       3.17
                             ---------   --------     -------     ------
Balance, December 31, 2006   5,113,325       2.02     113,325       3.00
Granted                          5,595       3.00       5,595       3.00
                             ---------   --------     -------     ------
Balance, June 30, 2007       5,118,920   $   2.02     118,920     $ 3.00
                             =========   ========     =======     ======



     Options outstanding and exercisable at June 30, 2007 are as follows:



                          Outstanding                            Exercisable
                    ----------------------                    -----------------
                                  Wt. Avg.      Wt. Avg.               Wt. Avg.
                      Expiry     Remaining      Remaining              Exercise
Price     Number       Date         Life     Exercise Price   Number     Price
-----   ---------   ----------   ---------   --------------   ------   --------
$2.00   5,000,000       N/A         Nil           $2.00         Nil      2.00
 2.00      10,000   2015-08-31      8.2            2.00       10,000     2.00
 3.00      29,997   2008-08-31      1.2            3.00       29,997     3.00
 3.00       3,333   2008-09-30      1.3            3.00        3,333     3.00
 3.00       3,333   2008-10-31      1.3            3.00        3,333     3.00
 3.00       3,333   2008-11-30      1.4            3.00        3,333     3.00
 3.00       3,333   2008-12-31      1.5            3.00        3,333     3.00
 3.50      10,000   2008-01-02      0.8            3.50       10,000     3.50

                            INTELLIPHARMACEUTICS LTD.

        NOTES TO THE INTERIM CONSOLIDATED CONDENSED FINANCIAL STATEMENTS


                                  JUNE 30, 2007



                                   (UNAUDITED)



7.   OPTIONS AND WARRANTS - continued



 3.00       3,333   2009-01-31      1.6            3.00        3,333     3.00
 3.00       3,333   2009-02-28      1.7            3.00        3,333     3.00
 3.00       3,333   2009-03-31      1.8            3.00        3,333     3.00
 3.50      10,000   2008-04-01      0.8            3.50       10,000     3.50
 3.00       3,333   2009-04-30      1.9            3.00        3,333     3.00
 3.00       3,333   2009-05-31      2.0            3.00        3,333     3.00
 3.00       3,333   2009-06-30      2.1            3.00        3,333     3.00
 3.00       3,333   2009-07-30      2.2            3.00        3,333     3.00
 3.00       3,333   2009-08-31      2.3            3.00        3,333     3.00
 3.00       3,333   2009-09-30      2.3            3.00        3,333     3.00
 3.00       3,333   2009-10-31      2.3            3.00        3,333     3.00
 3.00       3,333   2009-11-30      2.4            3.00        3,333     3.00
 3.00       3,333   2009-12-31      2.5            3.00        3,333     3.00
 3.00       3,333   2010-01-31      2.5            3.00        2,210     3.00
 3.00       2,262   2010-02-19      2.6            3.00        1,016     3.00


     Prior to adoption of SFAS 123R, it requires that entities account for awards for stock-based compensation to employees in accordance with APB No. 25 to present pro forma disclosures of net income and earnings per share as if compensation cost was measured at the date of grant based on fair value of the award. The fair value for these options was estimated at the date of grant using a Black-Scholes option-pricing model with the following weighted-average assumptions:


                                 2007         2006
                              ---------   ------------
Expected life of the option   2-3 years   3 - 10 years
Risk free interest rate          5.0%          5.0%
Expected volatility             50.0%         50.0%
Expected dividend yield          0.0%          0.0%


     The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

     Of the options granted, 5,000,000 shall vest upon certain milestones having been met. As none of these milestones have been met, these options remain un-exercisable. On a Pro-forma basis, when the milestones are met, a compensation expense of approximately $4,428,000 will be recognized.

                            INTELLIPHARMACEUTICS LTD.

        NOTES TO THE INTERIM CONSOLIDATED CONDENSED FINANCIAL STATEMENTS


                                  JUNE 30, 2007



                                   (UNAUDITED)



7.   OPTIONS AND WARRANTS - continued



     The Company has 228,500 warrants issued and outstanding as at June 30, 2007 (2006 - 228,500). The expiry date of the warrants which can be exercised, have the following expiry dates:



Number of Warrants       Expiry Date
------------------   ------------------
      228,500        September 10, 2007



     No fair value was attributed to the warrants as at the time of issuance as there was no market value of the common shares for which to base the fair market value of the warrants.


     In addition to the above, Company has contractual agreed to issue the following options, but have not yet been granted:


Options      Expiry Date      Exercise price
-------   -----------------   --------------
  4,000   December 31, 2008        $4.00
 10,000    To be Determined         3.00



8.   COMMITMENTS



          In connection with the Company's operating and capital leases the Company is responsible for minimum principal payments. The Company's minimum future payments as at June 30, 2007 are approximately as follows:



2007            831,020
2008            839,117
2009            976,187
2010            748,156
Thereafter           --
             ----------
             $3,394,480
             ==========



9.   FINANCIAL INSTRUMENTS


     a)   Fair Value

     Fair value estimates of financial instruments are made at a specific point in time, based on relevant information about financial markets and specific financial instruments. As these estimates are subjective in nature, involving uncertainties and matters of significant judgement, they cannot be determined with precision. Changes in assumptions can significantly affect estimated fair values.

     The carrying value of cash and cash equivalents, accounts receivable, investment tax credits, accounts payable and accrued liabilities and amounts due to related parties approximates their fair value because of the short-term nature of these instruments.

                            INTELLIPHARMACEUTICS LTD.



        NOTES TO THE INTERIM CONSOLIDATED CONDENSED FINANCIAL STATEMENTS



                                  JUNE 30, 2007



                                   (UNAUDITED)



     b)   Interest rate and credit risk


     Interest rate risk is the risk that the value of a financial instrument might be adversely affected by a change in the interest rates. In seeking to minimize the risks from interest rate fluctuations, the Company manages exposure through its normal operating and financing activities.

     Trade accounts receivable potentially subjects us to credit risk. We provide an allowance for doubtful accounts equal to the estimated losses expected to be incurred in the collection of accounts receivable. .


10.  SEGMENTED INFORMATION


     The Company's operations comprise of a single reporting segment engaged in the research, development, licensing and marketing of both new and generic controlled release pharmaceutical products. As the operations comprise a single reporting segment, amounts disclosed in the financial statements for sales, earnings before income tax, amortization and total assets also represent segmented amounts. In addition, all of the Company's assets are in North America.

11.  COMPARATIVE FIGURES


     Certain comparative figures have been reclassified to conform to current period's financial statement presentation.



12.  SUBSEQUENT EVENTS



     On August 1st 2007, Par Pharmaceutical Inc. a pharmaceutical company, purchased 714,285 common shares of the Company for the gross proceeds of $4,999,995 representing approximately 4.2% of the issued and outstanding assuming the exchange of the special voting shares for common shares.

                                     PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Delaware General Corporation Law ("DGCL") permits a Delaware corporation to indemnify a present or former director or officer of the corporation (and certain other persons serving at the request of the corporation in related capacities) for liabilities, including legal expenses, arising by reason of service in such capacity if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and in any criminal proceeding if such person had no reasonable cause to believe his conduct was unlawful. However, in the case of actions brought by or in the right of the corporation, no indemnification may be made with respect to any matter as to which such director or officer shall have been adjudged liable, except in certain limited circumstances. In addition, we may enter into Indemnification Agreements with our directors and executive officers in which we have agreed to indemnify such persons to the fullest extent now or hereafter permitted by the DGCL, including in circumstances in which indemnification and advancement of expenses are discretionary under the DGCL. The indemnification provided by the DGCL is not exclusive of any other rights to which a director or officer may be entitled. The general effect of the foregoing provisions may be to reduce the circumstances in which an officer or director may be required to bear the economic burden of the foregoing liabilities and expense. We intend to obtain a liability insurance policy for its directors and officers as permitted by the DGCL, which may extend to, among other things, liability arising under the Securities Act of 1933, as amended.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:


      NATURE OF EXPENSE         AMOUNT
      -----------------        --------
SEC Registration fee           $  5,000*
Transfer Agent Fees            $      0*
Accounting fees and expenses   $ 20,000*
Legal fees and expenses        $125,000*
Printing fees and expenses     $ 40,000*
Total                          $190,000*



*    Estimated


ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

     In October 2003, we issued 180,000 shares of common stock at a price of $0.20 per share to seven individuals and entities pursuant to Section 4(2) of the Securities Act of 1933, as amended.

     In March and April 2004, we issued 35,000 shares of common stock at a price of $0.20 per share to two entities pursuant to Section 4(2) of the Securities Act of 1933, as amended.

     In March 2004, we issued 20,000 shares of common stock, with a valuation of $0.20 per share to a former officer for services rendered pursuant to Section 4(2) of the Securities Act of 1933, as amended.

     In September 2004, we issued 250,000 share of common stock, with a valuation of $2.00 per share to employees/officers/entities for past services (see Note 6 to the Financial statements).

     In September 2004, we issued 10,850,000 Special Voting Shares at $0.001 per share to IPC Inc. in relation to the merger of IPC Corp. with our wholly owned Nova Scotia subsidiary.

     In September and December 2004, and September 2005, we issued 3,189,000 shares of common stock at $2.00 per share to accredited investors pursuant to Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended.

     On October 26, 2005, we issued 75,000 shares of common stock at $2.00 per share to Alan D. Wolfson pursuant to Regulation S of the Securities Act of 1933, as amended.


     On September 29, 2006, we issued 50,000 shares of common stock at $3.50 per share to R. Bruce McFarlane pursuant to Rule 506 of Regulation D and
Section 4(2) of the Securities Act of 1933, as amended.



     On May 7, 2007, we issued 61,713 shares of common stock at $3.50 per share to 13 investors pursuant to Rule 506 of Regulation D and Section 4(2) and Regulation S of the Securities Act of 1933, as amended.



     On June 30, 2007, we issued 4,000 shares of common stock among 40 employees at $3.50 per share pursuant to Rule 506 of Regulation D and Section 4(2) and Regulation S of the Securities Act of 1933, as amended.



     On August 1, 2007, we issued 714,285 shares of common stock to Par Pharmaceuticals, Inc. at $7.00 per share pursuant to Rule 506 of Regulation D and Section 4(2) and Regulation S of the Securities Act of 1933, as amended.




ITEM 27, INDEX OF EXHIBITS



EXHIBIT NO.   DESCRIPTION OF EXHIBIT
-----------   ----------------------
              Corporate
3(i)+         Articles of Incorporation
3(ii)+        By-Laws

              Shareholders Rights
4(i)+         Registration Rights Agreement
4(ii)+        Share Exchange Agreement
4(iii)+       Exchange and Support Agreement
4(iv)+        Voting and Support Agreement
4(v)+         Convertible Voting Share Provisions
4(vi)+        Exchangeable Share Provisions

5+            Opinion re: Legality

              Material Contracts
10(i)+        Stock Option Plan
10(ii)+       Employment; Dr. Isa Odidi, Chairman/CEO
10(iii)+      Employment; Dr. Amina Odidi, President/CFO/Director
10(iv)+       Lease of Premises
10(v)         Stock Purchase Agreement for issue of 714,285 shares to Par
              Pharmaceutical, Inc.

              Consents of Experts and Counsel
23(i)         Auditors' Consent
23(ii)+       Attorney's Consent (included as part of Exhibit 5)
24+           Power of Attorney (included in signature page)





+    Previously filed.


Flow Charts/Diagrams



99.1   Share Structure

99.2 The FDA Application and Approval Process for ANDA Drug Filings, as published by the FDA

99.3 The FDA Application and Approval Process for NDA Drug Filings, as published by the FDA

ITEM 28. UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

(1) To file a post-effective amendment to this Registration Statement during any period in which offers or sales are being made:

     (a) to include any Prospectus required by Section 10(a)(3) of the Securities Act;

     (b) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually, or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

     (c) to include any additional or changed material information on the plan of distribution.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) That, insofar as indemnification for liabilities arising from the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(4) That, for purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or Rule 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2/A and authorized this registration statement to be signed on its behalf by the undersigned in the city of Toronto, province of Ontario, Canada, on November 13, 2007.





                                        INTELLIPHARMACEUTICS LTD.




                                        /s/ Dr. Isa Odidi
                                        ----------------------------------------
                                        By: Dr. Isa Odidi, Chief Executive
                                            Officer




                                        /s/ Dr. Amina Odidi
                                        ----------------------------------------
                                        By: Dr. Amina Odidi, Chief Financial
                                            Officer and Director (Dr. Amina
                                            Odidi is the registrant's principal
                                            accounting officer)




                                        *
                                        ----------------------------------------
                                        By: John N. Allport, Director




                                        /s/ Dr. Isa Odidi
                                        ----------------------------------------
                                        By: Dr. Isa Odidi as Attorney-in-fact




* Attorney-in-fact pursuant to Power of Attorney previously provided as part of the Registration Statement.